\Feldman Financial Advisors, Inc.
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                                                   1725 K Street, NW o Suite 205
                                                           Washington, DC  20006
                                                                    202-467-6862
                                                              (Fax) 202-467-6963



================================================================================


                           Roma Financial Corporation
                            Robbinsville, New Jersey





                      Conversion Valuation Appraisal Report

                           Valued as of March 8, 2006





                                   Prepared By

                        Feldman Financial Advisors, Inc.
                                Washington, D.C.




================================================================================

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------
                                                   1725 K Street, NW o Suite 205
                                                           Washington, DC  20006
                                                                    202-467-6862
                                                              (Fax) 202-467-6963




March 8, 2006


Board of Directors
Roma Financial Corporation
2300 Route 33
Robbinsville, New Jersey 08691

Members of the Board:

         At your request, we have completed and hereby provide an independent appraisal (the "Appraisal") of the estimated pro forma market value of Roma Financial Corporation (the "Company") on a fully converted basis, as of March 8, 2006, in conjunction with the offer for sale of a minority interest of the Company's common stock (the "Stock Offering"). The Company is the mid-tier holding company of Roma Bank (the "Bank"). The Company will offer 30% of its outstanding shares of common stock for sale in subscription and community offerings to eligible depositors, the employee stock ownership plan, directors, officers and employees of the Company and the Bank, and then to the general public. In addition, Roma Financial Corporation intends to contribute to a charitable foundation to be established by Roma Bank 1% of its total common stock outstanding upon completion of the offering. The remainder of Roma Financial Corporation's outstanding common stock upon completion of this offering will be held by Roma Financial Corporation, MHC, the mutual holding company parent of Roma Financial Corporation. Roma Financial Corporation, MHC will own the remaining 69% of the Company's shares of common stock after the Stock Offering. The Appraisal is furnished pursuant to the filing by the Company of the Application for Approval of a Minority Stock Issuance by a Holding Company Subsidiary of a Mutual Holding Company (the "Application") with the Office of Thrift Supervision ("OTS").

         Feldman Financial Advisors, Inc. ("Feldman Financial") is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries. The background of Feldman Financial is presented in Exhibit
I. In preparing the Appraisal, we conducted an analysis of the Company that included discussions with the Company's management, the Company's legal counsel, Malizia Spidi & Fisch, LLP, and the Company's independent auditor, bmc (Beard Miller Company LLC). In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

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Board of Directors
Roma Financial Corporation
March 8, 2006
Page Two


         We also reviewed, among other factors, the economy in the Company's primary market area and compared the Company's financial condition and operating performance with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

         The Appraisal is based on the Company's representation that the information contained in the Application and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

         It is our opinion that, as of March 8, 2006, the estimated pro forma market value of the Company on a fully converted basis was within a range (the "Valuation Range") of $191,250,000 to $258,750,000 with a midpoint of $225,000,000. The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum. Assuming an additional 15% increase above the maximum value would result in an adjusted maximum of $297,562,500. As part of the Stock Offering, the Company will offer common stock equal to 30% of the aggregate pro forma market value for sale in a subscription and community offering. Thus, assuming an offering price of $10.00 per share of common stock, the Company will offer a minimum of 5,737,500 shares, a midpoint of 6,750,000 shares, a maximum of 7,762,500 shares, and an adjusted maximum of 8,926,875 shares. The aggregate pro forma market value of the common stock sold in the Stock Offering will range from $57,375,000 at the minimum and $67,500,000 at the midpoint to $77,625,000 at the maximum and $89,268,750 at the adjusted maximum.

         Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering. Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.


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Board of Directors
Roma Financial Corporation
March 8, 2006
Page Three


         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company's operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks. Should any such new developments or changes be material, in our opinion, to the valuation of the Company, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                                                Respectfully submitted,

                                                Feldman Financial Advisors, Inc


                                                /s/Trent R. Feldman

                                                Trent R. Feldman
                                                President


                                                /s/Greg Izydorczyk

                                                Greg Izydorczyk
                                                Vice President


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                                TABLE OF CONTENTS

  TAB                                                                       PAGE
  ---                                                                       ----

          INTRODUCTION ...................................................     1

   I. Chapter One - BUSINESS OF ROMA FINANCIAL CORPORATION
          General Overview................................................     4
          Financial Condition.............................................     7
          Income and Expense Trends.......................................    26
          Interest Rate Risk Management...................................    40
          Asset Quality...................................................    43
          Market Area.....................................................    47
          Summary Outlook.................................................    53

  II. Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS
          General Overview................................................    54
          Selection Criteria..............................................    55
          Recent Financial Comparisons....................................    59

  III. Chapter Three - MARKET VALUE ADJUSTMENTS
          General Overview................................................    71
          Earnings Prospects..............................................    72
          Market Area.....................................................    74
          Management......................................................    74
          Dividend Policy.................................................    75
          Liquidity of the Issue..........................................    75
          Subscription Interest ..........................................    76
          Stock Market Conditions.........................................    77
          Recent Acquisition Activity.....................................    80
          New Issue Discount..............................................    80
          Adjustments Conclusion..........................................    84
          Valuation Approach..............................................    84
          Valuation Conclusion............................................    86

   IV. Appendix - EXHIBITS
          I          Background of Feldman Financial Advisors, Inc........   I-1
          II-1       Statement of Financial Condition.....................  II-1
          II-2       Statement of Operations..............................  II-2
          II-3       Investment Portfolio Composition.....................  II-3
          II-4       Loan Portfolio Composition...........................  II-4
          II-5       Deposit Account Distribution.........................  II-5
          II-6       Branch Office Network................................  II-6
          III        Financial and Market Data for All Public Thrifts..... III-1
          IV-1       Pro Forma Assumptions for Full Conversion Valuation..  IV-1
          IV-2       Pro Forma Full Conversion Valuation Range............  IV-2
          IV-3       Pro Forma Full Conversion Analysis at Maximum........  IV-3
          IV-4       Comparative Discount and Premium Analysis............  IV-4
          V-1        Pro Forma Assumptions for MHC Stock Offering.........   V-1
          V-2        Pro Forma MHC Stock Offering Range...................   V-2

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                                 LIST OF TABLES

  TAB                                                                                       PAGE
  ---                                                                                       ----
    I. Chapter One - BUSINESS OF ROMA FINANCIAL CORPORATION


          Table 1        Selected Financial Condition Data............................         7
          Table 2        Selected Financial and Performance Ratios....................         8
          Table 3        Loan Portfolio...............................................        10
          Table 4        Loan Originations............................................        14
          Table 5        Securities Portfolio.........................................        16
          Table 6        Securities Portfolio by Contractual Maturity.................        20
          Table 7        Deposit Portfolio............................................        22
          Table 8        Average Deposits and Yields..................................        24
          Table 9        Borrowings Maturity Schedule.................................        25
          Table 10       Summary Income Statement Data................................        26
          Table 11       Average Balances and Yields..................................        27
          Table 12       Rate/Volume Analysis ........................................        28
          Table 13       Interest Rate Risk Analysis..................................        42
          Table 14       Non-performing Asset Summary.................................        43
          Table 15       Allowance for Loan Loss Summary .............................        44
          Table 16       Allocation of Allowance for Loan Losses......................        45
          Table 17       Selected Demographic Data....................................        49
          Table 18       Employment by Industry for Mercer County.....................        50
          Table 19       Deposit Market Share for Mercer County.......................        52


   II. Chapter Two - COMPARISONS WITH PUBLICLY HELD THRIFTS

          Table 20       Comparative Group Operating Summary..........................         58
          Table 21       Key Financial Comparisons....................................         61
          Table 22       General Financial Performance Ratios.........................         66
          Table 23       Income and Expense Analysis..................................         67
          Table 24       Yield-Cost Structure and Growth Rates........................         68
          Table 25       Balance Sheet Composition....................................         69
          Table 26       Regulatory Capital, Credit Risk, and Loan Composition........         70


  III. Chapter Three - MARKET VALUE ADJUSTMENTS

          Table 27       Comparative Stock Index Performance..........................         79
          Table 28       Summary of Recent New Jersey Acquisition Activity............         81
          Table 29       Summary of Recent First-Stage MHC Stock Offerings............         82
          Table 30       Comparative Fully Converted Market Valuation Analysis........         88
          Table 31       Fully Converted Market Valuation Analysis....................         89
          Table 32       Pro Forma Comparative MHC Valuation Analysis.................         90

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                                  INTRODUCTION


         As requested, Feldman Financial Advisors, Inc. ("Feldman Financial") has prepared an independent appraisal (the "Appraisal") of the estimated pro forma market value of Roma Financial Corporation (the "Company") on a fully converted basis, as of March 8, 2006, in conjunction with the offer for sale of a minority interest of the Company's outstanding shares of common stock (the "Stock Offering"). The Company is the mid-tier holding company of Roma Bank (the "Bank"). Pursuant to the Stock Offering, Roma Financial Corporation is offering shares of its common stock for sale in subscription and community offerings to eligible depositors, the employee stock ownership plan, directors, officers and employees of the Company and the Bank, and then to the general public. The shares being are offering will represent 30% of the total outstanding common stock of Roma Financial Corporation. In addition, Roma Financial Corporation intends to contribute to a charitable foundation to be established by Roma Bank 1% of its total common stock outstanding upon completion of the offering. The Appraisal is furnished pursuant to the filing by the Company of the Application for Approval of a Minority Stock Issuance by a Holding Company Subsidiary of a Mutual Holding Company (the "Application") with the Office of Thrift Supervision ("OTS").

         In the course of preparing the Appraisal, we reviewed and discussed with the Company's management and the Company's independent accountants, bmc (Beard Miller Company LLC), the audited financial statements of the Company's operations for the years ended December 31, 2004 and 2005. We also reviewed and discussed with management other financial matters of the Bank.

                                       1

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         Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Company's primary market area and examined the prevailing economic conditions. We also examined the competitive environment within which the Company operates and assessed the Company's relative strengths and weaknesses.

         We examined and compared the Company's financial performance with selected segments of the thrift industry and selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular. We included in our analysis an examination of the potential effects of the Stock Offering on the Company's operating characteristics and financial performance as they relate to the estimated pro forma market value of the Company.

         In preparing the Appraisal, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Company and its independent accountants. We did not independently verify the financial statements and other information provided by the Company and its independent accountants, nor did we independently value the assets or liabilities of the Company. The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

         Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering. Moreover, because such the Appraisal is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no

                                       2

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assurance  can be given that persons who purchase  shares of common stock in the
Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company's pro forma market value. Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         The valuation reported herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Company's financial performance or management policies, and current conditions in the securities market for thrift institution common stocks. Should any such developments or changes be material, in our opinion, to the Stock Offering valuation of the Company, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in detail at that time.

                    I. BUSINESS OF ROMA FINANCIAL CORPORATION

                                General Overview


         Roma Financial Corporation is a federally-chartered corporation organized in January 2005 for the purpose of acquiring all of the capital stock that Roma Bank issued in its mutual holding company reorganization. Roma Financial Corporation's principal executive offices are located at 2300 Route 33, Robbinsville, New Jersey. Currently, all of the outstanding stock of Roma Bank is held by Roma Financial Corporation and all of the outstanding stock of Roma Financial Corporation is held by Roma Financial Corporation, MHC.

         Roma Financial Corporation, MHC is a federally-chartered mutual holding company that was formed in January 2005 in connection with the mutual holding company reorganization. Roma Financial Corporation, MHC has not engaged in any significant business since its formation. So long as Roma Financial Corporation, MHC is in existence, it will at all times own a majority of the outstanding stock of Roma Financial Corporation. After completion of the offering, Roma Financial Corporation, MHC will own approximately 69% of the outstanding stock of Roma Financial Corporation. The primary business activity of Roma Financial Corporation, MHC going forward will be to own a majority of Roma Financial Corporation's stock.

         Roma Bank is a federally-chartered stock savings bank. It was originally founded in 1920 and received its federal charter in 1991. Roma Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Roma Bank is regulated by the Office of Thrift Supervision and the Federal

                                       4

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Deposit Insurance  Corporation.  The Office of Thrift Supervision also regulates
Roma Financial Corporation, MHC and Roma Financial Corporation as savings and loan holding companies. At December 31, 2005, the Company had total assets of $797.8 million, deposits of $643.8 million and stockholders' equity of $138.7 million.

         Roma  Bank  offers  traditional   retail  banking  services,   one-  to
four-family residential mortgage loans, multi-family and commercial mortgage loans, construction loans, commercial business loans and consumer loans, including home equity loans and lines of credit. Roma Bank currently operates from its main office in Robbinsville, New Jersey, and seven branch offices located in Mercer and Burlington Counties, New Jersey. The Company intends to expand its branch network via de novo branching, with a de novo branch office in Plumsted, New Jersey scheduled to open in the first quarter of 2007. The Company's current plans call for the opening of up to six de novo branches over approximately the next five years.

         The  Company  operates in a market  area with a high  concentration  of banking and financial institutions, and faces substantial competition in attracting deposits and in originating loans. A number of its competitors are significantly larger institutions with greater financial and managerial resources and lending limits. The ability of the Company to compete successfully is a significant factor affecting growth potential and profitability.

         The competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in the Company's primary market area. The Company also competes with mortgage banking and finance companies for real estate loans and with commercial banks and savings institutions for consumer loans, and faces competition for funds from investment products such

                                       5

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as mutual funds, short-term money funds and corporate and government securities.
There are large competitors operating throughout the Company's total market area, and also faces strong competition from other community-based financial
institutions.   Management  views  the  Bank's  primary   competition  as  being
approximately one dozen of the approximately thirty other institutions that operate in the Bank's market area, with asset sizes ranging from $150 million to $50+ billion.

         In order to facilitate its growth objectives and maintain appropriate capital levels, the Company plans to raise additional capital through the Stock Offering. The net proceeds from the Stock Offering may also be used to support increased lending activities, repay borrowings, or other general corporate purposes.  In  addition,  the Stock  Offering  will  afford the  opportunity  to implement stock-based compensation and benefit plans for management and employees, thereby improving the Company's capacity to attract and retain qualified personnel. The Stock Offering also provides the occasion for the Company to strengthen its ties to the local community by allowing customers the opportunity to become equity owners of the Company and participate in possible stock price appreciation and cash dividends.

         The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Company's economic and competitive environment, and recent management initiatives. The discussion is supplemented by the exhibits in the Appendix. Exhibit II-1 summarizes the Company's consolidated balance sheets as of the years ended December 31, 2004 and 2005. Exhibit II-2 presents the Company's consolidated income statements for the years ended December 31, 2004 and 2005.

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                               Financial Condition


         Table 1 presents selected data concerning the Company's financial position as of December 31, 2001 to 2005. Table 2 displays relative financial and performance ratios for the Bank as of similar periods.

                                                       Table 1
                                          Selected Financial Condition Data
                                           As of December 31, 2001 to 2005
                                               (Dollars in Thousands)

===================================================================================================
                                                                 At December 31,
                                          ---------------------------------------------------------
Balance Sheet Data: ...................      2005        2004        2003        2002        2001
------------------                        ---------------------------------------------------------
                                                                (In thousands)
Assets.................................   $ 797,760   $ 711,815   $ 671,728   $ 629,460   $ 577,553
Loans receivable, net .................     378,708     335,250     303,833     258,645     243,836
Mortgage-backed securities
  held to maturity ....................     150,101     138,306     135,267     146,869     181,175
Securities available for sale .........      15,514      13,543      14,044      30,197      12,457
Investment securities held to maturity      173,078     160,131     152,822      97,488      90,245
Cash and cash equivalents .............      28,089      19,944      28,218      65,418      31,664
Goodwill ..............................         572           -           -           -           -
Deposits ..............................     643,813     576,302     544,605     510,016     467,329
Federal Home Loan Bank advances .......       9,702           -                                   -
Total stockholders' equity ............     138,658     131,393     123,818     116,125     107,905
---------------------------------------------------------------------------------------------------

                                                       For the Year Ended December 31,
                                          ---------------------------------------------------------
                                             2005        2004        2003        2002        2001
                                          ---------------------------------------------------------
Summary of Operations:
---------------------
Interest income .......................   $  34,632   $  31,148   $  31,430   $  35,740   $  36,143
Interest expense ......................      10,901       7,392       8,287      12,181      15,468
                                          ---------   ---------   ---------   ---------   ---------
 Net interest income ..................      23,731      23,756      23,143      23,559      20,675
Provision for (Recovery of) loan losses         128          48          85         134        (266)
                                          ---------   ---------   ---------   ---------   ---------
Net interest income after provision
  for loan losses .....................      23,603      23,708      23,058      23,425      20,941
Non-interest income ...................       2,916       1,571       1,630         791         637
Non-interest expense ..................      15,132      13,411      12,544      11,806      10,660
                                          ---------   ---------   ---------   ---------   ---------
Income before income taxes ............      11,387      11,868      12,144      12,410      10,918
Provisions for income taxes ...........       3,852       4,256       4,437       4,703       3,781
                                          ---------   ---------   ---------   ---------   ---------
Net income ............................   $   7,535   $   7,612   $   7,707   $   7,707   $   7,137
====================================================================================================

     Source:  Roma Financial Corporation, preliminary prospectus.

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                                     Table 2
                    Selected Financial and Performance Ratios
                         As of December 31, 2001 to 2005

=============================================================================================
                                                At or For the Year Ended December 31,
                                         ----------------------------------------------------
Performance Ratios:                         2005       2004       2003       2002       2001
------------------                       ----------------------------------------------------
  Return on average assets
    (net income divided by
    average total  assets) .......         0.99%      1.10%      1.18%      1.27%      1.29%

  Return on average equity
    (net income divided by
    average equity) ..............         5.55%      6.02%      6.38%      6.87%      6.82%

  Net interest rate spread .......         3.09%      3.44%      3.48%      3.79%      3.99%

  Net interest margin on average
    interest-earnings assets .....         3.36%      3.65%      3.74%      4.04%      4.31%

  Average interest-earning
    assets to average
    interest-bearing liabilities .         1.17x      1.19x      1.19x      1.20x      1.20x

  Efficiency ratio (Non-interest
    expense divided by the sum
    of net interest income and
    non-interest income) .........        55.71%     51.69%     49.06%     48.23%     50.02%

  Non-interest expense to
    average assets ...............         1.91%      1.85%      1.81%      2.10%      2.12%

Asset Quality Ratios:(1)
--------------------
  Non-performing loans to total ..         0.17%      0.23%      0.30%      0.42%      0.60%
loans

  Non-performing assets to total .         0.08%      0.11%      0.14%      0.20%      0.27%
assets

  Net charge-offs to average
   loans outstanding .............            -          -       0.01%      0.05%      0.03%

  Allowance for loan losses to
       total loans ...............         0.23%      0.22%      0.23%      0.25%      0.26%

  Allowance for loan losses to
       non-performing loans ......       134.25%     95.30%     77.31%     57.75%     43.22%

Capital Ratios:
--------------
  Average equity to average
    assets (average equity divided
    by average total assets) .....        17.90%     18.33%     18.45%     18.49%     18.88%

  Equity to assets at period end..        17.40%     18.46%     18.43%     18.45%     18.68%

  Tangible equity to tangible
       assets at period end ......        17.22%     18.45%     18.42%     18.43%     18.73%

Number of Offices:
-----------------
Offices (including offices acquired in
mergers)..........................         8          7          7          6          6
=============================================================================================

(1)  Asset  quality  ratios  are  period  end  ratios.

Source: Roma Financial Corporation, preliminary prospectus.

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Asset Composition
-----------------

         The Company's total assets experienced relatively steady growth over the past five years, increasing by a compound annual rate of 6.7% from $577.6 million at December 31, 2001 to $797.8 million at December 31, 2005. The net asset expansion of $220.2 million over this period occurred primarily in the loan portfolio, which increased from $243.8 million at year-end 2001 to $378.7 million at year-end 2005. The ratio of loans to total assets increased from 42.2% at year-end 2001 to 47.5% at year-end 2005.

         The Bank has traditionally focused on the origination of one- to four-family loans, which comprise a significant majority of the total loan portfolio while also providing financing for commercial real estate, including multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, medical and dental facilities and other commercial real estate. After real estate mortgage lending, consumer lending is the next largest category of lending and is primarily composed of home equity loans and lines of credit. The Bank also originates construction loans for individual single-family residences and commercial loans to businesses and non-profit organizations, generally secured by real estate.

         The Bank historically has had a large concentration of securities as a percentage of total assets. As of December 31, 2005, cash and securities totaled 46.0% of total assets.

         Table 3 and Exhibit II-3 analyze the composition of the loan portfolio by loan category at the dates indicated. The Bank's primary lending activity consists of the origination of one-to four-family first mortgage loans. Fixed rate, conventional mortgage loans are offered by the Bank with repayments terms ranging from 10 years up to 30 years. One, three, five and seven year adjustable rate mortgages ("ARM's") are offered with a 30 year term at rates based upon the one year U.S. Treasury Bill rate plus a margin.

                                       9

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                                     Table 3
                                 Loan Portfolio
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

                                                                              At December 31,
                                        --------------------------------------------------------------------------------------------
                                              2005              2004               2003               2002               2001
                                        ----------------  -----------------  ----------------- ------------------  -----------------
                                        Amount   Percent    Amount  Percent    Amount  Percent   Amount   Percent    Amount  Percent
                                        ------   -------    ------  -------    ------  -------   ------   -------    ------  -------
                                                                           (Dollars in thousands)
Type of Loans:
--------------

Real estate mortgage -
   one-to-four family..........       $191,634    49.45%  $201,385   58.95%  $201,044   65.67% $174,764    67.16%  $160,010   65.14%
Real estate mortgage -
  multi-family and
  commercial....................        53,614    13.84     42,435   12.42     26,563    8.68    11,827     4.55      6,867    2.80
Commercial business.............         2,351     0.61      1,635    0.48      1,187    0.39       336     0.13         45    0.02
Consumer:
   Home equity and
     second mortgage............       118,318    30.53     86,772   25.40     73,037   23.86    71,606    27.52     76,795   31.26
   Passbook or certificate......         1,071     0.28      1,410    0.41      1,151    0.37     1,129     0.43      1,178    0.48
   Auto.........................            41     0.01         49    0.02         55    0.02         -        -          -       -
   Other........................           465     0.12        503    0.15        527    0.17       542     0.21        738    0.30
                                      --------            --------           --------          --------            --------
     Total consumer loans.......       119,895              88,734             74,770            73,277              78,711
                                      --------            --------           --------          --------            --------
Construction....................        20,020     5.16      7,423    2.17      2,589    0.84         -        -          -       -
                                      --------   ------   --------  ------   --------  ------  --------   ------   --------  ------
     Total loans................       387,514   100.00%   341,612  100.00%   306,153  100.00%  260,204   100.00%   245,633  100.00%
                                      --------   ======   --------  ======   --------  ======  --------   ======   --------  ======
Less:
    Construction loans
       in process...............         7,659               5,151              1,065                 -                   -
   Allowance for loan
      losses....................           878                 750                702               637                 637
   Deferred loan (costs)
      and fees, net.............           269                 461                553               922               1,161
                                      --------            --------           --------          --------            --------
                                         8,806               6,362              2,320             1,559               1,798
                                      --------            --------            -------          --------            --------
     Total loans, net...........      $378,708            $335,250           $303,833          $258,645            $243,835
                                      ========            ========           ========          ========            ========

Source:  Roma Financial Corporation, preliminary prospectus.


         The Bank offers fixed rate home equity loans and a variable rate, revolving home equity line of credit product, each with a $10,000 minimum and a $250,000 maximum loan amount. Loan requests in excess of $250,000 are considered on a case-by-case basis. There are no fees, points or closing costs associated with the application or closing of an equity loan or line of credit. All equity financing is secured by owner occupied, primary or secondary, one- to four-

                                       10
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Feldman Financial Advisors, Inc.
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family  residential  property.  Underwriting  standards establish a maximum loan-to-value ratio of 80% for single family or detached residences and 75% for condominium units.

         FIXED RATE HOME EQUITY LOANS. Fixed rate home equity loans are offered with repayment terms up to twenty years and are incrementally priced at thresholds up to 60, 120, 180 and 240 months. Loan rates are reviewed weekly to ensure competitive market pricing. Underwriting guidelines prescribe a maximum debt-to-income ratio of forty percent; however the Bank will approve loans with higher debt ratios with the requirement for a risk premium of twenty-five to fifty basis points above the prevailing rate.



         VARIABLE RATE REVOLVING HOME EQUITY LINES OF CREDIT. The Bank's home equity line of credit is generally among the most competitive in its market area. Lines of credit are priced at the highest published Wall Street Journal Prime Interest Rate minus one-half of one percent, adjusted monthly with a rate ceiling of eighteen percent. Repayment terms are based upon a twenty year amortization, requiring monthly payments equivalent to 1/240th of the outstanding principal balance (or $100, whichever is greater) plus accrued interest on the unpaid balance for the billing cycle.


         ACCOUNT LOANS. The Bank grants loans to bank customers collateralized by deposits in specific types of savings/time deposit accounts. Money market deposit passbook accounts are not eligible for account loans. A ninety percent advance rate is provided at pricing three percent above the interest rate paid on the collateral account.



         Though the Bank has historically made loans to businesses and not-for-profit organizations, it formalized its commercial lending activities in 2003 with the establishment of a Commercial Loan Department and the hiring of two experienced commercial lenders and other commercial lending support personnel. The majority of commercial loans approved and funded are commercial real estate loans for acquisition, development, improvement or refinancing of commercial properties; The Bank also offers a full menu of non-mortgage commercial loan products, tailored to serve customer needs, as follows:

     o    lines of credit to finance short term working capital needs;

     o    small  business  revolving  lines of credit;

     o    equipment acquisition lines of credit convertible to term financing;


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Feldman Financial Advisors, Inc.
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     o    short term time notes;

     o    term financing to finance capital acquisitions; and

     o    business vehicle financing.

         At December 31, 2005, 59% of the Bank's commercial loans were fixed rate loans and 41% were variable rate loans. The Bank had approximately $29.6 million (representing 45% of the total commercial loan portfolio) of fixed rate commercial real estate mortgage loans at December 31, 2005. The pricing for these loans provides for rate adjustments after an initial term (primarily five years), and at each anniversary thereafter, based on a margin plus the Bank's base rate (Wall Street Journal Prime). The Bank had approximately $8.2 million (representing 12% of the total commercial loan portfolio) of fixed rate time notes secured by commercial real estate at December 31, 2005, $7.1 million of which had maturities of one year or less. The Bank also held $1.6 million of fixed rate commercial term loans secured primarily by either equipment or real estate with maturities not exceeding ten years.

         The variable rate portion of the commercial loan portfolio at December 31, 2005 was comprised mainly of:

     o $13.3 million of variable rate commercial real estate mortgage loans (20% of the Bank's outstanding commercial loan portfolio);

     o $9.9 million of variable rate commercial construction loans (15% of the Bank's outstanding commercial loan portfolio); and

     o $3.7 million outstanding on variable rate lines of credit (5% of the Bank's outstanding commercial loan portfolio), and variable rate term notes (1%).


         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment

                                       12

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from the cash flow of the borrower's business.  As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself and the general economic environment. Commercial loans, therefore, have greater credit risk than residential mortgage or consumer loans. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans. Commercial lending also generally requires substantially greater evaluation and oversight efforts.

         Construction lending includes loans for construction or major renovations or improvements of borrower-occupied residences. We also originate construction loans for residential and commercial land acquisition and development, including loans to builders and developers to construct one- to four-family residences on undeveloped real estate, apartment buildings, and retail, office, warehouse and industrial space. Disbursements are made in accordance with inspection reports by architects, or, in the case of construction loans up to $500,000, an inspection by approved appraisers or Bank personnel.

         The customary sources of loan applications include repeat customers, referrals from realtors and other professionals and "walk-in" customers. Residential loan originations are largely driven by the reputation of the Bank and advertising. The Bank may also seek to develop new delivery channels such as maintaining a presence in the sales office of local residential builders/developers.

         Table 4 on the following page details total loans originated, purchased, sold and repaid during the periods indicated. Gross loan originations totaled $117.2 million and principal repayments were approximately $71.1 million for the fiscal year ended December 31, 2005. As

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detailed in the table, as residential originations have slowed considerably over the past few years, multi-family and commercial real estate, commercial business and home equity lending have increased. For 2005, both home equity loans and commercial real estate loans surpassed one to four family loans with respect to the dollar value of originations.

                                     Table 4
                                Loan Originations
                         As of December 31, 2003 to 2005
                             (Dollars in Thousands)

=====================================================================================
                                                      For the Year Ended December 31,

                                                         2005       2004       2003
Loan originations and purchases:
 Loan originations:
    Real estate mortgage - one-to-four family         $ 19,139   $ 33,284   $ 89,848
 Real estate mortgage - multi-family and commercial     28,301     21,969     19,172
    Commercial business                                  1,087      2,338        876
    Construction                                        11,326      2,697      2,022
 Consumer:
    Home equity loans and second mortgage               42,347     24,172     26,347
 Passbook or certificate                                   502        947        540
    Other                                               14,479     19,066     16,961
                                                      --------   --------   --------
  Total loan originations                              117,181    104,473    155,766
                                                      --------   --------   --------
  Loan purchases                                             0          0          0
  Loans sold (mortgage loans)                            2,734      4,245          0
  Loan principal repayments                             71,053     68,855    113,882
                                                      --------   --------   --------
  Total loans sold and principal repayments             73,787     73,100    113,882
                                                      --------   --------   --------
Net increase in loan portfolio                        $ 43,394   $ 31,373   $ 41,884
                                                      ========   ========   ========

=====================================================================================

Source:  Roma Financial Corporation, preliminary prospectus.


         It is the policy of the Bank to adhere to the residential mortgage underwriting standards of the Mortgage Partnership Finance Program of the Federal Home Loan Bank, as well the standards of Fannie Mae and Freddie Mac. The Bank generally did not sell loans into the secondary mortgage market until approximately two and one-half years ago. The Bank

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considered it prudent to emphasize interest rate risk protection,  and generally sells all thirty year fixed rate mortgages that qualify for sale to the secondary mortgage market.

         In November 2003, the Bank entered into an Agreement with the Federal Home Loan Bank of New York to sell residential mortgages as a participating institution in its Mortgage Partnership Finance Program. The Bank agreed to deliver loans under a $5 million Master Commitment which was subsequently increased in 2005 to $10 million. Sales commenced in 2004 and, to date, $7.2 million has been delivered to the MPF program. In addition to an origination premium, the Bank also realizes income from these sales through the payment of credit enhancement fees and loan servicing income.

         Aside from a small amount of participations, the Bank did not purchase loans from any third parties in the three years ended December 31, 2005. At
December 31, 2005, the total outstanding balance of loan participations purchased was $1.5 million, representing a participation in a commercial construction loan.

         Exhibit II-4 and Table 5 present a summary of the Company's investment portfolio as of December 31, 2001 to 2005. As the Bank's deposits have traditionally exceeded loan originations, the Bank has invested these deposits primarily in mortgage-backed securities and investment securities. Mortgage-backed securities and investment securities comprised 42% of total assets at December 31, 2005.

         As of year-end 2005, the investment portfolio of securities available for sale amounted to $15.5 million and consisted of $10.2 million of obligations of state and political subdivisions, $2.9 million of U.S. government obligations, $2.2 million of mutual fund shares, $130,000 of mortgage-backed securities, and $50,000 of equity securities. The Company also had $173.1

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million of investment securities held to maturity,  consisting primarily of U.S.
government  obligations  totaling $172.3 million plus $814,000 of obligations of
state  and   political   subdivisions.   The  Bank  held   $150.1   million   of
mortgage-backed securities held to maturity as of December 31, 2005 consisting of $80.2 million issued by the Federal Home Loan Mortgage Corporation, $58.4 million issued by the Federal National Mortgage Association, $7.5 million issued
by  the  Government   National   Mortgage   Association   and  $4.1  million  of
collateralized mortgage obligations.


                                     Table 5
                              Securities Portfolio
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)


                                                                                 At December 31,
                                                       -------------------------------------------------------------------
                                                         2005           2004          2003           2002           2001
                                                       --------       --------      --------       --------       --------
Securities Available for Sale:
-----------------------------
Mutual fund shares..............................       $  2,154       $  2,112      $  1,036       $  1,015       $      -
Equity securities...............................             50             50            50             50             50
Mortgage-backed securities......................            130            149           308            499            610
U.S. government obligations.....................          2,961            981         1,000         16,065              -
Obligations of state and political
    subdivisions................................         10,219         10,251        11,650         12,568         11,797
                                                       --------       --------      --------       --------       --------
      Total securities available for sale.......         15,514         13,543        14,044         30,197         12,457
                                                       --------       --------      --------       --------       --------
Investment Securities Held to Maturity:
--------------------------------------
U.S. government obligations.....................        172,264        159,257       151,889         96,495         89,491
Obligations of states and political
    subdivisions................................            814            874           933            993            754
                                                       --------       --------      --------       --------       --------
      Total investment securities
           held to maturity.....................        173,078        160,131       152,822         97,488         90,245
                                                       --------       --------      --------       --------       --------
Mortgage-Backed Securities Held to Maturity:
-------------------------------------------
Government National Mortgage Association........          7,454          9,167         9,457         14,668         20,742
Federal Home Loan Mortgage Corporation..........         80,155         60,086        54,533         75,545        100,566
Federal National Mortgage Association...........         58,389         63,913        64,944         56,656         59,867
Collateralized mortgage obligations.............          4,103          5,140         6,333              -              -
                                                       --------       --------      --------       --------       --------
      Total mortgage-backed securities
          held to maturity......................        150,101        138,306       135,267        146,869        181,175
                                                       --------       --------      --------       --------       --------
 Total..........................................       $338,693       $311,980      $302,133       $274,554       $283,877
                                                       ========       ========      ========       ========       ========

Source:  Roma Financial Corporation, preliminary prospectus.

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         The Bank's  investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, the investment policy is to invest funds in various categories of securities and maturities based upon liquidity needs, asset/liability management
policies,   pledging   requirements,   investment  quality,   marketability  and
performance   objectives.   The   Bank's   investment   policy   specifies   the
responsibility for the investment portfolio, asset/liability management and liquidity management and establishes an oversight Investment Committee. The Investment Committee, which is comprised of at least one board member and the members of management responsible for investment decisions and accountability, meets quarterly to review the portfolio and performance risks and future
purchasing  strategies.   The  investment  officer  is  authorized  to  purchase
securities to the limit of $5.0 million per trade per issue with the prior approval of the president, executive vice president or investment committee.

         All of the Bank's securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate, tax considerations, market volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank's investment policy include U.S. government and government agency obligations, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and

                                       17

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corporate  bonds.  On a  short-term  basis,  the  investment  policy of the Bank authorizes investment in federal funds, certificates of deposits and money market investments with insured banks and savings institutions.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         The Bank does not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as
"available-for-sale."   These   securities  are  reported  at  fair  value,  and
unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         At December 31, 2005 the Bank's securities portfolio did not contain securities of any issuer, other than the U.S. government or its agencies, having an aggregate book value in excess of 10% of equity. The Bank does not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, they may in the future utilize such instruments if it is believed it would be beneficial for managing interest rate risk. In addition, the Bank does not purchase securities which are not rated investment grade.

                                       18

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Feldman Financial Advisors, Inc.
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         Actual  maturities of the  securities  held by the Bank may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. At December 31, 2005, the Bank had $175.3 million of callable securities in its portfolio.

         Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. The Bank primarily invests in mortgage-backed securities secured by one- to four-family mortgages. The mortgage-related securities portfolio includes mortgage-backed securities and collateralized mortgage obligations issued by U.S. government agencies or government-sponsored entities, such as Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, and the Federal National Mortgage Association. The Bank does not currently invest in mortgage-related securities issued by nongovernment, private corporate issuers.

         Table 6 sets forth certain information regarding the carrying values, weighted average yields and maturities of the Bank's securities portfolio at December 31, 2005. This table shows contractual maturities and does not reflect repricing or the effect of prepayments.

                                       19

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                                     Table 6
                  Securities Portfolio by Contractual Maturity
                             As of December 31, 2005
                             (Dollars in Thousands)


                                                                At December 31, 2005
                               ----------------------------------------------------------------------------------------------------
                                                     One to            Five to            More than
                                One Year or Less    Five Years         Ten Years          Ten Years     Total Investment Securities
                               ----------------- ----------------  -----------------  ----------------- ---------------------------
                               Carrying  Average Carrying Average  Carrying  Average  Carrying  Average Carrying Average   Market
                                Value     Yield   Value    Yield    Value     Yield    Value     Yield    Value   Yield    Value
                               -------   ------- -------  -------  -------   -------  -------   -------  ------- -------  ------

Mutual fund shares...........  $ 2,154    4.99% $      -       -%  $      -       -%  $     -      -%  $  2,154   4.99%   $  2,154
Equity securities............       50       -         -       -          -       -         -      -         50      -          50
U.S. government obligations..   28,998    2.42    97,767    3.08     48,459    4.40         -      -    175,224   3.34     171,609
Obligations of states and
   political subdivisions....        -       -         -       -      2,134    4.33     8,900   4.46     11,034   4.44      11,056
Government National
   Mortgage Association......        -       -     4,307    8.04        183    6.50     2,964   3.96      7,454   4.30       7,450
Federal Home Loan
   Mortgage Corporation......        -       -     4,273    5.27     28,529    6.27    47,483   5.44     80,285   4.73      79,102
Federal National Mortgage
   Association...............      107    8.00     7,506    6.54     31,643    5.26    19,133   3.13     58,389   4.73      57,800
Collateralized Mortgage
   Obligations...............        -       -         -       -          -       -     4,103   3.61      4,103   3.61       3,889
                               -------          --------           --------           -------          --------           --------
  Total......................  $31,309    2.58% $113,853    3.58%  $110,948    5.13%  $82,583   4.66%  $338,693   3.98%   $333,110
                               =======          ========           ========           =======          ========           ========

         Source:  Roma Financial Corporation, preliminary prospectus.

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Liability Composition
---------------------

         Deposits are the Company's major external source of funds for lending and other investment purposes. Exhibit II-5 and Table 7 present a summary of the Company's deposit composition as of December 31, 2003 to 2005. Total deposits amounted to $643.8 million or 80.7% of total assets and 97.7% of total liabilities at such date.

         Deposits are the Bank's major source of funds for lending and other investment purposes. In addition, the Bank derives funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows are significantly influenced by pricing strategies and money market conditions. If required, borrowings (principally from the Federal Home Loan Bank) are used by the Bank to supplement the amount of funds for lending and funding daily operations. Borrowings may also be utilized as part of a leverage strategy in which the borrowings fund securities purchases. The Bank put on a small amount of borrowings in 2005. These were the first borrowings in recent years.

         The Bank's current deposit products include checking and savings accounts, certificates of deposit accounts ranging in terms from ninety-one days to seven years, and individual retirement accounts. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

         Deposits are obtained primarily from within New Jersey. Traditional methods of advertising are used, or may be used, to attract new customers and deposits, including radio, billboards, print media, direct mail and inserts included with customer statements. The Bank

                                       21

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does not  currently  utilize  the  services  of  deposit  brokers.  Premiums  or
incentives  for  opening   accounts  are  sometimes   offered.   The  Bank  will
periodically select particular certificate of deposit maturities for promotion.


                                     Table 7
                                Deposit Portfolio
                         As of December 31, 2004 to 2005

                                                                       As of the Year Ended December 31,
                                               ------------------------------------------------------------------------------
                                                           2005                                        2004
                                               ----------------------------------         -----------------------------------
                                                          Percent      Weighted                      Percent      Weighted
                                                          of Total     Average                       of Total     Average
                                                Balance   Deposits  Interest Rate           Amount   Deposits   Interest Rate
                                                -------   --------  -------------           ------   --------   -------------
                                                                            (Dollars In Thousands)
Demand:
     Non-interest bearing demand              $ 20,661       3.21%         -%             $ 14,246       2.47%          -%
     Interest-bearing demand                   100,721      15.64       0.54                99,937      17.34        0.39%
     Money market demand                       107,583      16.71       1.00               118,166      20.50        0.82
                                              --------     ------      -----              --------     ------       -----
                                               228,965      35.56       0.71               232,349      40.32        0.59%

Savings and club                               100,526      15.61       0.85%              105,460      18.30        0.69%

Certificates of deposit                        314,322      48.82       3.48%              238,491      41.38        2.51%
                                              --------     ------      -----              --------     ------       -----
                                              $643,813     100.00%      1.83%             $576,300     100.00%       1.40%
                                              ========     ======      =====              ========     ======       =====

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


         The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections. Interest rates are reviewed weekly at a meeting of the Asset Liability Committee which consists of senior management.

         A large percentage of the Bank's deposits are in certificates of deposit, which totaled 48.8% of total deposits at December 31, 2005. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of

                                       22

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funding than core deposits.  Liquidity could be reduced if a significant  amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with the Bank, they may need to be replaced with borrowings which could increase the cost of funds and negatively impact the interest rate spread and financial condition. At December 31, 2005, $69.7 million, or 22.2%, of total certificates of deposit were "jumbo" certificates of $100,000 or more.

         Table 8 sets forth the distribution of average deposits for the periods indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

         To supplement deposits as a source of funds for lending or investment, the Bank may borrow funds in the form of advances from the Federal Home Loan Bank. The Bank has traditionally enjoyed cash flows from deposit activities that were sufficient to meet day-to-day funding obligations and only occasionally used the line of credit or borrowing facility with the Federal Home Loan Bank. In the third quarter of 2005, however, the Bank accessed the line of credit at the Federal Home Loan Bank to supplement funding of daily operations. At December 31, 2005, the total amount available to the Bank under this line of credit was $148 million. In the fourth quarter of 2005, the Bank took a five year advance from the Federal Home Loan Bank to meet the strong demand for loans.

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                                     Table 8
                           Average Deposits and Yields
                         As of December 31, 2003 to 2005

                                                                     For the Year Ended December 31,
                                   ------------------------------------------------------------------------------------------------
                                              2005                              2004                                2003
                                   -----------------------------    -------------------------------     ---------------------------
                                                       Weighted                            Weighted                         Weighted
                                              Percent   Average                 Percent     Average               Percent   Average
                                    Average  of Total   Nominal      Average    of Total    Nominal     Average   of Total  Nominal
                                    Balance  Deposits    Rate        Balance    Deposits     Rate       Balance   Deposits    Rate
                                    -------  --------    ----        -------    --------     ----       -------   --------    ----
                                                                         (Dollars in thousands)
 Non-interest-bearing demand....  $  15,844     2.58%        -%     $ 12,613       2.25%        -%     $  9,972       1.89%      -%
 Interest-bearing demand........    100,241    16.31      0.54        95,251      17.02      0.39        86,028      16.28    0.38
 Money market demand............    114,364    18.61      1.00       119,919      21.42      0.82       113,747      21.52    0.82
 Savings and club...............    105,004    17.09      0.85       107,191      19.15      0.69       102,995      19.48    0.69
 Certificates of deposit........    279,026    45.41      3.48       224,750      40.16      2.51       215,829      40.83    2.37
                                    -------    -----                 -------      -----                 -------      -----

    Total deposits..............   $614,479   100.00%     1.83%     $559,724     100.00%     1.40%     $528,571     100.00%   1.33%
                                   ========   ======                ========     ======                ========     ======

                                       24
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         At December 31, 2005, the outstanding  balance of the five year advance from the Federal Home Loan Bank totaled $9.7 million. This advance has a fixed interest rate of 4.49% and matures as follows as detailed in Table 9:

                                     Table 9
                          Borrowings Maturity Schedule
                             As of December 31, 2005
                             (Dollars in Thousands)

            Year Ending December 31,                    (In thousands)

            2006................................            $1,839
            2007................................             1,923
            2008................................             2,011
            2009................................             2,103
            2010................................             1,826
            Thereafter..........................                 -
                                                            ------
                   Total........................            $9,702
                                                            ======

Equity Capital
--------------

         The Company had equity capital of $138.7 million or 17.40% of total assets as of December 31, 2005. Over the past five years, the Company has remained strongly capitalized and its equity to assets ratio ranged from approximately 17.40% to 19.00%. The Company had intangible assets totaling $572,000 as of year-end 2005.

         The Bank's capital levels remain solid in comparison to minimum regulatory requirements. The Bank's total equity amounted to $137.9 million or 17.27% of total assets at December 31, 2005. The Bank's regulatory capital ratios of Tier 1 leverage capital, Tier 1 risk-based capital, and total risk-based capital were 17.20%, 32.53%, and 32.74%, respectively, as of December 31, 2005. In comparison, the minimum regulatory requirements were 4.00%, 4.00%, and 8.00%, and the threshold requirements for regulatory "well-capitalized" levels were 5.00%, 6.00%, and 10.00%, respectively.

                                       25

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Feldman Financial Advisors, Inc.
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                            Income and Expense Trends


         Table 10 displays the main components of the Company's earnings performance over the years ended December 31, 2001 to 2005. Table 11 displays sets forth certain information relating to Roma Financial Corporation at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the daily average balance of assets or liabilities, respectively, for the periods presented. principal income and expense ratios as a percent of average assets for the corresponding periods. Table 12 reflects the sensitivity of Roma Financial Corporation's interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated.

                                    Table 10
                          Summary Income Statement Data
                  For the Years Ended December 31, 2001 to 2005
                             (Dollars in Thousands)

                                                           Year Ended December 31,
                                          ---------------------------------------------------------
                                             2005        2004        2003        2002        2001
                                          ---------   ---------   ---------   ---------   ---------
Total Interest Income .................   $  34,632   $  31,148   $  31,430   $  35,740   $  36,143
Total Interest Expense ................      10,901       7,392       8,287      12,181      15,468
                                          ---------   ---------   ---------   ---------   ---------
 Net Interest Income ..................      23,731      23,756      23,143      23,559      20,675
Provision for Loan Losses                       128          48          85         134        (266)
                                          ---------   ---------   ---------   ---------   ---------
 Net Interest Income After Provision
  for loan losses .....................      23,603      23,708      23,058      23,425      20,941
Total Non-interest Income .............       2,916       1,571       1,630         791         637
Total Non-interest Expense ............      15,132      13,411      12,544      11,806      10,660
                                          ---------   ---------   ---------   ---------   ---------
Income Before Taxes ...................      11,387      11,868      12,144      12,410      10,918
Income Tax Provision...................       3,852       4,256       4,437       4,703       3,781
                                          ---------   ---------   ---------   ---------   ---------
 Net Income ...........................   $   7,535   $   7,612   $   7,707   $   7,707   $   7,137
                                          =========   =========   =========   =========   =========

Source:  Roma Financial Corporation, preliminary prospectus.

                                       26

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                                    Table 11
                           Average Balances and Yields
    For the Year Ended December 31, 2003 to 2005 and as of December 31, 2005
                             (Dollars in Thousands)

                                                                            For the Year Ended December 31,
                                 At December 31,  ----------------------------------------------------------------------------------
                                      2005                    2005                      2004                         2003
                                ----------------  ---------------------------- --------------------------  -------------------------
                                          Actual                       Average                    Average                    Average
                                Actual    Yield/  Average              Yield/  Average            Yield/   Average           Yield/
                                Balance    Cost   Balance   Interest    Cost   Balance Interest    Cost    Balance Interest   Cost
                                -------    ----   -------   --------    ----   ------- --------    ----    ------- --------  -------
Interest-earning assets:
 Loans receivable, net(1)..... $378,708    5.94% $349,758    $20,662    5.91% $318,154  $18,738    5.89%  $276,078  $18,008    6.52%
 Mortgage-backed securities
    held to maturity..........  150,101    4.68   150,586      7,159    4.75   138,175    6,771    4.90    133,597    7,314    5.47
 Investment securities:(2)
   Tax-exempt.................   10,824    4.44    10,829        490    4.53    11,329      518    4.57     12,959      590    4.55
   Taxable....................  177,768    3.33   172,610      5,637    3.27   155,824    4,742    3.04    144,235    4,798    3.33
 Other interest-earning
   assets(3)..................   23,716    3.86    22,646        684    3.02    26,727      377    1.41     52,287      719    1.38
                               --------          --------    -------          --------  -------           --------  -------
  Total interest-earning
    assets....................  741,117    4.97   706,429     34,632    4.90   650,209   31,146    4.79    619,156   31,429    5.08
                                                             -------                    -------                     -------
Non-interest-earning assets...   56,643            50,749                       39,906                      32,746
                                -------          --------                     --------                    --------
  Total assets................ $797,760          $757,178                     $690,115                    $651,902
                                =======           =======                      =======                     =======
Interest-bearing liabilities:
 Interest-bearing demand...... $100,721    0.54  $100,241        477    0.48  $ 95,251      356    0.37   $ 86,028      495    0.58
 Savings and club.............  208,109    0.93   219,368      1,987    0.91   227,110    1,675    0.74    216,742    2,015    0.93
 Certificates of deposit......  314,322    3.48   279,026      8,278    2.97   224,750    5,361    2.39    215,829    5,777    2.68
 Federal Home Loan Bank
   advances...................    9,702    4.49     3,694        159    4.30         7        -    1.43          -        -
                               --------          --------    -------          --------  -------           --------  -------
  Total interest-bearing
    liabilities...............  632,854    2.19   602,329     10,901    1.81   547,118    7,392    1.35    518,599    8,287    1.60
                                                             -------                    -------                     -------
Non-interest-bearing
  liabilities.................   26,055            19,327                       16,512                      13,023
                               --------          --------                     --------                    --------
 Total liabilities............  658,909           621,656                      563,630                     531,622
Stockholders' equity..........  138,851           135,522                      126,485                     120,280
                               --------          --------                     --------                    --------
 Total liabilities and
   stockholders' equity....... $797,760          $757,178                     $690,115                    $651,902
                               ========          ========                     ========                    ========
Net interest income...........                               $23,731                    $23,754                     $23,142
                                                             =======                    =======                     =======
Interest rate spread(4).......             2.78%                        3.09%                      3.44%                       3.48%
                                           ====                         ====                       ====                        ====
Net yield on
  interest-earning assets(5)..                                          3.36%                      3.65%                       3.74%
                                                                        ====                       ====                        ====
Ratio of average interest-earning
  assets to average interest-
  bearing liabilities.........     1.17x             1.17x                        1.19x                       1.19x
                                   ====              ====                         ====                        ====

-----------------
(1) Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.
(2)  Includes both available for sale and held to maturity securities.
(3) Includes interest-bearing deposits at other banks, federal funds purchased and Federal Home Loan Bank of New York capital stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.


Source:  Roma Financial Corporation, preliminary prospectus.

                                       27
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                                    Table 12
                              Rate/Volume Analysis


                                               Year Ended December 31,          Year Ended December 31,
                                            -----------------------------    ------------------------------
                                                    2005 vs. 2004                   2004 vs. 2003
                                            -----------------------------    ------------------------------
                                                 Increase (Decrease)              Increase (Decrease)
                                                       Due to                           Due to
                                             Volume     Rate        Net      Volume      Rate        Net
                                            -------    -------    -------    -------    -------    -------
                                                                    (In thousands)
Interest and dividend income:
 Loans receivable .......................   $ 1,858    $    66    $ 1,924    $ 2,739    $(2,009)   $   730
 Mortgage-backed securities
    held to maturity ....................       608       (220)       388        247       (790)      (543)
 Investment securities:
   Tax-exempt ...........................       (23)        (5)       (28)       (74)         2        (72)
   Taxable ..............................       504        391        895        391       (447)       (56)
 Other interest-earning assets ..........       (58)       365        307       (351)         9       (342)
                                            -------    -------    -------    -------    -------    -------
  Total interest-earning assets .........   $ 2,889    $   597    $ 3,486    $ 2,952    $(3,235)   $  (283)
                                            =======    =======    =======    =======    =======    =======

Interest expense:
 Interest-bearing demand ................   $    17    $   104    $   121    $    56    $  (195)   $  (139)
 Savings and club .......................       (57)       369        312        100       (440)      (340)
 Certificates of deposit ................     1,294      1,622      2,916        239       (655)      (416)
 Advances from Federal Home Loan Bank....        53        107        160          -          -          -
                                            -------    -------    -------    -------    -------    -------
   Total interest-bearing liabilities....   $ 1,307    $ 2,202    $ 3,509    $   395    $(1,290)   $  (895)
                                            =======    =======    =======    =======    =======    =======

Change in net interest income ...........   $ 1,582    $ 1,605    $    23    $ 2,557    $(1,945)   $   612
                                            =======    =======    =======    =======    =======    =======

Source:  Roma Financial Corporation, preliminary prospectus.

         Net  income  benefited  during  2005 from  $142,000  earned by  General
Abstract & Title Agency acquired in March 2005 and was improved by state corporation tax savings derived from the investment company. Net interest income was flat between years, with a $3.4 million increase in interest income more than offset by a $3.5 million increase in interest expense. While showing an increase of $1.66 million, when adjusted for the expenses of the title company, non-interest expense increased a reasonable 5%.

         As noted in the tables above, earnings have remained relatively flat over the past four years and management expects that earnings in 2006 will be challenged, falling victim to the compression of net interest spread resulting from the flat yield curve that characterized the interest rate environment during 2005. The gap between funding short term deposits and pricing

                                       28

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Feldman Financial Advisors, Inc.
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long term loans tightened to levels not  experienced in many years.  The intense competition for deposits and loans is a characteristic of the Company's market. Management does not expect that there will be sufficient net interest income to absorb the projected growth in non-interest expenses arising from the Bank's programmed expansion, repositioning and organizational restructuring. Management also expects that non-interest expenses will be higher for 2006 as a result of the accounting, legal and various other additional non-interest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. Additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will also increase non-interest expenses.

Comparison of Operating Results for the Years Ended December 31, 2005 and 2004
------------------------------------------------------------------------------

         Net income for 2005 was $7.5 million and $86,000 lower than 2004. A $3.4 million increase in interest income was negated by a $3.5 million increase in interest expense. A significant $1.4 million increase in non-interest income from $910,000 for 2004 to $2.3 million for 2005 was more that offset by a $1.7 million increase in non-interest expense and an $80,000 increase in the provision for loan losses.

         Benefiting from a year-to-year growth in earning assets of $77.8 million and a slight improvement in rates, interest income was nearly 12% higher in 2005 as compared to 2004, sharply improving on the minor decrease between 2003 and 2004. With the exception of a 4% decline in residential mortgage interest, all other major loan and investment categories registered impressive increases in interest income between years.

                                       29

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Feldman Financial Advisors, Inc.
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         Despite the actions of the Federal Reserve increasing short term rates, long term rates remained relatively static. For the greater part of the year, the yield curve was slightly inclined to flat. As the year ended, a mild inverted yield curve phenomenon developed, in which the ten-year Treasury rate was 2 basis points lower than the two-year rate. The resistance of longer term rates to the actions of the Federal Reserve diminished the opportunity to significantly improve loan and investment portfolio yields. Additionally, the residential mortgage "refi" boom, substituted loans within or added loans to the portfolio at lower interest rates, which have caused yield constriction.

         As homeowners took advantage of increased equity in their homes, a strong home equity loan demand emerged. Originations of home equity loans achieved record proportions. The portfolio grew by a significant 36% in 2005.
Interest earned on home equity loans in 2005 surpassed 2004 by an equally impressive 31% ($1.4 million). To help spur home equity loan originations, the Bank priced its home equity loan rates very competitively during the year.

         Interest income from commercial lending jumped 41% over 2004. The closing of several large loans during the early part of 2005 and the benefit of prime rate increases helped overcome the repayment of some large credits and pushed commercial loan interest income to $3.3 million, nearly $1 million more than earned in the prior year. Interest earned on investments in agency securities and overnight funds also increased by 19%.

         A bias towards shorter term investment of excess funds and an infusion of deposits from promotions in the fourth quarter, which enlarged overnight deposits that benefited from rising rates, combined to drive up interest income from investments by over $1 million during 2005.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


         Interest on loans increased to $20.7 million from $18.7 million. The average balance of loans increased 9.9% to $349.8 million for 2005 as compared to $318.2 million for 2004 while the average yield thereon was virtually unchanged at 5.91% for 2005 and 5.89% for 2004. The average balance of investment securities increased 9.7% to $183.4 million for 2005 as compared to $167.2 million for 2004. The average balance of mortgage-backed securities increased 9.0% to $150.6 million for 2005 as compared to $138.2 million for 2004 while the average yield thereon fell 15 basis points to 4.75% from 4.90%. The overall yield on interest-earning assets improved to 4.90% for 2005 from 4.79% for 2004.

         The shift within interest income correlates to the change in portfolio configuration driven by interest rate changes; the drop in residential mortgage demand after the record levels of loan growth enjoyed during the refinancing boom of the prior three years; the substantial growth in home equity loans during 2005; the continuing emergence of commercial lending; the softness in the MBS market; and an emphasis on shortening the duration of the investment portfolio. The increase in interest rates slowed the high level of loan and MBS prepayments and calls on agency bonds that occurred during 2003 and 2002. This allowed the residential mortgage portfolio to increase in 2003 and stabilize in 2004 despite a substantial decline in originations. Commercial lending grew in 2005 by nearly $34 million at rates more favorable than those available from investment alternatives. Except for a brief period in the third quarter which necessitated overnight borrowings, the continued infusion of deposits provided the funds needed to meet loan demand and maintain liquidity at targeted levels. However, during the fourth quarter, the Bank took advantage of a favorable five-year rate opportunity and borrowed $10 million from the Federal Home Loan Bank of New York.

                                       31

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Feldman Financial Advisors, Inc.
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         Fueled by thirteen  rate  increases  initiated  by the Federal  Reserve during the second half of 2004 and through 2005 (which aggregated 325 basis points) and growth in net deposits of $67.3 million, skewed heavily by $75.9 million in certificates, interest expense jumped $3.5 million (47%) to $10.9 million in 2005.

         The upward movement in short term rates, the need to respond competitively to the extraordinarily high rates offered by competitors, and the need to stimulate deposit growth in Florence Township and upon the opening of the Washington Township branch, all combined to push up the average cost of interest-bearing liabilities for 2005 up by 46 basis points to 1.81% from 1.35%.

         A shift in the deposit base more heavily towards certificates, which grew nearly 32%, had a considerable influence on the cost of funds. Commercial lending has generated growth in the Bank's non-interest bearing checking accounts. The Bank's utilization of a small five year fixed-rate Federal Home Loan Bank advance in fourth quarter of 2005 had the effect of increasing the average cost of liabilities.

         Compared to 2004, the provision for 2005 increased nearly $80,000 to $128,000. The overall growth in the loan portfolios and the higher loss provisions for commercial loans are expected by the Company to result in higher provisions going forward. Total non-performing loans fell to $654,000 at December 31, 2005 from $787,000 at December 31, 2004 and as a percentage of total loans dropped to 0.17% from 0.23%.

         Overall, non-interest income increased by $1.4 million (73%) over the prior year, of which $1.2 million (61%) was generated by General Abstract &
Title Agency. Excluding General Abstract, the Bank's non-interest income improved $231,000 (12%).

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Feldman Financial Advisors, Inc.
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         An increase in  dividends  from the Federal  Home Loan Bank of $113,000 was the principal cause of the increase in the Bank's non-interest income during 2005. This was joined by increases in gains on sales of assets ($65,000); improvement in ATM and debit card fees ($51,000); and an increase in checking account fees ($26,000). Other minor increases occurred in mortgage modification fees and bank-owned life insurance income (BOLI), while small reductions were experienced in other operating income ($18,000) and other fees and charges ($14,700).

         The recovery of a $100,000 reserve for potential environmental issues established in connection with the sale of property in Ewing Township in the early 1990's boosted this category during the year and offset a reduction in premiums earned on sales of thirty-year mortgages. During the year, sixteen mortgages aggregating $2.7 million were sold to the Federal Home Loan Bank through its Mortgage Partnership Financing Program for a gross premium of $16,000 compared to a gross premium of $53,700 on the sale of twenty-six mortgages in 2004.

         BOLI income of $666,000 represented the largest component of the Bank's non-interest income for 2005. The small increase in income of $4,600 between years resulted from the net increase in the BOLI account balance of $562,000 to $15.6 million.

         Driven entirely by a 26% improvement in interchange fee income from debit card usage, ATM and debit card combined income surpassed the prior year by 18%. Debit Card fee income increased $52,000 to $252,000, while ATM fee income declined slightly to $82,500 from $83,600 last year.

                                       33

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         The operating  revenue of General  Abstract & Title Agency consisted of
$794,500 in premiums earned from the placement of title insurance and $103,800 earned from property closings and settlement fees.

         Total non-interest expenses for 2005 were $14.5 million as compared to $12.7 million for 2004. Compensation expense, including employee benefits, totaled $8.6 million from 2005, including $566,000 incurred by General Abstract & Title Agency. The Bank's expense increased $225,000 (2.9%) over 2004 to $8 million.

         During 2002, the Board of Directors approved an incentive based compensation program funded through a BOLI arrangement. The program includes a phantom stock appreciation rights plan; a supplemental executive retirement plan and a group-term carve out insurance plan for selected officers and management personnel. Aggregate expense for 2005 was $559,000 compared to $557,000 during 2004. The initial single premium deposits and accumulated cash surrender value aggregated $15.1 million at the beginning of the year and generated $666,000 in income during the year.

         The Bank's data and transactional processing expense category includes the on-line operational data (core processing) and ancillary applications, such as Internet-banking, ($709,000); electronic bill paying processing ($23,000); ATM/debit card processing ($393,000); transactional clearing ($474,000); and investment custodial services and cash deliveries ($118,000). In the aggregate, these expenses increased moderately by $76,000 (5%) over 2004. The largest percentage increase in the data and transactional expenses category was in ATM/VISA check card (debit card) processing expense, as it increased 11% or $40,000. The

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increase  was due to a  combination  of the annual  increase  in vendor fees and higher VISA check card transactional activity.

         Facilities expense increased significantly between years. It aggregated $2 million and was $510,000 (34%) higher than 2004. Included in expense for 2004 is $103,000 of expense incurred by General Abstract & Title Agency.

         Bank cost of quarters expense (cost directly related to branch buildings and grounds) exceeded 2004 expense by $336,000 (41%). The occupancy of the new branch and corporate headquarters in Washington Township during September lifted cost of quarters expense by $262,000, accounting for 78% of the cost of quarters expense growth between years. Depreciation, real estate taxes and utilities inched-up to comprise 83% of the cost of quarters expense, compared to 80% last year. In total, they increased $123,000 over last year.

         Office and administrative expenses include directors' fees; legal fees; employee reimbursable expenses; insurance; supplies; telephone; postage and audit fees. The aggregate expense of $906,000 was 7% higher than last year. When adjusted for the inclusion of $60,000 in related expense incurred by General Abstract & Title Agency, there was a small net reduction of $4,000 (.05%) over 2004 expense.

         Advertising and marketing expense in 2005 was $156,000 (37%) higher than 2004. During the past five years, the Bank developed a more structured approach to advertising and marketing and currently utilizes an advertising/marketing consultant and a marketing committee.

         The Bank increased its overall advertising initiatives several notches to coincide with the new corporate office and branch opening image building opportunity and to expand awareness of commercial lending capabilities.

                                       35

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         Income  tax  expense  for 2005 was $3.9  million  as  compared  to $4.3 million for 2004. The reduction reflects lower income for 2005.

         In the fourth quarter 2004, Roma Capital Investment Corporation was incorporated as a wholly owned subsidiary of the Bank. It was capitalized with approximately $201 million in investments and mortgage-backed-securities transferred from the Bank. In New Jersey, investment companies are taxed at a rate of 3.6% rather than the business corporate rate of 9%. The pre-federal tax savings realized in 2005 was approximately $498,000, with an after-tax savings of approximately $334,000. These amounts compare to $113,000 and $75,000, respectively, for 2004.

Comparison of Operating Results for the Years Ended December 31, 2004 and 2003
------------------------------------------------------------------------------

         Net income for 2004 was $7.6 million and $94,000 lower than 2003. Net interest income improved by $613,000 as a result of interest expense falling by $892,000, which offset a $282,000 decrease in interest income. A $973,000 increase in non-interest expense and a $48,000 decrease in non-interest income were offset by a $37,000 decrease in the provision for loan losses.

         Interest income was nearly unchanged for 2004 and was $31.1 million as compared to $31.4 million for 2003, a less than 1% decrease. Interest on loans increased to $18.7 million from $18.0 million. The average balance of loans increased 15.2% to $318.2 million for 2004 as compared to $276.1 million for 2003 while the average yield on loans fell 63 basis points to 5.89% from 6.52%. The average balance of investment securities increased 6.3% to $167.2 million for 2004 as compared to $157.2 million for 2003. The average balance of mortgage-backed securities increased 3.4% to $138.2 million for 2004 as compared to $133.6 million for

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2003 while the average yield on mortgage-backed  securities fell 57 basis points to 4.90% from 5.47%. The overall yield on interest-earning assets dropped to 4.79% for 2004 from 5.08% for 2003.

         The stabilization of interest rates curtailed the exceptionally high level of loan and MBS prepayments and calls on agency bonds that occurred during the prior two years. This allowed the residential mortgage portfolio to increase between years despite the substantial decline in originations.

         The declining interest rate environment, prevalent since 2001, ended when the Federal Reserve raised the federal funds target rate five times in 2004. Long-term rates had increased modestly in anticipation of the Fed's action and remained relatively consistent throughout 2004. Movement in short-term rates put pressure on the cost of short-term deposits. To lengthen the overall maturities in the certificate of deposit portfolio, promotional rates were offered during the year. The Bank's rate on six-month certificates had been substantially below the market. The Bank's maturing certificates migrated into longer-term, higher rate certificates.

         Total interest expense declined slightly by approximately $895,000 (11%) while deposits grew nearly $32 million for 2004 as compared to 2003.

         The provision for loan losses made for 2004 was $48,000 as compared to $85,000 during 2003. Total non-performing loans fell to $787,000 at December 31, 2004 from $908,000 at December 31, 2003 and as a percentage of total loans dropped to 0.23% from 0.30%.

         Non-interest income declined a net of $399,000 (17%) from 2003. The principal causes of the decline were reductions in fees from residential loan originations and modifications and the recognition of deferred mortgage fee income ($363,000), a decline in BOLI income

                                       37

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recognition  ($107,000) and a decline in the dividend from the Federal Home Loan
Bank ($91,000). These reductions offset the benefit of other increases within this category.

         Deferred mortgage fee income fell nearly 50% from $411,000 to $207,000. Deferred mortgage fee income is recognized as income over the life of the related mortgage. During 2003, low rates triggered a high volume of refinancing which required the related deferred fees to be taken into income at the time of the refinancing.

         BOLI deposits of $14.5 million generated $661,000 in income during 2004 and represented the largest component of non-interest income. Based on the annual average BOLI account balance, the cash surrender value increase for 2004 represented a tax-free yield of 4.6%, down from 5.6% last year and accounted for the reduction between years.

         There were increases in the other components in this category (ATM, debit card, and checking account fees) reflecting management's concentration on improving non-interest income, and a modest 3% growth in fee bearing transactional accounts. The sale of thirty-year mortgages to the Federal Home Loan Bank through the Mortgage Partnership Financing Program was initiated this year. The gross premiums received from the sale of twenty-one mortgages amounted to $53,700.

         Total non-interest expenses for 2004 were $12.7 million as compared to $11.8 million for 2003. Changes within the components of non-interest expenses were as follows. Compensation expense, including employee benefits, totaled $7.8 million for 2004, an increase of approximately $197,000 (2.6%) over 2003. Aggregate BOLI expense for 2004 was $557,000 compared to $528,000 for 2003.

                                       38

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         Data  and  transactional  processing  expense  for  2004  increased  to
$106,000, a 7%increase from 2003. Facilities expense, which aggregated $1.5 million, was $209,000 (16%) higher in 2004 as compared to 2003. Advertising and marketing expense in 2004 was $51,000 (14%) higher than 2003 due in part to marketing for the Florence branch office opened in October 2003.

         Other operating expenses for 2004 increased a substantial $278,000 (66%) over 2003 to total $700,000. The largest increase was the cost of the reorganization as a mutual holding company, which aggregated $92,000 and included filing fees, legal and accounting fees and proxy printing and postage expenses.

         Income tax expense for 2004 was $4.3 million as compared to $4.4 million for 2003. The reduction was caused primarily by lower income. The incorporation of Roma Capital Investment Corporation as a wholly-owned subsidiary of the Bank in the beginning of the fourth quarter of 2004 also helped reduce income tax expense. In New Jersey, investment companies are taxed at a lower rate compared to the business corporate rate. The pre-federal tax savings inuring to 2004 was approximately $113,000, with a net savings of approximately $75,000.

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                          Interest Rate Risk Management


         Because the majority of the Company's assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for the Company is interest rate risk, or changes in interest rates. Notwithstanding the unpredictability of future interest rates, management expects that changes in interest rates may have a significant, adverse impact on net interest income. However, the strong capital position of the Company provides a cushion when rates are rising.

         The Company's ability to make a profit largely depends on its net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between the interest income earned on interest-earning assets, such as loans and securities; and the interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

         Assets generally have a fixed rate of interest for a contractual period of time. Liabilities generally have shorter contractual maturities than assets, such as certificates of deposit, or have no stated maturity, such as savings and money market deposits. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income earned on assets, which consist primarily of long-term, fixed-rate securities, may not increase as rapidly as the interest paid on liabilities.

         This imbalance makes the Company vulnerable to volatility in earnings as a result of an increase in interest rates because the majority of the Company's interest-earning assets consist of long-term, fixed rate assets. In an increasing rate environment, the cost of funds is expected to increase more rapidly than the interest earned on the loan portfolio and securities portfolio because the primary source of funds is deposits with generally shorter maturities than the

                                       40

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maturities  on the  loans and  investment  securities.  Having  interest-bearing liabilities that reprice more frequently than interest-earning assets will be detrimental during periods of rising interest rates and could cause the Company's net interest rate spread to shrink because the increase in the rates earned on the securities and loan portfolios may be less than the increase in the rates paid on deposits and borrowings.

         In a period of falling interest rates, prepayments of loans and mortgage-backed securities generally increase as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because in a falling rate environment the Company is generally not able to reinvest prepayments at rates that are comparable to the rates earned on the prepaid loans or securities. A falling rate environment would result in a decrease in rates paid on deposits and borrowings, but the decrease in the cost of funds may not be as great as the decrease in the yields on mortgage-backed securities and loan portfolios. This could cause a narrowing of the Company's net interest rate spread and could cause a decrease in earnings.

         Table 13 presents Roma Bank's net portfolio value as of December 31, 2005. The net portfolio values shown in this table was calculated by the Office of Thrift Supervision, based on information provided by Roma Bank.

         As shown in Table 13, a rising interest rate scenario of 100 basis points would have a negative effect on the Company's NPV. Under this scenario, NPV would increase by 7% with a resulting NPV ratio of 18.94% of assets. In the event of a 200 basis point increase in interest rates, NPV would experience a 15% decrease with a resulting NPV ratio of 17.74%. A downward movement in market rates by 100 basis points would result in a positive impact on NPV of 5% as the Company's NPV ratio measures 20.82% under this declining rate scenario.

                                       41

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                                    Table 13
                           Interest Rate Risk Analysis
                               Net Portfolio Value


                               At December 31, 2005
             -------------------------------------------------------------------
                                                 Net Portfolio Value
              Net Portfolio Value           as % of Present Value of Assets
              -------------------        ------------------------------------
Changes in                                           Net Portfolio   Basis Point
 Rates(1)     $ Amount   $ Change        % Change    Value Ratio      Change
 --------     --------   --------        --------    -----------      ------
            (Dollars in thousands)
+300 bp       $128,319   $36,498           (22)%         16.52%      (352) bp
+200 bp        140,409    24,408           (15)          17.74       (230) bp
+100 bp        153,079    11,738            (7)          18.96       (108) bp
   0 bp        164,817         -             -           20.04          -
-100 bp        173,878     9,061             5           20.82         79  bp

----------
(1) The -200bp and -300bp scenarios are not shown due to the low prevailing interest rate environment.

Source:  Roma Financial Corporation, preliminary prospectus.

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                                  Asset Quality


         Table 14 provides information regarding the Bank's non-performing loans, other non-performing assets. Tables 15 and 16 detail the Bank's allowance for loan loss reserves and the allocation of the reserve among loan types for the periods ending December 31, 2001 to 2005. As of each of the dates indicated, the Bank did not have any troubled debt restructurings. At December 31, 2005, the allowance for loan losses totaled $878,000, non-performing loans totaled $654,000, and the ratio of allowance for loan losses to non-performing loans was 134.25%.

         The Company's overall asset quality has improved in recent years. As of December 31, 2005, non-performing loans ("NPLs") measured $654,000 or 0.17% of total loans and 0.08% of total assets. The Company had $0 of foreclosed assets at year-end 2005. In comparison, non-performing assets totaled $1.5 million or 0.60% of total assets at year-end 2001.

                                    Table 14
                          Non-performing Asset Summary
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

                                                                                 At December 31,
                                                          -------------------------------------------------------------
                                                           2005          2004         2003          2002           2001
                                                           ----          ----         ----          ----           ----
Loans accounted for on a non-accrual basis:
  Real estate mortgage: one-to-four family........         $563          $650         $708        $1,030         $1,031
  Home equity and second mortgage loans...........           91           137          200            73            443
                                                           ----          ----         ----        ------         ------
      Total.......................................          654           787          908         1,103          1,474
                                                           ----          ----         ----        ------         ------
Accruing loans which are contractually
  past due 90 days or more........................            -             -            -             -             -
                                                           ----          ----         ----        ------         ------

Total non-performing loans........................          654           787          908         1,103          1,474
                                                           ----          ----         ----        ------         ------
Real estate owned.................................            -             -            -           138            104
                                                           ----          ----         ----        ------         ------
Other non-performing assets.......................            -             -            -             -              -
                                                           ----          ----         ----        ------         ------
Total non-performing assets.......................         $654          $787         $908        $1,241         $1,578
                                                           ====          ====         ====        ======         ======
Total non-performing loans to total loans.........         0.17%         0.23%        0.30%         0.42%          0.60%
                                                           ====          ====         ====          ====           ====
Total non-performing loans to total assets........         0.08%         0.11%        0.14%         0.18%          0.26%
                                                           ====          ====         ====          ====           ====
Total non-performing assets to total assets.......         0.08%         0.11%        0.14%         0.20%          0.27%
                                                           ====          ====         ====          ====           ====

Source:  Roma Financial Corporation, preliminary prospectus.

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         The Company's  allowance for loan losses  totaled  $878,000 at year-end
2005, measuring 0.227% of total loans and 134.25% of non-performing loans. There were no loan charge-offs during 2005. The loan loss allowance was allocated as follows at year-end 20054: $435,000 for residential mortgages (49.45% of total allowances), $122,000 for multi-family and commercial real estate loans (13.84% of total allowances), $5,000 for commercial business loans (0.61% of total allowances), $268,000 for home equity and second mortgage loans (30.53% of total allowances), $2,000 for passbook certificates ($0.28% of total allowances), $45,000 for construction loans (5.16% of total allowances) and $1,000 for other loans (0.12% of total allowances).

                                    Table 15
                         Allowance for Loan Loss Summary
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

                                                                         At December 31,
                                               ------------------------------------------------------------------
                                                  2005           2004         2003          2002          2001
                                              -----------    -----------    ---------     ---------     ---------
Allowance balance (beginning of period)...... $       750    $       702    $     637     $     637     $     967
                                              -----------    -----------    ---------     ---------     ---------

Provision for (recovery of) loan losses .....         128             48           85           134          (265)
                                              -----------    -----------    ---------     ---------     ---------
Charge-offs:
  Real estate mortgage: one-to-four family...           -              -           20           134            65
                                              -----------    -----------    ---------     ---------     ---------
  Commercial business........................           -              -            -             -             -
                                              -----------    -----------    ---------     ---------     ---------
      Total charge-offs .....................           -              -           20           134            65
                                              -----------    -----------    ---------     ---------     ---------
Recoveries ..................................           -              -            -             -             -
                                              -----------    -----------    ---------     ---------     ---------
Net (charge-offs) recoveries ................           -              -          (20)         (134)          (65)
                                              -----------    -----------    ---------     ---------     ---------
Allowance balance (at end of period) ........ $       878    $       750    $     702     $     637     $     637
                                              ===========    ===========    =========     =========     =========


Total loans outstanding ...................   $   387,514    $   341,612    $ 306,153     $ 260,204     $ 245,633
                                              ===========    ===========    =========     =========     =========
Average loans outstanding .................   $   349,758    $   318,154    $ 276,078     $ 255,469     $ 239,118
                                              ===========    ===========    =========     =========     =========
Allowance for loan losses as a percent of
   total loans outstanding ................         0.227%         0.220%       0.229%        0.253%        0.276%
                                              ===========    ===========    =========     =========     =========
Net loans charged off as a percent of
   average loans outstanding ..............             -%             -%        0.01%         0.05%         0.03%
                                              ===========    ===========    =========     =========     =========
Allowance for loan losses to
   non-performing loans ...................        134.25%         95.30%       77.31%        57.75%        43.22%
                                              ===========    ===========    =========     =========     =========

Source:  Roma Financial Corporation, preliminary prospectus.

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                                    Table 16
                     Allocation of Allowance for Loan Losses
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

                                                                           At December 31,
                                  ------------------------------------------------------------------------------------------------
                                         2005               2004                2003               2002              2001
                                  -------------------- ------------------ -----------------  -----------------  -----------------
                                             Percent             Percent           Percent            Percent            Percent
                                             of Loans            of Loans          of Loans           of Loans           of Loans
                                             to Total            to Total          to Total           to Total           to Total
                                   Amount     Loans     Amount    Loans    Amount   Loans     Amount   Loans    Amount    Loans
                                   ------    -------    ------   -------   ------  -------    ------  -------   ------   ------
At end of period allocated to:
Real estate mortgage -
   one-to-four family......          $435      49.45%     $442    58.95%     $461    65.67%     $428   67.16%     $415    65.14%
Real estate mortgage -
   Multi-family and
   commercial...............          122       13.84       93     12.42       61      8.68       29     4.55       18      2.82
Commercial business.........            5        0.61        4      0.48        3      0.39        1     0.13        -         -
Consumer:
  Home equity and second
    mortgage loans..........          268       30.53      191     25.40      167     23.86      175    27.52      199     31.26
  Passbook or certificate...            2        0.28        3      0.41        3      0.37        3     0.43        3      0.48
  Auto......................            -        0.01        -      0.02        -      0.02        -        -        -         -
  Other.....................            1        0.12        1      0.15        1      0.17        1     0.21        2      0.30
Construction................           45        5.16       16      2.17        6      0.84        -        -        -         -
                                      ---       -----     ----   -------    -----   -------    -----  -------    -----  --------
     Total allowance........         $878      100.00%    $750    100.00%    $702    100.00%     $637  100.00%    $637    100.00%
                                     ====      ======     ====    ======     ====    ======      ====  ======     ====    ======

         Source:  Roma Financial Corporation, preliminary prospectus.

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         Management, in compliance with Office of Thrift Supervision guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as substandard, doubtful or loss. It is the Bank's policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         The estimation of the allowance for loan losses is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate.

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                                   Market Area


         The Company and the Bank are headquartered in Robbinsville, Washington Township, New Jersey, and operate seven retail banking offices in Mercer County and one retail office in Burlington County. Each of these counties is located in a region referred to as the Delaware River Valley. The Bank's principal lending and savings market area covers Mercer, Middlesex and Burlington Counties, however, lending has expanded into other areas in New Jersey as well as into Pennsylvania.

         Mercer County covers an area of 226 square miles and is, for the most part, a collection of sub-communities and neighborhoods, each with its own socio-economic characteristics. The city of Trenton is the principal urban center in the county. Mercer County as a whole had population growth of approximately 8% between the 1990 and 2000 national census, and the New Jersey Department of Labor projects another 15% growth by 2025. Mercer County is equidistant from New York and Philadelphia and approximately 10% of the nation's population lives within 75 miles of the county.

         The primary business of the Bank of attracting deposits and making loans is primarily conducted within its market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans.

         The Company operates in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of competitors are
significantly   larger   institutions  with  greater  financial  and

                                       47

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--------------------------------------------------------------------------------


managerial  resources  and  lending  limits.  The  Company's  ability to compete
successfully   is  a  significant   factor   affecting   growth   potential  and
profitability.

         Table 17 displays selected demographic data for the United States, the state of New Jersey, Mercer County and Washington Township. Table 18 displays employment trends by industry for Mercer County for the years 2002, 2003 and 2004.

         Household and per capita income levels for Mercer County were in-line with the comparable demographic data for New Jersey and higher than the figures for the United States. The median household income for Mercer County was estimated at $64,918 in 2005, approximately equal to the state median household income level of $63,135 and higher than the national household income levels of $49,747. Approximately 62% of the households in Mercer County had incomes of $50,000 or greater, as compared to 60% statewide and 50% nationally.

                                       48

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                                    Table 17
                            Selected Demographic Data
    United States, New Jersey, Trenton-Ewing MSA and Washington Township, NJ

===========================================================================================================================

                                                                                       Trenton-           City of
                Demographic                          United                             Ewing           Washington
                    Data                             States          New Jersey          MSA             Township
---------------------------------------------------------------------------------------------------------------------------
     Population
     ----------
     Total Population - 2005                       298,727,898        8,768,091         365,507           7,346
     2000-2005 actual change                             6.15%            4.20%           4.20%           9.45%
     2005-2010 projected change                          6.26%            4.18%           3.97%           7.72%

     Households
     ----------
     Total Households - 2005                       112,448,901        3,207,536         132,286           3,010
     2000-2005 actual change                             6.61%            4.66%           5.15%          10.50%
     2005-2010 projected change                          6.52%            4.50%           4.51%           8.24%

     Per Capita Income
     -----------------
     Per Capita Income - 2005                          $26,228          $32,385         $34,112         $26,957
     2000-2005 actual change                            21.50%           19.92%          22.20%          16.36%
     2005-2010 projected change                         22.79%           19.66%          21.17%          14.45%

     Median Household Income
     -----------------------
     Median Household Income - 2005                    $49,747          $63,135         $64,918         $53,759
     2000-2005 actual change                            17.98%           14.62%          14.13%          14.22%
     2005-2010 projected change                         17.36%           14.29%          16.76%          11.78%

     Household Income Distribution
     -----------------------------
     $0 - $24,999                                       23.78%              18%             18%             20%
     $25,000 - $49,999                                  26.44%              21%             21%             25%
     $50,000+                                           49.77%              60%             62%             55%

     Age Group Distribution
     ----------------------
      0 - 14 years                                      20.71%              21%             20%             21%
     15 - 34 years                                      27.46%              25%             27%             27%
     35 - 54 years                                      29.23%              31%             31%             33%
     55+ years                                          22.59%              24%             23%             19%

     Unemployment Rate
     -----------------
     December 2005                                        4.9%             4.6%            3.9%              NA
     December 2004                                        5.4%             4.4%            3.3%              NA

===========================================================================================================================

   Source: SNL Financial; ESRI; U.S. Department of Labor.

                                       49

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                                    Table 18
                    Employment by Industry for Mercer County
                       As of December 2002, 2003 and 2004

========================================================================================================================
                                      Mercer County Wage and Salary Employment Trends
========================================================================================================================
          Industry                           Total Number Employed                       Share of Total Employed
           Sector                                    (000s)
========================================================================================================================
                                       2002           2003           2004           2002           2003           2004
========================================================================================================================
Total Employment                     218,032        220,748        222,670        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------
Agriculture                              260            247            303          0.12%          0.11%          0.14%
------------------------------------------------------------------------------------------------------------------------
Utilities                                877            869            910          0.40%          0.39%          0.41%
------------------------------------------------------------------------------------------------------------------------
Construction                           7,170          6,799          6,846          3.29%          3.08%          3.07%
------------------------------------------------------------------------------------------------------------------------
Manufacturing                         10,446          9,331          8,793          4.79%          4.23%          3.95%
------------------------------------------------------------------------------------------------------------------------
Trade                                 24,805         26,821         27,466         11.38%         12.15%         12.33%
------------------------------------------------------------------------------------------------------------------------
Transportation                         4,035          4,320          4,401          1.85%          1.96%          1.98%
------------------------------------------------------------------------------------------------------------------------
Information                            8,443          7,891          6,562          3.87%          3.57%          2.95%
------------------------------------------------------------------------------------------------------------------------
Finance and Insurance                 13,031         14,306         15,036          5.98%          6.48%          6.75%
------------------------------------------------------------------------------------------------------------------------
Real estate and Rental and
Leasing                                2,182          2,114          1,896          1.00%          0.96%          0.85%
------------------------------------------------------------------------------------------------------------------------
Professional, Scientific and
Technical Services                    18,079         18,930         18,537          8.29%          8.58%          8.32%
------------------------------------------------------------------------------------------------------------------------
Management                             1,688          2,557          2,260          0.77%          1.16%          1.01%
------------------------------------------------------------------------------------------------------------------------
Administrative and Support
and Waste Management                  10,256          9,577          8,877          4.70%          4.34%          4.44%
------------------------------------------------------------------------------------------------------------------------
Educational                           26,013         30,692         29,671         11.93%         13.90%         13.33%
------------------------------------------------------------------------------------------------------------------------
Health Care                           24,132         30,191         32,476         11.07%         13.68%         14.58%
------------------------------------------------------------------------------------------------------------------------
Arts, Entertainment                    2,843          2,981          2,751          1.30%          1.35%          1.24%
------------------------------------------------------------------------------------------------------------------------
Accommodation and Food
Services                               9,422         10,955         10,878          4.32%          4.96%          4.89%
------------------------------------------------------------------------------------------------------------------------
Other Services                         5,808          6,369          6,943          2.66%          2.89%          3.12%
------------------------------------------------------------------------------------------------------------------------
Public Administration                 48,542         35,798         37,064         22.26%         16.22%         16.65%
------------------------------------------------------------------------------------------------------------------------

Source:  U.S. Department of Labor, Bureau of Labor Statistics.


         Table 19 summarizes deposit market data for all commercial banks and thrift institutions with offices in Mercer County. Based on deposit data as of June 30, 2005 and adjusted for any subsequent merger transactions, the Company ranked seventh among the twenty-seven financial institutions operating in the County. As of such date, the Company had total deposits of $605.0

                                       50

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million in the county,  which  reflected a 6.5% market share based on the area's total deposits of $9.3 billion. Three large regional commercial banks occupied three of the top four market share rankings of deposits in Mercer County. Wachovia Corporation, PNC Financial Services Group and, and Bank of America Corporation held market shares of 22.1%, 9.8%, and 7.9%, respectively.

                                    Table 19
                Deposit Market Share in Mercer County, New Jersey
                            Data as of June 30, 2005
                        (adjusted for completed mergers)

==========================================================================================================================
                                                                                                     Total     Market
                                                              Institution         No. of          Deposits      Share
 Rank     Institution                                         Type               Branches            ($000)        (%)
--------------------------------------------------------------------------------------------------------------------------
   1      Wachovia Corp. (NC)                                 Bank                  19           2,056,079      22.14
   2      Yardville National Bancorp (NJ)                     Bank                  19           1,496,350      16.11
   3      PNC Financial Services Group (PA)                   Bank                  10             913,088       9.83
   4      Bank of America Corp. (NC)                          Bank                  24             731,434       7.88
   5      Commerce Bancorp Inc. (NJ)                          Bank                   8             645,015       6.95
   6      Sovereign Bancorp Inc. (PA)                         Thrift                14             746,482       8.04
   7      Roma Financial Corporation, MH (NJ)                 Thrift                 7             604,998       6.52
   8      Sun Bancorp Inc. (NJ)                               Bank                   7             220,432       2.37
   9      Cenlar Capital Corp (NJ)                            Thrift                 1             373,950       4.03
  10      Fulton Financial Corp. (PA)                         Bank                   7             185,871       2.00
  11      Bear Stearns Cos. (NY)                              Bank                   1             182,520       1.97
  12      Hopewell Valley Cmnty Bank (NJ)                     Bank                   3             171,596       1.85
  13      Pacific MHC (CA)                                    Savings Bank           1             250,428       2.70
  14      NJ Manufacturers Ins Co. (NJ)                       Thrift                 1             197,433       2.13
  15      Grand Bank NA (NJ)                                  Bank                   1              91,757       0.99
  16      JPMorgan Chase & Co. (NY)                           Bank                   3              53,844       0.58
  17      Provident Financial Services (NJ)                   Bank                   1              44,326       0.48
  18      Charles Schwab Corp. (CA)                           Bank                   1              43,578       0.47
  19      TF Financial Corp. (PA)                             Thrift                 3              85,767       0.92
  20      Washington Mutual Inc. (WA)                         Thrift                 1              77,426       0.83
  21      1st Constitution Bancorp (NJ)                       Bank                   3              38,169       0.41
  22      Amboy Bancorporation (NJ)                           Bank                   1              19,588       0.21
  23      Hudson City Bancorp Inc. (NJ)                       Thrift                 2              37,164       0.40
  24      North Fork Bancorp. (NY)                            Bank                   1              18,341       0.20
  25      FMS Financial Corp. (NJ)                            Thrift                 1                 482       0.01
  26      Merrill Lynch & Co. (NY)                            Thrift                 0                   0       0.00
  27      Royal Bank of Scotland Group                        Bank                   0                   0       0.00
                                                                                     -                   -       ----
          Mercer County Totals                                                      140          9,286,118     100.00
                                                                                    ===          =========     ======
==========================================================================================================================

Source:  SNL Financial.

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                                 Summary Outlook


         The overall earnings outlook of the Company (without the benefit of the conversion proceeds) remains flat to slightly unfavorable due to the flat yield curve. Earnings have remained relatively unchanged for the past three fiscal years. While the federal funds rate and other short-term market interest rates, which the Bank uses as a guide to deposit pricing, have increased, intermediate- and long-term market interest rates, used to guide loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat yield curve has hurt the Bank's interest rate spread and net interest margin because the interest rates paid on deposits have repriced upwards faster than the interest rates earned on loans and investments. The Company's net interest margin is supported by a substantial capital base and low cost of funds, which helps to offset, somewhat, the impact of the flat yield curve.

         The Company continues to have solid balance sheet fundamentals with excellent asset quality. The Bank's loan portfolio has a relatively high concentration of commercial real estate, commercial business and construction lending, all which carry a higher level of risk when compared to traditional residential real estate lending.

         Management of the Company intends that the offering proceeds will provide capital to enable growth and enhance profitability. Attention will be paid to building the core banking business through internal growth and de novo branching, and the Company will also actively consider expansion opportunities such as the acquisition of other financial institutions or financial services companies.

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                   II. COMPARISONS WITH PUBLICLY HELD THRIFTS


                                General Overview


         The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions. The comparative market approach was utilized in determining the estimated pro forma market value of the Company because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest. The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in a thrift stock conversion.

         The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions which, due to certain factors such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering. The pricing and trading history of recent initial public offerings of thrifts are also examined to provide evidence of the "new issue discount" that must be considered. In Chapter II, our valuation analysis focuses on the selection and comparison of the Company with a comparable group of publicly traded thrift institutions (the "Comparative Group"). Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Company's pro forma market value.

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                               Selection Criteria


         Selected market price and financial performance data for thrifts listed on the New York and American Stock Exchanges and those thrifts traded on the NASDAQ over-the-counter ("OTC") markets are shown in Exhibit III. Several criteria, discussed below, were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

     o OPERATING CHARACTERISTICS - An institution's operating characteristics are the most important factors because they affect investors' expected rates of return on a company's stock under various business/economic scenarios, and they influence the market's general perception of the quality and attractiveness of a given company. Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

     o DEGREE OF MARKETABILITY AND LIQUIDITY - Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale. Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security. Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash. We attempted to limit our selection to companies that have access to a regular trading market or price quotations. We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions. However, the expectation of continued industry consolidation is currently embedded in thrift equity valuations.

     o GEOGRAPHIC LOCATION - The region of the country where a company operates is also of importance in selecting the comparative group. The operating environment for thrift institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates. Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

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         The  operations  of the Company fit the general  profile of an evolving thrift  institution,  concentrated  on retail  banking  in its local  market and
simultaneously   expanding  its  market   presence  in  the  commercial   arena.
Residential mortgages remain the core product in the Company's loan portfolio. Additionally, commercial real estate, commercial business and home equity lending has increased steadily over the past five years.

         In determining the Comparative Group composition, we focused on the Company's corporate structure, asset size, profitability, and equity level. As with any composition of a group of comparable companies, the selection criteria were broadened sufficiently to assemble a meaningful number of members for inclusion. Specifically, we applied the following selection criteria:

     o PUBLICLY TRADED THRIFT - stock-form thrift whose shares are traded on a major stock exchange or listed on NASDAQ.

     o    NON-ACQUISITION   TARGET  -  company  is  not  subject  to  a  pending
          acquisition.

     o MUTUAL HOLDING COMPANY - company's stock ownership interest is held in whole or in part by a mutual holding company, and is not currently undertaking a "second-step" conversion offering.

     o CURRENT FINANCIAL DATA - publicly reported financial data available for the most recent last twelve months ("LTM") ending December 31, 2005.

     o    ASSET SIZE - total assets of between $500 million and $2.25 billion.

     o CAPITALIZATION - equity to assets ratio greater than or equal to 10.00%.

     o PROFITABILITY MEASURE - net income measuring above 0.50% relative to average assets for the LTM period ending December 31, 2005.


         As a result of applying the above criteria, the screening process produced a reliable representation of publicly traded thrifts with operations comparable to those of the Company. A

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general  operating summary of the ten members selected for the Comparative Group is presented in Table 20.

         In focusing on profitable mutual holding companies, we identified a sufficient number of companies meeting the overall selection criteria. The companies in the Comparative Group were drawn from across the country with four located in the Mid-Atlantic region (three in New Jersey and one in
Pennsylvania), two from the Northeast (one from Connecticut and one from Massachusetts), two from the West (Idaho and California) and two located in the Southeast (Georgia). The asset sizes of the selected companies range from $543.8 million at Ocean Shore Holding Company, (MHC) to $2.1 billion at Kearny Financial Corp. (MHC). The median asset size of the Comparative Group was $776.3 million and similar to the Company's asset size of $797.8 million.

         In comparison to recent performance trends of the aggregate public thrift industry, the Comparative Group companies generally exhibited above-average profitability ratios, higher capital ratios, and lower levels of problem assets. While some differences inevitably may exist between the Company and the individual companies, we believe that the chosen Comparative Group on the whole provides a meaningful basis of financial comparison for valuation purposes.

                                       57

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                                    Table 20
                       Comparative Group Operating Summary
                             As of December 31, 2005

--------------------------------------------------------------------------------------------------------------------------
                                                                                      Initial        Total      Equity/
                                                                        No. of      Conversion      Assets       Assets
                           Company                City      State      Offices         Date         ($000s)          (%)
                           -------                ----      -----      -------         ----         --------         ---
Roma Financial Corporation                  Robbinsville      NJ           8             NA         797,760        17.38


Abington Community Bancorp, Inc. (MHC)      Jenkintown        PA           12         12/17/04      844,072        13.89
Atlantic Coast Federal Corporation (MHC)    Waycross          GA           12         10/05/04      733,171        13.30
Charter Financial Corp. (MHC)               West Point        GA           9          10/17/01    1,094,812        24.38
Clifton Savings Bancorp, Inc. (MHC)         Clifton           NJ           10         03/04/04      837,427        23.75
Home Federal Bancorp, Inc. (MHC)            Nampa             ID           15         12/07/04      695,718        14.83
Kearny Financial Corp (MHC)                 Fairfield         NJ           25         02/24/05    2,062,773        24.55
K-Fed Bancorp (MHC)                         Covina            CA           5          03/31/04      747,587        12.36
Ocean Shore Holding Company (MHC)           Ocean City        NJ           7          12/22/04      543,846        11.14
SI Financial Group Inc. (MHC)               Willimantic       CT           17         10/01/04      691,868        11.57
Westfield Financial Inc. (MHC)              Westfield         MA           10         12/28/01      805,095        14.39
--------------------------------------------------------------------------------------------------------------------------

Source:  Roma Financial Corporation; SNL Financial.

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                          Recent Financial Comparisons


         Table 21 summarizes certain key financial comparisons between the Company and the Comparative Group. Tables 22 through 26 contain the detailed financial comparisons of the Company with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates. Financial data for the Company, the Comparative Group, and All Public Thrift aggregate were utilized as of or for the most recent available LTM period ending December 31, 2005.

         The Company's LTM return on average assets was 0.99%, reflecting a profitability measure above the Comparative Group average of 0.76% and the All Public Thrift median of 0.70%. The Company's comparatively stronger earnings level was attributable mainly to its higher net interest margin and lower operating expense ratio. Two members of the Comparative Group, Charter Financial Corporation and Home Federal Bancorp, Inc. exhibited an LTM ROAA equivalent to or greater than the Company's profitability ratio. The Company's above-average net interest margin and lower operating expense ratio were sufficiently large to offset its lower than -average non-interest income ratio. The Company's LTM return on average equity at 5.55% also compared favorably to the Comparative Group median of 5.16%, but trailed the All Public Thrift median of 6.42%.

         The Company's net interest income level of 3.14% relative to average assets was positioned above the Comparative Group median of 2.75% and the All Public Thrift median of 3.06%. The Company's higher level of net interest income production was attributable to its lower cost of funds during the period as compared to the Comparative Group median. The

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Company's  net  interest  spread  of  3.09%  for the  LTM  period  exceeded  the
Comparative   Group  and  All  Public   Thrift   medians  of  2.48%  and  2.98%,
respectively.

         The Company's earning asset yield measured 4.90% and trailed the Comparative Group average of 5.10%. The Company's lower asset yield resulted from having a larger concentration of cash and securities as a percentage of total assets and a lower level of net loans as a percentage of total assets as compared to the Comparative Group. The Company's ratio of net loans to total assets measured 47.5% compared to the Comparative Group median of 63.2%. The Company's ratio of residential mortgages to total loans measured 49.5% as compared to medians of 59.5% for the Comparative Group and 50.5% for the All Public Thrift Group. While the Company's yield on earning assets fell below the Comparative Group, its cost of interest-bearing liabilities at 1.81% was lower than the Comparative Group median cost of funds of 2.57% and All Public Thrift median of 2.70%. The Company's lower liability costs reflect its significant level of deposits as a source of funds as opposed to the Comparative Group and All Public Thrifts higher reliance upon borrowings as deposits generally bear lower rates than higher-costing borrowings. The Company's level of borrowed funds was well below the Comparative Group's median debt utilization. Borrowings measured 1.2% of the Company's assets and 15.7% for the Comparative Group median and 18.7% for the All Public Thrift median.

         The Company's non-interest operating income totaled 0.30% of average assets, trailing the Comparative Group and All Public Thrift medians of 0.46% and 0.49%, respectively. Fees and service charges on deposit accounts were the largest contributor to the Company's non-interest revenue.

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                                    Table 21
                            Key Financial Comparisons
              Roma Financial Corporation and the Comparative Group
           As of or for the Last Twelve Months Ended December 31, 2005


===================================================================================================================
                                                                         Roma          Comp.       All Public
                                                                      Financial        Group         Thrift
                                                                        Corp.          Median        Median
-------------------------------------------------------------------------------------------------------------------
       Profitability
       -------------
       LTM Return on Average Assets                                       0.99 %         0.76 %        0.70 %
       LTM Return on Average Equity                                       5.55           5.16          6.42
       Core Return on Average Assets                                      0.99           0.76          0.70
       Core Return on Average Equity                                      5.55           4.68          5.99

       Income and Expense  (% of avg. assets)
       ------------------
       Total Interest Income                                              4.59           4.80          5.27
       Total Interest Expense                                             1.44           1.98          2.25
                                                                         -----          -----         -----
       Net Interest Income                                                3.14           2.75          3.06
       Provision for Loan Losses                                          0.02           0.06          0.07
       Other Operating Income                                             0.30           0.46          0.49
       Net Gains and Nonrecurring Income                                  0.00           0.00          0.02
       General and Administrative Expense                                 1.92           2.08          2.51
       Intangibles Amortization Expense                                   0.00           0.01          0.00
       Nonrecurring Expense                                               0.00           0.00          0.00
       Pre-tax Core Earnings                                              1.51           0.95          0.97

       Efficiency Ratio                                                  55.71          67.56         67.43

       Yield-Cost Data
       ---------------
       Yield on Interest-earning Assets                                   4.90           5.10          5.55
       Cost of Interest-bearing Liabilities                               1.81           2.57          2.70
                                                                         -----          -----         -----
       Net Interest Spread                                                3.09           2.48          2.98

       Asset Utilization  (% of avg. total assets)
       -----------------
       Avg. Interest-earning Assets                                      93.30          94.26         94.60
       Avg. Interest-bearing Liabilities                                 79.55          78.62         83.81
                                                                         -----          -----         -----
       Avg. Net Interest-earning Assets                                  13.75          16.35         10.80

===================================================================================================================

                                       61

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--------------------------------------------------------------------------------


                              Table 21 (continued)
                            Key Financial Comparisons
              Roma Financial Corporation and the Comparative Group
           As of or for the Last Twelve Months Ended December 31, 2005

====================================================================================================================
                                                                         Roma          Comp.       All Public
                                                                      Financial        Group         Thrift
                                                                        Corp.          Median        Median
--------------------------------------------------------------------------------------------------------------------
       Balance Sheet Composition  (% of total assets)
       -------------------------
       Cash and Securities                                               45.98 %        32.87 %        22.13 %
       Loans Receivable, net                                             47.47          63.19          71.68
       Real Estate                                                        0.00           0.01           0.01
       Intangible Assets                                                  0.07           0.02           0.02
       Other Assets                                                       6.48           3.60           3.74
       Total Deposits                                                    80.70          68.50          69.81
       Borrowed Funds                                                     1.22          15.67          18.69
       Other Liabilities                                                  0.70           0.90           0.88
       Total Equity                                                      17.38          14.14           9.63

       Loan Portfolio  (% of total loans)
       --------------
       Residential Mortgage Loans                                        49.45          59.53          50.50
       Other Real Estate Mortgage Loans                                  44.37          20.62          20.62
       Non-mortgage Loans                                                 6.18          11.40          29.29

       Growth Rates
       ------------
       Total Assets                                                      12.07          10.01           5.71
       Total Loans                                                       12.96          18.82           9.95
       Total Deposits                                                    11.69           7.61           5.13

       Regulatory Capital Ratios
       -------------------------
       Tier 1 Leverage Ratio                                             17.21          11.05           9.01
       Tier 1 Risk-based Capital                                         32.53          18.91          14.26
       Total Risk-based Capital                                          32.74          22.23          14.78

       Credit Risk Ratios
       ------------------
       Non-performing Loans / Total Loans                                 0.17           0.14           0.32
       Non-performing Assets / Total Assets                               0.08           0.09           0.30
       Reserves / Total Loans                                             0.23           0.69           0.79
       Reserves / Non-performing Assets                                 134.25         260.08         137.65

====================================================================================================================

   Source:  Roma Financial Corporation; SNL Financial; Feldman Financial.

                                       62

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


         The Company's provision for loan losses measured 0.02% of average assets, as compared to the Comparative Group median of 0.06% and the All Public Thrift median of 0.07% due t the Company's solid asset quality and low level of problem assets. The Company's non-performing asset ratio measured 0.08% of total assets versus the Comparative Group median of 0.09% and All Public Thrift median of 0.30%. In keeping with the Company's lower non-performing asset ratio relative to total assets, its non-performing loan ratio as a percent of total loans was 0.17% and was comparable to the corresponding Comparative Group median of 0.14% and All Public Thrift median of 0.32%. The Company maintained a lower level of loan loss reserves at 0.23% of total loans versus the Comparative Group median of 0.69% and the All Public Thrift median of 0.79%.

         The Company's operating expense ratio was lower than the Comparative Group median. The Company's general and administrative expense ratio of 1.92% was below the Comparative Group median of 2.08% and the All Public Thrift median of 2.51%. The move into a new main office building has not been fully reflected in the Company's operating cost structure.

         The Company's balance sheet composition had a higher concentration of cash and securities and a lower level of loans compared to the Comparative Group on the whole. Total net loans amounted to 47.5% of assets at the Company as of December 31, 2005, versus 63.2% for the Comparative Group median. Cash and securities aggregated 46.0% of assets at the Company, compared to 32.9% for the Comparative Group median. The Company had intangible assets totaling 0.07% of total assets compared to the Comparative Group median of 0.02%. Other assets, excluding intangibles and foreclosed real estate, composed 6.5% of the Company's assets versus the Comparative Group median of 3.6%. The Company's other assets primarily

                                       63

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


comprised $28.7 million of premises and equipment (3.6% of total assets) and $15.6 million in cash surrender value of bank owned life insurance (2.0% of total assets).

         The Company's borrowings level at 1.2% of assets reflected its limited usage of FHLB advances as a supplemental funding source. The Comparative Group is characterized by companies with borrowing activity similar to the overall thrift industry as demonstrated by the median debt level of 15.7% of total assets versus the All Public Thrift median of 18.7%. The Company's equity level before the Stock Offering was 17.4% relative to assets, which was above the Comparative Group median of 14.1%. The Company's risk-based capital ratios were also positioned well above the corresponding medians of the Comparative Group, reflecting the Company's larger concentration of higher risk-weighted assets.

         The Company's recent growth rates reflect its objectives to expand its lending activity. As a result, the Company's loan portfolio increased by 13.0% during 2005 while the Comparative Group experienced a median loan portfolio growth rate of 18.8%. The overall asset growth rate for the Company was 12.1% and exceeded the Comparative Group median of 10.0%. Deposit growth at the Company was similar to loan and asset growth and totaled 11.7% for 2005, compared to the Comparative Group median of 7.61%. The growth rates exhibited by the Company and the Comparative Group exceeded the All Public Thrift medians of 10.0%, 5.7% and 5.1%, respectively.

         In summary, the Company's recent earnings performance was ahead of the results attained by the Comparative Group and All Public Thrift aggregate when based on returns on assets, but was similar to the Comparative Group and All Public Thrift aggregate when based upon equity, due to the Company's higher level of capital. The Company's profitability was

                                       64

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


bolstered by a strong net interest margin and a lower level of non-interest expense. The Company's net interest income and low level of operating expense levels sufficiently offset its lower operating income ratio. Management believes that the competition in the banking and financial services industry in New Jersey is intense and that many of its competitors have substantially greater resources and lending limits than the Company do and offer services that it does not or cannot provide. Price competition for loans might result in the Company originating fewer loans, or earning a lower rate of return the loan portfolio, while price competition for deposits might result in a decrease in total deposits or higher rates paid on customer's deposits, impacting the profitability of the Company in the future.

                                       65

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                    Table 22

                      General Financial Performance Ratios
         As of or for the Latest Twelve Months Ended December 31, 2005

                                                                Total    Tang.       Net
                                            Total      Total  Equity/  Equity/  Interest Effcy.    LTM      LTM    Core   Core
                                           Assets   Deposits   Assets   Assets    Margin  Ratio    ROA      ROE     ROA    ROE
                                          ($000s)    ($000s)      (%)      (%)       (%)    (%)    (%)      (%)     (%)    (%)
                                          --------   --------     ----     ----      ----   ----   ----     ----    ----   ---
Roma Financial Corporation                797,760    643,813    17.38    17.32      3.36  55.71   0.99     5.55    0.99   5.55

Comparative Group Average                 905,637    584,649    16.42    15.97      2.92  67.38   0.77     4.35    1.05   4.37
Comparative Group Median                  776,341    501,665    14.14    14.14      2.92  67.56   0.76     5.16    0.76   4.68

All Public Thrift Average               3,659,215  2,074,685    11.18    10.53      3.24  68.16   0.67     6.57    0.66   6.43
All Public Thrift Median                  401,833    288,053     9.58     8.97      3.27  67.43   0.70     6.42    0.70   5.99

Comparative Group
Abington Community Bancorp                844,072    501,183    13.89    13.89      2.78  62.71   0.79     5.27    0.80   5.31
Atlantic Coast Federal Corp. (9/30/05)    733,171    502,147    13.30    12.94      3.11  72.56   0.60     4.28    0.60   4.28
Charter Financial Corporation           1,094,812    354,978    24.38    23.99      2.27  63.41   1.29     5.25    0.78   3.21
Clifton Savings Bancorp, Inc.             837,427    573,650    23.75    23.75      2.25  61.96   0.51     2.14    0.51   2.17
Home Federal Bancorp, Inc.                695,718    410,224    14.83    14.83      3.61  66.89   1.04     6.76    0.98   6.37
Kearny Financial Corp.                  2,062,773  1,483,494    24.55    21.37      2.66  69.02   0.82     3.59    0.58   2.53
K-Fed Bancorp                             747,587    471,557    12.36    11.84      2.77  59.25   0.75     5.40    0.75   5.40
Ocean Shore Holding Company               543,846    416,914    11.14    11.14      3.06  69.43   0.57     5.07    0.57   5.07
SI Financial Group, Inc.                  691,868    509,297    11.57    11.54      3.58  80.29   0.52     0.51    4.19   4.10
Westfield Financial, Inc.                 805,095    623,045    14.39    14.39      3.13  68.23   0.77     5.27    0.77   5.26


Source:  Roma Financial; SNL Financial; Feldman Financial.

                                       66
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--------------------------------------------------------------------------------


                                    Table 23

                          Income and Expense Analysis
         As of or for the Latest Twelve Months Ended December 31, 2005


                                                                    As a Percent of Average Assets
                                       ----------------------------------------------------------------------------------------
                                                              Net  Other   Gains &    Loan   Gen. &   Amort.             Pretax
                                       Interest Interest Interest  Oper.  Non-rec.    Loss   Admin.       of  Non-rec.     Core
                                         Income  Expense   Income Income    Income   Prov.  Expense  Intang,   Expense Earnings
                                         ------  -------   ------ ------    ------   -----  -------  -------   ------- --------
Roma Financial Corporation                 4.59     1.44     3.14   0.30      0.00    0.02     1.92     0.00      0.00     1.51

Comparative Group Average                  4.75     1.99     2.76   0.57      0.13    0.07     2.27     0.01      0.00     0.98
Comparative Group Median                   4.80     1.98     2.75   0.46      0.00    0.06     2.08     0.01      0.00     0.95

All Public Thrift Average                  5.27     2.23     3.05   0.58      0.17    0.13     2.59     0.02      0.04     0.89
All Public Thrift Median                   5.27     2.25     3.06   0.49      0.02    0.07     2.51     0.00      0.00     0.97

Comparative Group
Abington Community Bancorp                 5.02     2.38     2.63   0.36     (0.01)   0.00     1.88     0.00      0.00     1.11
Atlantic Coast Federal Corp. (9/30/05)     5.21     2.26     2.95   0.97      0.00    0.32     2.88     0.01      0.00     0.71
Charter Financial Corporation              4.35     2.14     2.21   0.50      0.77    0.01     1.72     0.02      0.00     0.96
Clifton Savings Bancorp, Inc.              4.10     1.92     2.18   0.03      0.00    0.02     1.37     0.00      0.01     0.82
Home Federal Bancorp, Inc.                 5.29     1.92     3.37   1.47      0.12    0.07     3.24     0.00      0.03     1.54
Kearny Financial Corp.                     4.12     1.66     2.47   0.10      0.37    0.00     1.77     0.03      0.00     0.76
K-Fed Bancorp                              4.73     2.05     2.68   0.51      0.00    0.09     1.89     0.02      0.00     1.19
Ocean Shore Holding Company                4.87     2.04     2.83   0.43      0.00    0.06     2.26     0.00      0.00     0.94
SI Financial Group, Inc.                   5.18     1.85     3.33   0.95      0.02    0.06     3.44     0.01      0.00     0.77
Westfield Financial, Inc.                  4.62     1.68     2.94   0.42      0.00    0.06     2.29     0.00      0.00     1.01


Source:  Roma Financial; SNL Financial; Feldman Financial.

                                       67


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--------------------------------------------------------------------------------


                                    Table 24

                      Yield-Cost Structure and Growth Rates
         As of or for the Latest Twelve Months Ended December 31, 2005


                                         Avg.       Avg.    Avg. Net
                                     Int. Earn.  Int.-Bear. Earning    Avg.  Yield on    Cost of Net Asset  Loan   Deposit
                                        Assets/    Liabs./  Assets/  Equity/ Int.-Earn. Int-Bear.Interest  Growth  Growth  Growth
                                        Assets     Assets   Assets   Assets    Assets     Liabs.  Spread    Rate    Rate    Rate
                                        ------     ------   ------   ------    ------     ------  ------    -----   -----   ----

Roma Financial Corporation              93.30       79.55     13.75   17.90     4.90       1.81     3.09   12.07    12.96   11.69

Comparative Group Average               94.46       76.76     17.70   16.74     5.03       2.92     2.42    9.22    17.38   10.03
Comparative Group Median                94.26       78.62     16.35   14.80     5.10       2.57     2.48   10.01    18.82    7.61

All Public Thrift Average               94.48       83.02     11.46   11.01     5.57       2.69     2.90    8.89    14.09    8.18
All Public Thrift Median                94.60       83.81     10.80    9.72     5.55       2.70     2.98    5.71     9.95    5.13

Comparative Group
Abington Community Bancorp              94.75       78.60     16.14   14.99     5.30       3.03     2.27   17.56    28.23   23.66
Atlantic Coast Federal Corp. (9/30/05)  94.87       78.64     16.23   14.01     5.49       2.87     2.62   17.67     9.62   12.96
Charter Financial Corporation           97.12       61.98     35.14   24.46     4.48       3.46     1.02   (2.88)   18.27   31.36
Clifton Savings Bancorp, Inc.           96.68       75.36     21.32   23.69     4.24       2.58     1.66    0.68    19.37    3.95
Home Federal Bancorp, Inc.              93.40       75.23     18.17   15.33     5.66       2.55     3.11   12.52     9.33   14.32
Kearny Financial Corp.                  92.72       74.98     17.74   22.77     4.45       2.21     2.24    9.25    23.13   (0.61)
K-Fed Bancorp                           96.62       80.16     16.46   13.95     4.90       2.56     2.34   22.72    27.39    1.36
Ocean Shore Holding Company             92.35       80.97     11.37   11.24     5.27       2.52     2.75    2.91    20.96    0.38
SI Financial Group, Inc.                92.30       82.96      9.34   12.33     5.61       5.23     3.38   10.76    14.67   11.26
Westfield Financial, Inc.               93.77       78.70     15.07   14.61     4.92       2.14     2.78    1.03     2.78    1.70


Source:  Roma Financial; SNL Financial; Feldman Financial.

                                       68

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--------------------------------------------------------------------------------


                                    Table 25

                            Balance Sheet Composition
         As of or for the Latest Twelve Months Ended December 31, 2005

                                                                   As a Percent of Total Assets
                                         -----------------------------------------------------------------------------------
                                             Cash &   Net   Real  Intang.  Other    Total  Borrowed  Other  Total    Total
                                         Securities Loans  Estate Assets  Assets Deposits    Funds   Liabs. Liabs.   Equity
                                         ---------- ------ ------ ------  ------ --------    -----  ------  ------   ------
Roma Financial Corporation                  45.98   47.47   0.00   0.07   6.48     80.70      1.22    0.70   82.62   17.38

Comparative Group Average                   36.09   59.82   0.02   0.56   3.53     65.04     16.65    1.89   83.58   16.42
Comparative Group Median                    32.87   63.19   0.01   0.02   3.60     68.50     15.67    0.90   85.86   14.14

All Public Thrift Average                   24.71   70.11   0.16   0.73   3.90     68.48     19.26    1.14   88.77   11.23
All Public Thrift Median                    22.13   71.68   0.01   0.02   3.74     69.81     18.69    0.88   90.37    9.63

Comparative Group
Abington Community Bancorp                  33.81   62.73   0.00   0.00   3.46     59.38     25.77    0.96   86.11   13.89
Atlantic Coast Federal Corp. (9/30/05)      18.08   76.01   0.04   0.41   5.46     68.49     17.59    0.62   86.70   13.30
Charter Financial Corporation               63.07   34.53   0.10   0.52   1.78     32.42     32.06   11.13   75.62   24.38
Clifton Savings Bancorp, Inc.               50.40   47.73   0.00   0.00   1.87     68.50      7.01    0.73   76.25   23.75
Home Federal Bancorp, Inc.                  31.92   63.65   0.03   0.00   4.40     58.96     24.69    1.52   85.17   14.83
Kearny Financial Corp.                      62.27   30.45   0.01   4.05   3.22     71.92      2.98    0.56   75.45   24.55
K-Fed Bancorp                               10.79   85.99   0.00   0.60   2.63     63.08     24.06    0.50   87.64   12.36
Ocean Shore Holding Company                 20.41   75.76   0.00   0.00   3.83     76.66     11.20    1.00   88.86   11.14
SI Financial Group, Inc.                    21.91   74.27   0.05   0.03   3.74     73.61     13.75    1.07   88.43   11.57
Westfield Financial, Inc.                   48.26   47.05   0.00   0.00   4.90     77.39      7.38    0.85   85.61   14.39


Source:  Roma Financial; SNL Financial; Feldman Financial.

                                       69
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--------------------------------------------------------------------------------


                                    Table 26

              Regulatory Capital, Credit Risk, and Loan Composition
         As of or for the Latest Twelve Months Ended December 31, 2005


                                           Tier 1  Tier 1    Total                                 First     Other
                                         Leverage   Risk-    Risk-        Total                    Resid.    Real Est.  Nonmtg.
                                          Capital   based    based NPLs/   NPAs/ Resrvs./ Resrvs./ Mtgs./    Mtgs./     Loans/
                                           Ratio  Capital  Capital Loans  Assets   NPAs   Loans    Loans     Loans      Loans
                                           ------ -------  ------- ------ ------- -----   ------   ------    ------     -----
Roma Financial Corporation                  17.21   32.53   32.74   0.17   0.08   134.25   0.23     49.45     44.37      6.18

Comparative Group Average                   12.46   23.97   25.93   0.28   0.17   288.79   0.75     59.75     25.04     15.22
Comparative Group Median                    11.05   18.91   22.23   0.14   0.09   260.08   0.69     59.53     20.62     11.40

All Public Thrift Average                   10.52   16.71   17.37   0.65   0.56   204.70   0.84     49.23     24.38     26.39
All Public Thrift Median                     9.01   14.26   14.78   0.32   0.30   137.65   0.79     50.50     20.22     29.29

Comparative Group
Abington Community Bancorp                  14.54   23.65   23.93   0.55   0.34    50.17   0.27     60.94     15.38     23.68
Atlantic Coast Federal Corp. (9/30/05)      10.03   14.76   15.59   0.48   0.41   142.45   0.76     56.76     16.11     27.13
Charter Financial Corporation                8.84   12.73   25.46   0.97   0.44   128.28   1.60     40.90     50.33      8.77
Clifton Savings Bancorp, Inc.               17.21   46.33   46.76   0.01   0.00       NM   0.31     94.26      3.12      2.62
Home Federal Bancorp, Inc.                  12.06   19.82   20.52   0.00   0.03       NM   0.66     58.12     33.18      8.70
Kearny Financial Corp.                      18.78   48.52   49.76   0.19   0.10   260.08   0.88     67.06     22.36     10.58
K-Fed Bancorp                                9.06   15.11   15.70   0.08   0.07   508.27   0.43     69.44     18.87     11.69
Ocean Shore Holding Company                  9.92   18.00   18.73   0.00   0.00       NM   0.42     71.56     12.33     16.11
SI Financial Group, Inc.                     9.66   16.27   17.19   0.05   0.08   649.73   0.71     51.72     37.18     11.10
Westfield Financial, Inc.                   14.48   24.54   25.68   0.50   0.24   282.54   1.41     26.69     41.52     31.79

Source:  Roma Financial; SNL Financial; Feldman Financial.

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--------------------------------------------------------------------------------



                          III. MARKET VALUE ADJUSTMENTS

                                General Overview


         This concluding chapter of the Appraisal identifies certain additional adjustments to the Company's estimated pro forma market value relative to the Comparative Group selected in Chapter II. The adjustments discussed in this chapter are made from the viewpoints of potential investors, which would include depositors holding subscription rights and unrelated parties who may purchase stock in a community offering. It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Company relative to other publicly traded thrift institutions and relative to alternative investments.

         Our appraised value is predicated on a continuation of the current operating environment for the Company and thrift institutions in general. Changes in the Company's operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the pro forma market value of the Company or thrift stocks in general. Therefore, the Valuation Range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

         In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

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--------------------------------------------------------------------------------



                           (1)   Earnings Prospects
                           (2)   Market Area
                           (3)   Management
                           (4)   Dividend Policy
                           (5)   Liquidity of the Issue
                           (6)   Subscription Interest
                           (7)   Stock Market Conditions
                           (8)   Recent Acquisition Activity
                           (9)   New Issue Discount


Earnings Prospects
------------------

         Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to leverage the balance sheet. Each of the foregoing is an important factor to investors in assessing earnings prospects.

         The Company derives its income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Market interest rates have been at historically low levels. However, since June 30, 2004, the U.S. Federal Reserve has increased its target federal funds rate 14 times, from 1.00% to 4.50%. While the federal funds rate and other short-term market interest rates have increased, intermediate- and long-term market interest rates, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The spread between the yields on the 10-year Treasury note and the two year note has not exceeded 50 basis points since May 2005 and generally has not exceeded 20 basis points since October 2005. The flat yield curve negatively impacts the Company's interest rate spread and net interest margin.

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         Notwithstanding  asset growth,  the Company's  profitability  in recent years has remained relatively flat to declining due to the flattening of the yield curve which has led to a shrinking net interest margin. In addition, the Company's earnings have been adversely impacted by a rising efficiency ratio as non-interest expense has risen over the past few years. Going forward, the full impact of the expenses related to the new headquarters will be reflected in the expense base.

         The  Company's  ROA  was  1.29%,   1.27%,   1.18%,   1.10%  and  0.99%,
respectively, for 2001, 2002, 2003, 2004 and 2005. The Company's net interest margin has declined moderately over the past five years, but remains comparable to the industry norm due to a very low cost of funds facilitated by the high concentration of deposits as opposed to borrowings and the Company's high capital level. Additionally, the diversified mix of loans has helped to maintain above-average yields in the overall loan portfolio. The Company's has been unable to generate a steady stream of non-interest revenue from deposit account charges and loan origination fees, due to the Company's relatively high concentration of certificates of deposit as a percentage of total deposits and the low level of loans as a percentage of total assets.

         The infusion of capital from the Stock Offering will provide the Company with the additional flexibility and opportunity to accommodate implementation of planned expansion strategy, although it will take time for the Company to prudently invest these proceeds and generate significant returns on these funds. In the current business cycle, interest rate risk poses a threat to the Company's future earnings growth. We therefore believe that, given the Company's recent earnings trends, the ability to sustain the current level of profitability pre-conversion continues to be a challenge because of the flattening of the yield curve and compression of margins. Based on these considerations, we believe a downward adjustment is

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warranted for the Company's immediate earnings growth prospects.  In the current environment, investors in a newly converted MHC will likely want to witness margin improvement or demand some discount.

Market Area
-----------

         The members of the Comparative Group were drawn from across the country and are characterized by a cross-section of market areas that encompass smaller metropolitan and rural communities. The Company's primary market area is Mercer County, and to a limited extent, surrounding counties. Demographic data for the Company's local market reflects a trend of income growth comparable to the United States as a whole, with higher levels of per capita and household income. Therefore, based on the demographic trends affecting the Company's market area as compared to the United States as a whole and the State of New Jersey, we do not believe that the market area conditions on the whole are notably different from those facing the Company. Accordingly, we believe that no adjustment is warranted for market area considerations.

Management
----------

         Management's principal challenges are to generate profitable results, monitor credit risks, and control operating costs while the Company competes in an increasingly competitive financial services environment while dealing with a flattening yield curve and attempting to expand upon its current operations. The Company's current Chief Executive Officer assumed his position in 2000. We believe that investors will take into account that the Company is professionally and knowledgeably managed by a team of experienced banking executives. Additions to the management team are expected as the Company grows. We also note that stock investors will

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likely rely upon  bottom-line  earnings  results as the means of evaluating  the future performance of management. Based on these considerations, we believe no adjustment is warranted based on management.


Dividend Policy
---------------

         The Company has not yet established a definitive dividend policy or determined the amount or timing of cash dividends that Roma Financial Corporation may pay after the offering. The timing, amount and frequency of dividends will be determined by the Board of Directors.

         Payment of cash dividends has become commonplace among publicly traded thrifts with relatively high capital levels. Nine of the ten members of the Comparative Group companies currently pay dividends. The average dividend yield of the Comparative Group was 2.10% as of March 8, 2006, and was slightly below the average All Public Thrift dividend yield of 2.23%. While a formal dividend policy has yet to be established, the Company will have the capital base to pay a dividend in the future and therefore, we believe that no adjustment is warranted for this factor.

Liquidity of the Issue
----------------------

         Nine of the ten members of the Comparative Group are listed on the Nasdaq National Market, while one company is listed on AMEX (American Stock Exchange). The Company has applied to have its common stock listed for trading on the NASDAQ National Market following the Stock Offering and anticipates meeting the requirements for listing. Thus, we do not believe that any further adjustment is necessary to address this factor.

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Subscription Interest
---------------------

         In recent years, initial public offerings ("IPOs") of thrift stocks have attracted a great deal of investor interest and this speculative fervor generally continued through 2005. With a total of 27 completed conversions, 2005 marked the third consecutive year of increased volume in the conversion market and represented the most conversions completed in one year since 1999. The mutual holding company conversion continued to be the most popular option with a total of 17 MHC deals in 2005. Seventeen of the twenty-seven offerings were oversubscribed in the first tier. Investors traditionally have had mixed views about the mutual holding company structure. The fact that the majority of the thrift's voting stock is controlled by the top-tier holding company makes it difficult for shareholders to exert their influence on management. Furthermore, MHC's tend to fall out of favor when investors turn bearish on the banking industry. A future decline in thrift valuations means a lower exchange ratio in any potential subsequent second-stage conversion and discounting this back to the present means lower prices for MHC stocks. These factors along with high valuations on converting MHC's all contributed to a mixed bag of first day trading among the MHC conversions in 2005, with only an average first day "pop" of 4.48%.

         The Company has retained the services of Sandler O'Neill + Partners, L.P. to assist in the marketing and sale of the Stock Offering. The Company also plans to form an employee stock ownership plan ("ESOP) that will purchase common stock in the offering. The Company's Board members and executive officers currently anticipate purchasing an aggregate amount of $2.4 million of common stock. Maximum individual purchase limitations per eligible category are placed at $300,000 and persons or groups acting in concert are limited to $300,000 in stock purchases in all categories.

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         Notwithstanding  the  demand  for thrift  IPOs,  a strong  subscription offering does not always indicate that the valuation should be increased or the offering should be priced in the upper end of the range. Many thrift IPO investors do not routinely purchase in the after-market, particularly at higher stock prices or involving stock issues with limited liquidity. As such, absent actual results of the Company's subscription offering (as well as actual market conditions prevailing during the subscription offering), we do not believe any adjustment is warranted at this time.

Stock Market Conditions
-----------------------

         Table 27 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts and the SNL MHC Thrift Index as compared to the Standard & Poor's 500-Stock Index ("S&P 500") since year-end 2003. The SNL Thrift Index and SNL MHC Thrift Index have both slightly underperformed the broader stock index, advancing by 10.2% and 13.6%, respectively, during the period from December 31, 2003 to March 8, 2006, as compared to the S&P 500 increasing by 15.0%. During calendar 2005, the SNL Thrift Index advanced 0.67% while the SNL MHC Thrift Index declined by 0.58%, compared to a 2.9% increase in the S&P 500.

         The Thrift Industry has seen a steady recovery since the 1990s. This has been fueled primarily by the demand for housing loans, as the real estate sector of the economy has flourished. And despite a flattening yield curve, the industry posted record earnings for the fourth consecutive quarter in the fourth quarter of 2005. Thrifts, in general, are reporting strong equity levels, loan growth and solid asset quality. As margins are compressed due to the current interest rate environment, merger and acquisition activity may pick up.

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         Since the beginning of 2005,  while moving  erratically,  thrift stocks have traded in a narrow range and have remained relatively flat. Given the general uncertainties about the pace of economic recovery, oil prices, the continuing war in Iraq, and the flat yield curve, both the thrift market and the broader market has exhibited some modest upward momentum in 2006. Going forward into 2006, as interest rates continue to rise, housing demand and the demand for home mortgages should continue its recent slowdown.

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                                    Table 27

                       Comparative Stock Index Performance
                       December 31, 2003 to March 8, 2006
                          (Index Value 100 = 12/31/03)

                                [GRAPHIC OMITTED]

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Recent Acquisition Activity
---------------------------

         Acquisition speculation is one factor underpinning the prices of newly converted thrifts in the after-market and existing trading companies. Table 28 summarizes recent acquisition activity involving banks and thrifts based in New Jersey. Since January 1, 2005, there have been six acquisitions involving New Jersey banks. There have been no acquisitions of thrifts over this time period. Overall acquisition valuation ratios for New Jersey financial institutions were comparable to the premiums reported nationwide. The largest transaction was the acquisition of Hudson United Bancorp (Mahwah, New Jersey) by TD Banknorth Inc. As the Company will be structured as an MHC, we do not believe that acquisition premiums are a significant factor to consider in determining the Company's pro forma market value, and any speculative interest may be reflected to some degree in the general trading values of thrift stocks and encompass members of the Comparative Group as well.

New Issue Discount
------------------

         A "new issue" discount that reflects investor concerns and investment risks inherent in all IPOs is a factor to be considered for purposes of valuing converting thrifts. The magnitude of the new issue discount typically expands during periods of declining thrift stock prices as investors require larger inducements, and narrows during strong market conditions. The thrift conversion market continues to respond to the after-market performance of recent offerings. Table 29 presents a summary of thrifts that have completed first-stage minority MHC stock offerings since January 1, 2004.

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                                    Table 28

               Summary of Recent New Jersey Acquisition Activity
              Transactions Announced in 2005 and 2006 Year-to-Date

=================================================================================================================================
                                               Seller's Prior Financial Data                               Offer Value to
                                               -----------------------------                        -----------------------------
                                                 Total  Equity/   YTD   YTD                   Offer   Book   Tang.   LTM   Total
                                           B/T  Assets  Assets    ROA   ROE    Date   Status  Value  Value   Book    EPS  Assets
         Buyer      State     Seller       (1)  ($Mil.)     (%)   (%)   (%)   Anncd.   (2)  ($Mil.)    (%)    (%)    (x)      (%)
---------------------------------------------------------------------------------------------------------------------------------
Overall Average                                1,723.8    9.41  1.21  13.19     NA      NA    376.3  268.8  283.3  25.43   24.76
Overall Median                                   320.4    9.31  1.21  13.46     NA      NA     65.4  251.5  251.5  25.24   24.48
---------------------------------------------------------------------------------------------------------------------------------
Susquehanna
  Bancshares Inc.    PA  Minotola
                           National Bank    B    623.4   12.95  1.09   8.33  11/14/05   P     166.1  205.7  206.4  25.48   26.64
Sun Bancorp Inc.     NJ  Advantage Bank     B    166.0    8.38  0.48   5.45  08/25/05   C      37.0  244.2  244.2  42.85   22.32
Community
  Partners Bncp      NJ  Town Bank          B    147.1   10.24  1.53  13.88  08/16/05   P      41.2  258.7  258.7  25.00   28.04
TD Banknorth Inc.    ME  Hudson
                           United Bancorp   B  8,850.4    6.00  1.32  22.28  07/11/05   C   1,898.7  360.4  446.7  15.12   21.45
Interchange Financial
  Services           NJ  Franklin Bank      B     81.0   12.91  2.06  16.14  06/23/05   C      25.3  241.7  241.7  18.22   31.22
Fulton Financial
  Corp.              PA  SVB Financial
                           Services Inc.    B    474.9    6.00  0.77  13.03  01/11/05   C      89.6  302.3  302.3  25.88   18.86
=================================================================================================================================
(1)  B=bank; T=thrift.
(2)  P=pending; C=completed.

Source:  SNL Financial.


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                                    Table 29

               Summary of Recent First-State MHC Stock Offerings
                  Transactions Completed Since january 1, 2004

====================================================================================================================================
                                                                                                       After-Market Price Chg.
                                                                      Stock          Fully               ------------------  Change
                                                            Total  Retained    Gross Conv.    IPO 3/8/06  One   One    One    Thru
                                           Stock IPO       Assets    by MHC Proceeds   P/B  Price  Price  Day  Week  Month  3/8/06
                Company           State Exchange Date     ($Mil.)       (%)  ($Mil.)   (%)    ($)    ($)  (%)   (%)    (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Average -- 2005 and 2006 YTD        NA       NA    NA       685.8    58.1     68.6    82.8     NA     NA  4.5   4.0    3.5    11.2
Average -- 2004                     NA       NA    NA       300.3    57.9     38.1    87.1     NA     NA 19.0  20.6   15.2    21.5
------------------------------------------------------------------------------------------------------------------------------------
Magyar Bancorp, Inc.                NJ   NASDAQ 01/24/06    359.7    54.0     26.2    82.3  10.00  10.75  6.5   5.0    6.0     7.5
Greenville Federal Financial Corp.  OH   OTC BB 01/05/06    128.4    55.0     10.3    69.7  10.00  10.05  2.5   2.5    0.0     0.5
Equitable Financial Corp.           NE   OTC BB 11/08/05    163.7    55.0     14.2    79.4  10.00   8.90  0.0   0.0   (5.0)  (11.0)
Investors Bancorp, Inc.             NJ   NASDAQ 10/12/05  4,992.8    54.3    516.3    85.4  10.00  12.90  0.2   0.7    5.2    29.0
Wauwatosa Holdings, Inc.            WI   NASDAQ 10/05/05  1,386.1    68.4    101.2    82.5  10.00  12.45 12.5  11.5    9.5    24.5
Ottawa Savings Bancorp, Inc.        IL   OTC BB 07/15/05    173.3    55.0     10.0    74.9  10.00  10.75 10.0   5.0    7.0     7.5
United Financial Bancorp, Inc.      MA   NASDAQ 07/13/05    796.0    53.4     76.7    84.4  10.00  11.64 17.5  15.7   17.0    16.4
Colonial Bankshares, Inc.           NJ   NASDAQ 06/30/05    296.2    54.0     20.8    82.5  10.00  11.00  6.0   6.9    7.5    10.0
Heritage Financial Group            GA   NASDAQ 06/30/05    347.8    70.0     33.7    84.2  10.00  11.30  7.5   7.2    9.3    13.0
North Penn Bancorp, Inc.            PA   OTC BB 06/02/05     90.5    53.9      6.4    73.7  10.00  10.60 10.0   2.5    1.5     6.0
Rockville Financial, Inc.           CT   NASDAQ 05/23/05    923.5    55.0     83.6    83.5  10.00  14.02  4.8  10.5   19.6    40.2
FedFirst Financial Corp.            PA   NASDAQ 04/07/05    270.3    55.0     29.8    86.0  10.00   9.07 (6.6) (7.1) (14.5)   (9.3)
Brooklyn Federal Bancorp, Inc.      NY   NASDAQ 04/06/05    303.7    70.0     39.7    89.6  10.00  11.40 (0.5) (0.1)  (5.0)   14.0
Prudential Bancorp, Inc.            PA   NASDAQ 03/30/05    405.0    55.0     56.5    86.9  10.00  13.40 (1.5) (6.5) (12.5)   34.0
Kentucky First Federal Bancorp      KY   NASDAQ 03/03/05    139.8    55.0     21.3    96.4  10.00  11.25  7.9  11.0   12.4    12.5
Kearny Financial Corp               NJ   NASDAQ 02/24/05  1,935.5    70.0    218.2    80.0  10.00  13.44 13.9  14.3   10.8    34.4
Home Federal Bancorp, Inc.          LA   OTC BB 01/21/05     95.7    60.0     14.2    75.4  10.00  10.20 (1.0)  0.0   (0.8)    2.0
BV Financial, Inc.                  MD   OTC BB 01/14/05     98.1    55.0     11.9    87.8  10.00   9.25 (6.5) (4.0)  (1.5)   (7.5)
Georgetown Bancorp, Inc.            MA   OTC BB 01/06/05    124.9    55.0     12.5    88.5  10.00   8.90  2.0   0.0    0.5   (11.0)
SFSB, Inc.                          MD   OTC BB 12/31/04    146.8    55.0     13.4    82.7  10.00   9.60  7.5   0.0   (0.5)   (4.0)
Ocean Shore Holding Company         NJ   NASDAQ 12/22/04    478.9    54.3     38.4    91.1  10.00  11.69 21.5  22.5    6.3    16.9
Lincoln Park Bancorp                NJ   OTC BB 12/20/04     78.8    54.0      8.5    88.6  10.00  10.10 10.0  12.5    0.2     1.0
Abington Community Bancorp          PA   NASDAQ 12/17/04    634.2    55.0     71.4    84.9  10.00  13.32 33.5  33.0   29.0    33.2
Home Federal Bancorp, Inc.          ID   NASDAQ 12/07/04    474.7    59.0     60.8    89.4  10.00  12.83 24.9  28.0   23.3    28.3
Atlantic Coast Federal Corp.        GA   NASDAQ 10/05/04    498.6    60.0     58.2    87.9  10.00  14.44 17.5  24.8   29.3    44.4
PSB Holdings, Inc.                  CT   NASDAQ 10/05/04    251.1    53.7     30.9    85.2  10.00  10.74  5.0   6.3    4.5     7.4
Naugatuck Valley Financial Corp.    CT   NASDAQ 10/01/04    244.0    58.0     32.7    90.7  10.00  10.57  8.0   8.1    4.2     5.7
SI Financial Group Inc.             CT   NASDAQ 10/01/04    517.6    55.0     50.3    90.3  10.00  10.95 12.0  10.5    9.4     9.5
First Federal Financial Services    IL   NASDAQ 06/29/04    123.2    55.0     17.6    75.9  10.00  16.50 15.0  20.5   35.0    65.0
Monadnock Community Bancorp         NH   OTC BB 06/29/04     43.7    55.0      3.4    85.5   8.00  10.50  3.8   2.5   (3.1)   31.3
Wawel Savings Bank                  NJ   OTC BB 04/01/04     76.2    70.0      6.8    85.2  10.00  10.55 20.0  25.0   12.5     5.5
K-Fed Bancorp                       CA   NASDAQ 03/31/04    448.6    60.9     56.9    92.0  10.00  12.20 29.5  30.0   15.1    22.0
Osage Federal Financial. Inc.       OK   OTC BB 04/01/04     77.3    60.8      8.0    92.8  10.00  14.25 34.9  22.5    9.5    42.5
Citizens Community Bancorp          WI   OTC BB 03/30/04    130.4    67.8      9.8    83.2  10.00  13.75 23.7  32.5   17.5    37.5
Clifton Savings Bancorp, Inc.       NJ   NASDAQ 03/04/04    635.9    55.0    137.4    92.1  10.00  10.30 22.5  37.5   32.9     3.0
Cheviot Financial Corp.             OH   NASDAQ 01/06/04    246.0    55.0     43.9    83.1  10.00  11.61 33.2  34.7   33.0    16.1
====================================================================================================================================

Source:  SNL Financial.


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         There were a total of seventeen MHC stock offerings during 2005 and two so far in 2006. Recently, the after-market performance of MHC thrift conversions has been restrained. Of the 19 MHC stock offerings completed since January 1, 2005, the average first day price increase was 4.5%, with an average price increase of 11.2% through March 8, 2006. Four of these nineteen MHC stock issues were still trading below their IPO price.

         The two MHC stock offerings completed so far in 2006, Greenville Federal Financial Corp. and Magyar Bancorp, Inc., are up 0.5% and 7.5%, respectively, from their IPO prices to closing market prices at March 8, 2006.

         In the after-market, thrift conversions had been trading upward to a range between 90% and 100% of fully converted book value, but found resistance at this level until a discernible trend in earnings improvement was evident. To price a new offering at 90% of pro forma book value, because of the mathematics of the calculation, would require very large increases in valuations and produce very marginal returns on equity. Accordingly, thrift conversions continue to be priced at discounts to publicly traded companies. This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the prospects of an institution to adeptly leverage the balance sheet in the currently low interest rate environment. Moreover, the mixed after-market performance of recent thrift IPOs provides added reason to continue to factor in a new issue discount for valuation of current thrift IPOs.

         Investors are aware that at initial pro forma price-to-book ratios approaching the current trading range of a majority of public thrifts, price-to-earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high. Based upon the

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price-to-book ratio measure, thrift conversions recently have been discounted by
40% to 50% relative to the overall thrift trading market on a fully converted basis.

Adjustments Conclusion
----------------------

         The Company's pro forma valuation should be discounted relative to the Comparative Group due to the Company's recent trend of flat earnings and earnings prospects due to the flat yield curve and the new issue discount. Individual discounts and premiums are not necessarily additive and may, to some extent, offset or overlay each other. Currently, converting thrifts are often valued at substantial discounts to peer institutions relative to price-to-book ratios, but at lesser discounts to the comparable institutions' price-to-earnings ratios. It is the role of the appraiser to balance the relative dynamics of price-to-book and price-to-earnings discounts and premiums.

Valuation Approach
------------------

         In determining the estimated pro forma market value of the Company, we have employed the comparative company approach and considered the following pricing ratios: price-to-earnings per share ("P/E"), price-to-book value per share ("P/B"), price-to-tangible book value per share ("P/TB"), and price-to-assets ("P/A"). Table 30 displays the market price valuation ratios of the Comparative Group on a fully-converted basis as of March 8, 2006. Averages for the All Public Thrift aggregate are also shown in Table 30. Table 31 also includes the pro forma fully-converted valuation ratios attributable to the Company as compared to the Comparative Group. Table 32 detailed the pro forma MHC valuation ratios attributable to the Company and the Comparative Group.
Exhibit IV displays the pro forma assumptions and calculations utilized in analyzing the Company's valuation ratios. In reaching our conclusions of the Valuation

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


Range, we evaluated the relationship of the Company's pro forma valuation ratios relative to the Comparative Group valuation data and recent thrift IPO valuations.


         Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of core earnings profitability and P/B comparisons. The P/E ratio is an important valuation ratio in the current thrift stock environment and was a key focus in developing our estimate of the Company's pro forma market value. The Company's net income for the LTM period ending December 31, 2005 was $7.5 million and reflected an ROA of 0.99%.

         The average P/B ratio on a fully converted basis for the Comparative Group was 95.2% and the median was 95.0%. In comparison, the All Public Thrift average and median P/B ratios were 145.3% and 133.3%. In consideration of the foregoing factors along with the additional adjustments discussed in this chapter, we have determined a fully converted pro forma price-to-book ratio of 68.5% and price-to-tangible book ratio of 68.7% for the Company, which reflect an aggregate midpoint value of $225.0 million based on the assumptions summarized in Exhibit IV. Employing a range of 15% above and below the midpoint, the resulting minimum value of $191.3 million reflects a 63.8% P/B ratio and the resulting maximum value of approximately $258.8 million reflects a 72.5% P/B ratio. The adjusted maximum, an additional 15.0% above the maximum, is positioned at approximately $288.0 million and a P/B ratio of 76.3%. At this adjusted maximum price-to-book valuation ratio, the Company is valued slightly below the fully converted basis comparable to the 82.8% average of recent MHC stock offerings as displayed in Table 29. It should be noted that the Company will have a higher equity ratio as compared to the Comparative Group based upon a fully converted value.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


         The Company's pro forma maximum P/B ratio of 72.5% reflects a 23.8% discount to the Comparative Group average P/B ratio of 95.2% and a 50.1% discount to the All Public Thrift average of 145.3%. At the adjusted maximum, the Company's pro forma P/B ratio of 76.3% reflects a 19.8% discount to the Comparative Group average and a 47.5% discount to the All Public Thrift average.

         Based on the Valuation Range as indicated above, the Company's pro forma P/E ratios ranged from a minimum of 20.4x to 29.4x at the adjusted maximum based on both LTM and LTM core earnings. As discussed earlier, the Company's earnings prospects and strong capitalization are reflected by the P/E ratios. The Company's pro forma maximum P/E LTM ratio of 26.3x reflects a 10.0% discount to the Comparative Group average P/E ratio of 29.2x and a 39.2% premium to the All Public Thrift average of 18.9x. At the adjusted maximum, the Company's pro forma P/E ratio of 29.4x reflects a 0.6% premium to the Comparative Group average and a 55.6% premium to the All Public Thrift average.

         Based on the P/A measure, the Company's pro forma midpoint of $225.0 million reflects a corresponding valuation ratio of 22.8%, ranging from 20.0% at the minimum to 25.5% and 28.4% at the maximum and adjusted maximum, respectively. The Company's more favorable capitalization and profitability levels on a pre-offering basis result in P/A ratio premiums in contrast to the All Public Thrift averages.

Valuation Conclusion
--------------------

         It is our opinion that, as of March 8, 2006, the aggregate estimated pro forma market value of the Company on a fully converted basis was within the Valuation Range of $191,250,000 to $258,750,000 with a midpoint of $225,000,000.
The Valuation Range was

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the maximum. An additional 15% increase above the maximum results in an adjusted maximum of $297,562,500. Exhibit IV displays the assumptions and calculations utilized in determining the Company's estimated pro forma market value on a fully converted basis. Exhibit V displays the Company's resulting pro forma data assuming a sale of 30% of the aggregate pro forma market value of common stock in the MHC Stock Offering.

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Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                    Table 30

              Comparative Fully Converted Market Valuation Analysis
                    ViewPoint Bank and the Comparative Group
              Computed from Market Price Data as of March 8, 2006

==========================================================================================================================

                                     Current     Total    Price/   Price/  Price/   Price/   Price/    Total   Current
                                       Stock    Market       LTM     Core    Book    Tang.    Total  Equity/   Dividend
                                       Price     Value       EPS      EPS   Value     Book   Assets   Assets    Yield
            Company                       ($)   ($Mil.)       (x)      (x )    (%)      (%)      (%)      (%)     (%)
--------------------------------------------------------------------------------------------------------------------------
      Roma Financial Corp. (1)
         Pro Forma Minimum             10.00     191.3      20.4     20.4    63.8     63.9    19.95    31.25     0.00
         Pro Forma Midpoint            10.00     225.0      23.8     23.8    68.5     68.7    22.79    33.25     0.00
         Pro Forma Maximum             10.00     258.8      26.3     26.3    72.5     72.6    25.47    35.13     0.00
         Pro Forma Adj. Maximum        10.00     297.6      29.4     29.4    76.3     76.5    28.37    37.16     0.00

      Comparative Group Average           NA     331.2      29.2     31.1    95.2     96.4    26.90    28.38     1.94
      Comparative Group Median            NA     210.5      27.8     27.9    95.0     96.3    24.69    24.91     1.83

      All Public Thrift Average(2)        NA     925.8      18.9     20.7   145.3    168.4    13.91    10.03     2.28
      All Public Thrift Median(2)         NA     117.2      16.8     17.1   133.3    152.4    12.80     9.02     2.23

      Comparative Group(1)
      Abington Community Bancorp       13.32     211.4      24.9     24.7    97.3     97.3    22.39    23.01     1.50
      Atlantic Coast Federal Corp.     14.44     209.7      33.5     33.5   101.8    103.3    24.92    24.46     2.22
      Charter Financial Corporation    38.36     753.0      31.5     41.5    95.3     96.0    46.54    48.83     4.69
      Clifton Savings Bancorp, Inc.    10.30     313.4      42.9     42.4    90.2     90.2    31.78    35.25     1.94
      Home Federal Bancorp, Inc.       12.83     194.4      20.9     21.9    96.1     96.1    24.46    25.44     1.71
      Kearny Financial Corp.           13.44     975.2      33.7     41.6    89.1     96.4    36.78    41.30     1.49
      K-Fed Bancorp                    12.20     175.4      24.9     24.9    94.6     96.9    20.87    22.06     2.30
      Ocean Shore Holding Company      11.69     102.4      24.6     24.6    94.5     94.5    17.31    18.33     0.00
      SI Financial Group, Inc.         10.95     137.6      27.6     27.9    91.1     91.2    18.03    19.80     1.10
      Westfield Financial, Inc.        24.52     239.2      27.9     28.0   102.2    102.2    25.90    25.35     2.45

==========================================================================================================================

  (1)  Fully-converted valuation assumes sale of 100% of common stock for Roma Financial and MHC-owned stock for the Comparative Group.
  (2)  Excludes existing MHC companies and companies subject to announced acquisitions.

  Source:  Roma Financial; SNL Financial; Feldman Financial.

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--------------------------------------------------------------------------------


                                    Table 31

             Comparative Fully Converted Market Valuation Analysis
                                Comparative Group
              Computed from Market Price Data as of March 8, 2006

====================================================================================================================================

                                                     Pro Forma Fully Converted                          Pro Forma Fully Converted
                                   Current           Financial Data                                       Market Valuation Ratios
                                                     ------------------------------------- ----------------------------------------
                                       MHC     Gross                        Total    Tang.  Price/  Price/ Price/ Price/   Price/
                                    Owner-     Stock    Net    LTM   LTM  Equity/  Equity/     LTM    Core   Book  Tang.    Total
                                      ship  Proceeds Income    ROA   ROE   Assets   Assets     EPS     EPS  Value   Book   Assets
                    Company             (%)   ($Mil.)($Mil.)    (%)   (%)      (%)      (%)     (x)     (x)    (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

     Comparative Group Average        61.4     220.7   10.1    0.9   3.2    28.38    27.94    29.2    31.1   95.2   96.4    26.90
     Comparative Group Median         59.6     121.2    7.3    0.8   3.3    24.91    24.73    27.8    27.9   95.0   96.3    24.69

     Comparative Group
     Abington Community Bancorp       55.0     116.3    7.9   0.84  3.66    23.01    23.01    24.9    24.7   97.3   97.3    22.39
     Atlantic Coast Federal Corp.     60.1     126.0    5.9   0.70  2.85    24.46    24.11    33.5    33.5  101.8  103.3    24.92
     Charter Financial Corporation    80.8     608.3   22.4   1.38  2.83    48.83    48.48    31.5    41.5   95.3   96.0    46.54
     Clifton Savings Bancorp, Inc.    55.2     173.0    6.7   0.68  1.94    35.25    35.25    42.9    42.4   90.2   90.2    31.78
     Home Federal Bancorp, Inc.       59.3     115.2    8.6   1.08  4.25    25.44    25.44    20.9    21.9   96.1   96.1    24.46
     Kearny Financial Corp.           70.2     684.3   26.8   1.01  2.45    41.30    38.15    33.7    41.6   89.1   96.4    36.78
     K-Fed Bancorp                    61.6     108.1    6.5   0.77  3.49    22.06    21.53    24.9    24.9   94.6   96.9    20.87
     Ocean Shore Holding Company      54.3      55.7    3.9   0.65  3.56    18.33    18.33    24.6    24.6   94.5   94.5    17.31
     SI Financial Group, Inc.         60.0      82.5    4.6   0.60  3.02    19.80    19.77    27.6    27.9   91.1   91.2    18.03
     Westfield Financial, Inc.        57.5     137.5    8.2   0.88  3.48    25.35    25.35    27.9    28.0  102.2  102.2    25.90

====================================================================================================================================

Source: Roma Financial; SNL Financial; Feldman Financial

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--------------------------------------------------------------------------------


                                    Table 32

                  Pro Forma Comparative MHC Valuation Analysis
                    Roma Financial and the Comparative Group
              Computed from Market Price Data as of March 8, 2006

=================================================================================================================================
                                     Current       Total    Price/   Price/    Price/    Price/    Price/      Total      Current
                                       Stock      Market       LTM     Core      Book     Tang.     Total    Equity/     Dividend
                                       Price       Value       EPS      EPS     Value      Book    Assets     Assets        Yield
               Company                    ($)     ($Mil.)       (x)      (x)       (%)       (%)       (%)        (%)         (%)
---------------------------------------------------------------------------------------------------------------------------------
      Roma Financial(1)
         Pro Forma Minimum             10.00        57.4      25.0     25.0     102.7     103.0     22.62      22.04        0.00
         Pro Forma Midpoint            10.00        67.5      29.4     29.4     115.3     115.7     26.34      22.83        0.00
         Pro Forma Maximum             10.00        77.6      34.5     34.5     127.1     127.4     29.99      23.60        0.00
         Pro Forma Adjusted Maximum    10.00        89.3      40.0     40.0     139.3     139.7     34.10      24.47        0.00

      Comparative Group Average           NA       331.9      40.6     51.1     194.7     200.8     32.62      16.42        1.94
      Comparative Group Median            NA       210.6      38.3     38.4     189.1     193.3     28.23      14.14        1.83

      Comparative Group(2)
      Abington Community Bancorp       13.32       211.4      32.5     32.3     180.3     180.3     25.04      13.89        1.50
      Atlantic Coast Federal Corp.     14.44       209.7      49.8     49.8     215.1     221.9     28.60      13.30        2.22
      Charter Financial Corporation    38.36       760.7      54.8     89.4     283.9     290.2     69.24      24.38        4.69
      Clifton Savings Bancorp, Inc.    10.30       313.4        NM     72.5     157.6     157.6     37.43      23.75        1.94
      Home Federal Bancorp, Inc.       12.83       194.4      27.3     28.9     188.4     188.4     27.93      14.83        1.71
      Kearny Financial Corp.           13.44       975.2      58.4     83.4     192.6     230.6     47.28      24.55        1.49
      K-Fed Bancorp                    12.20       175.3      33.0     33.0     189.8     199.4     23.46      12.36        2.30
      Ocean Shore Holding Company      11.69       102.4      32.5     32.5     169.1     169.1     18.84      11.14        0.00
      SI Financial Group, Inc.         10.95       137.6      39.1       NA     171.9     172.3     19.88      11.57        1.10
      Westfield Financial, Inc.        24.52       239.2      38.3     38.4     198.2     198.2     28.52      14.39        2.45

=================================================================================================================================

  (1)  Pro forma market valuation ratios assume sale of 30% of common stock for Roma Financial, reflecting $57.4 million at the minimum, $67.5 million at the midpoint, and $77.6 million at the maximum.
  (2)  Reported market valuation ratios reflect current MHC ownership.

  Source:  Roma Financial; SNL Financial; Feldman Financial.

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--------------------------------------------------------------------------------


                                    Exhibit I
                 Background of Feldman Financial Advisors, Inc.


Overview of Firm
----------------

Feldman Financial Advisors provides consulting and advisory services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, and expert witness testimony and analysis. Our senior staff members have been involved in the stock conversion process since 1982 and have valued more than 350 converting institutions.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with CS First Boston and Kaplan Associates. Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their prior firm. Our senior staff collectively has worked with more than 1,000 banks, thrifts and mortgage companies nationwide. The firm's office is located in Washington, D.C.

Background of Senior Professional Staff
---------------------------------------

TRENT FELDMAN - President. Trent is a nationally recognized expert in providing strategic advice to and valuing service companies, and advising on mergers and acquisitions. Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm. Trent also has worked at the Federal Home Loan Bank Board and with the California legislature. Trent holds Bachelors and Masters Degrees from the University of California at Los Angeles.

PETER WILLIAMS - Principal. Peter specializes in merger and acquisition analysis, stock and other corporate valuations, strategic business plans and retail delivery analysis. Peter was with Kaplan Associates for 13 years. Peter also served as a Corporate Planning and Development Analyst with the Wilmington Trust Company in Delaware. Peter holds a BA in Economics from Yale University and an MBA in Finance and Investments from George Washington University.

MICHAEL GREEN - Principal. Mike is an expert in mergers and acquisition analysis, financial institution and corporate valuations, and strategic and business plans. During Mike's 10 years at Kaplan Associates, his experience also included business restructurings, litigation support, mark-to-market analysis, and goodwill valuations. Mike holds a BA in Finance and Economics from Rutgers College.

GREG IZYDORCZYK - Senior Vice President. Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans. Greg was with Kaplan Associates for three years. Previous, Greg worked as a Senior Auditor for First Virginia Bank and Integra Financial and as a Financial Analyst with Airbus Industrie of N.A. Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-1
                           Consolidated Balance Sheets
                        As of December 31, 2004 and 2005
                             (Dollars in Thousands)

---------------------------------------------------------------------------------------------------
                                                                                  December 31,
                                                                              -------------------
                                                                                2005       2004
                                                                              --------   --------
                                                                                (In Thousands)

                                     ASSETS

     Cash and amounts due from depository institutions                        $  5,745   $  6,233
     Interest-bearing deposits in other banks                                   22,324     12,666
     Money market funds                                                             20      1,045
                                                                              --------   --------

         Cash and Cash Equivalents                                              28,089     19,944

     Securities available for sale                                              15,514     13,543
     Investment securities held to maturity                                    173,078    160,131
     Mortgage-backed securities held to maturity                               150,101    138,306
     Loans receivable, net of allowance for loan losses $878
         and $750, respectively                                                378,708    335,250
     Premises and equipment                                                     28,679     20,555
     Federal Home Loan Bank of New York stock                                    1,387      4,039
     Interest receivable                                                         3,798      3,187
     Bank owned life insurance                                                  15,640     15,114
     Other assets                                                                2,766      1,746
                                                                              --------   --------

         Total Assets                                                         $797,760   $711,815
                                                                              ========   ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

     Deposits                                                                 $643,813   $576,300
     Federal Home Loan Bank of New York advances                                 9,702          -
     Advance payments by borrowers for taxes and insurance                       2,063      1,544
     Other liabilities                                                           3,524      2,578
                                                                              --------   --------

         Total Liabilities                                                     659,102    580,422
                                                                              --------   --------

STOCKHOLDER'S EQUITY
     Common stock                                                                    1          -
     Paid-in capital                                                               799
     Retained earnings - substantially restricted                              137,820    131,285
     Accumulated other comprehensive income - unrealized gain on securities
         available for sale, net                                                    38        108
                                                                              --------   --------

         Total Stockholder's Equity                                            138,658    131,393
                                                                              --------   --------

         Total Liabilities and Stockholder's Equity                           $797,760   $711,815
                                                                              ========   ========


---------------------------------------------------------------------------------------------------
Source:  Roma Financial Corporation, audited financial statements.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-2
                         Consolidated Income Statements
              For the Years Ended December 31, 2003, 2004 and 2005
                             (Dollars in Thousands)

------------------------------------------------------------------------------------------
                                                                Years Ended December 31,
                                                               --------------------------
                                                                2005      2004      2003
                                                              -------   -------   -------
INTEREST INCOME
   Loans                                                      $20,662   $18,740   $18,009
   Mortgage-backed securities held to maturity                  7,158     6,613     7,176
   Investment securities held to maturity                       5,661     4,720     4,765
   Securities available for sale                                  467       698       761
   Other interest-earning assets                                  684       377       719
                                                              -------   -------   -------

       Total Interest Income                                   34,632    31,148    31,430
                                                              -------   -------   -------

INTEREST EXPENSE
   Deposits                                                    10,742     7,392     8,287
   Borrowings                                                     159         -         -
                                                              -------   -------   -------

       Total Interest Expense                                  10,901     7,392     8,287
                                                              -------   -------   -------

       Net Interest Income                                     23,731    23,756    23,143

PROVISION FOR LOAN LOSSES                                         128        48        85
                                                              -------   -------   -------

       Net Interest Income after Provision for Loan Losses     23,603    23,708    23,058
                                                              -------   -------   -------

NON-INTEREST  INCOME
   Commissions on sales of title policies                       1,159         -         -
   Fees and service charges on deposits                           373       347       327
   Fees and service charges on loans                               85        56        73
   Net gain from sale of mortgage loans originated for sale        14        36         -
   Other                                                        1,285     1,132     1,230
                                                              -------   -------   -------

       Total Non-Interest Income                                2,916     1,571     1,630
                                                              -------   -------   -------

NON-INTEREST EXPENSES
   Salaries and employee benefits                               8,595     7,804     7,607
   Net occupancy expense of premises                            1,152       820       704
   Equipment                                                    1,241     1,028       864
   Data processing fees                                         1,324     1,288     1,248
   Advertising                                                    813       547       477
   Federal insurance premium                                       81        81        82
   Other                                                        1,926     1,843     1,562
                                                              -------   -------   -------

       Total Non-Interest Expenses                             15,132    13,411    12,544
                                                              -------   -------   -------

       Income before Income Taxes                              11,387    11,868    12,144

INCOME TAXES                                                    3,852     4,256     4,437
                                                              -------   -------   -------

       Net Income                                             $ 7,535   $ 7,612   $ 7,707
                                                              =======   =======   =======

------------------------------------------------------------------------------------------

     Source:  Roma Financial Corporation, audited financial statements.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-3
                           Loan Portfolio Composition
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------------------
                                                                              At December 31,
                                        --------------------------------------------------------------------------------------------
                                              2005              2004               2003               2002               2001
                                        ----------------  -----------------  ----------------- ------------------  -----------------
                                        Amount   Percent    Amount  Percent    Amount  Percent   Amount   Percent    Amount  Percent
                                        ------   -------    ------  -------    ------  -------   ------   -------    ------  -------
Type of Loans:
--------------

Real estate mortgage -
   one-to-four family..........       $191,634    49.45%  $201,385   58.95%  $201,044   65.67% $174,764    67.16%  $166,640   67.84%
Real estate mortgage -
  multi-family and
  commercial....................        53,614    13.84     42,435   12.42     26,563    8.68    11,827     4.55        282    0.11
Commercial business.............         2,351     0.61      1,635    0.48      1,187    0.39       336     0.13          -       -
Consumer:
   Home equity and
     second mortgage............       118,318    30.53     86,772   25.40     73,037   23.86    71,606    27.52     76,795   31.26
   Passbook or certificate......         1,071     0.28      1,410    0.41      1,151    0.37     1,129     0.43      1,178    0.48
   Auto.........................            41     0.01         49    0.02         55    0.02         -        -          -       -
   Other........................           465     0.12        503    0.15        527    0.17       542     0.21        738    0.30
                                      --------            --------           --------          --------            --------
     Total consumer loans.......       119,895              88,734             74,770            73,277              78,711
                                      --------            --------           --------          --------            --------
Construction....................        20,020     5.16      7,423    2.17      2,589    0.84         -        -          -       -
                                      --------   ------   --------  ------   --------  ------  --------   ------   --------  ------
     Total loans................       387,514   100.00%   341,612  100.00%   306,153  100.00%  260,204   100.00%   245,633  100.00%
                                      --------   ======   --------  ======   --------  ======  --------   ======   --------  ======
Less:
    Construction loans
       in process...............         7,659               5,151              1,065                 -                   -
   Allowance for loan
      losses....................           878                 750                702               637                 637
   Deferred loan (costs)
      and fees, net.............           269                 461                553               922               1,161
                                      --------            --------           --------          --------            --------
                                         8,806               6,362              2,320             1,559               1,798
                                      --------            --------            -------          --------            --------
     Total loans, net...........      $378,708            $335,250           $303,833          $258,645            $243,835
                                      ========            ========           ========          ========            ========

------------------------------------------------------------------------------------------------------------------------------------
  Source:  Roma Financial Corporation, preliminary prospectus.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-4
                        Investment Portfolio Composition
                         As of December 31, 2001 to 2005
                             (Dollars in Thousands)

--------------------------------------------------------------------------------------------------------------------------
                                                                                 At December 31,
                                                       -------------------------------------------------------------------
                                                         2005           2004          2003           2002           2001
                                                       --------       --------      --------       --------       --------
Securities Available for Sale:
-----------------------------
Mutual fund shares..............................       $  2,154       $  2,112      $  1,036       $  1,015       $      -
Equity securities...............................             50             50            50             50             50
Mortgage-backed securities......................            130            149           308            499            610
U.S. government obligations.....................          2,961            981         1,000         16,065              -
Obligations of state and political
    subdivisions................................         10,219         10,251        11,650         12,568         11,797
                                                       --------       --------      --------       --------       --------
      Total securities available for sale.......         15,514         13,543        14,044         30,197         12,457
                                                       --------       --------      --------       --------       --------
Investment Securities Held to Maturity:
--------------------------------------
U.S. government obligations.....................        172,264        159,257       151,889         96,495         89,491
Obligations of states and political
    subdivisions................................            814            874           933            993            754
                                                       --------       --------      --------       --------       --------
      Total investment securities
           held to maturity.....................        173,078        160,131       152,822         97,488         90,245
                                                       --------       --------      --------       --------       --------
Mortgage-Backed Securities Held to Maturity:
-------------------------------------------
Government National Mortgage Association........          7,454          9,167         9,457         14,668         20,742
Federal Home Loan Mortgage Corporation..........         80,155         60,086        54,533         75,545        100,566
Federal National Mortgage Association...........         58,389         63,913        64,944         56,656         59,867
Collateralized mortgage obligations.............          4,103          5,140         6,333              -              -
                                                       --------       --------      --------       --------       --------
      Total mortgage-backed securities
          held to maturity......................        150,101        138,306       135,267        146,869        181,175
                                                       --------       --------      --------       --------       --------
 Total..........................................       $338,693       $311,980      $302,133       $274,554       $283,877
                                                       ========       ========      ========       ========       ========
--------------------------------------------------------------------------------------------------------------------------

    Source:  Roma Financial Corporation, preliminary prospectus.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-5
                          Deposit Account Distribution
                         As of December 31, 2004 to 2005
                             (Dollars in Thousands)

-----------------------------------------------------------------------------------------------------------------------------
                                                                       For the Year Ended December 31,
                                               ------------------------------------------------------------------------------
                                                           2005                                        2004
                                               ----------------------------------         -----------------------------------
                                                          Percent      Weighted                      Percent      Weighted
                                                          of Total     Average                       of Total     Average
                                                Balance   Deposits  Interest Rate           Balance  Deposits   Interest Rate
                                                -------   --------  -------------           -------  --------   -------------
                                                                            (Dollars In Thousands)
Demand:
     Non-interest bearing demand              $ 20,661       3.21%         -%             $ 14,246       2.47%          -%
     Interest-bearing demand                   100,721      15.64       0.54                99,937      17.34        0.39
     Money market demand                       107,583      16.71       1.00               118,166      20.50        0.82
                                              --------     ------      -----              --------     ------       -----
                                               228,965      35.56       0.71               232,349      40.32        0.59

Savings and club                               100,526      15.61       0.85               105,460      18.30        0.69

Certificates of deposit                        314,322      48.82       3.48               238,491      41.38        2.51
                                              --------     ------      -----              --------     ------       -----
                                              $643,813     100.00%      1.83%             $576,300     100.00%       1.40%
                                              ========     ======      =====              ========     ======       =====
-----------------------------------------------------------------------------------------------------------------------------

Source:  Roma Finanical Corporation, preliminary prospectus.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit II-6

                             Branch Office Network
                            As of December 31, 2005
                             (Dollars in Thousands)


  =================================================================================================================
                                                                                                Net Book Value
                                                                   Owned                          of Property
                         Location                                or Leased         Opened
  -----------------------------------------------------------------------------------------------------------------

     Corporate Headquarters and                                   Owned              2005            $14,540
       Washington Town Center Office:
     2300 Route 33
     Robbinsville, NJ

     Chambersburg Office                                          Owned              1962               $302
     485 Hamilton Ave.
     Trenton, NJ

     Mercerville Office                                           Owned              1971               $823
     500 Route 33
     Mercerville, NJ

     Yardville Office                                             Owned              1984               $757
     4500 South Broad Street
     Yardville, NJ

     West Trenton Office                                          Owned              1986               $948
     79 West Upper Ferry Rd
     West Trenton, NJ

     Hamilton Center City Office                                  Owned              1991             $4,098
     1155 Whitehorse-Mercerville Rd
     Hamilton, NJ

     South Trenton Office                                         Owned              1993               $755
     1450 South Broad St
     Trenton, NJ

     Florence Township Office                                     Owned              2003             $2,561
     2150 Route 30 North
     Florence Township
     Burlington, NJ

  =================================================================================================================

  Source:  Roma Financial Corp., preliminary prospectus.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                                  Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================
Fully Converted Companies
-------------------------
Ameriana Bancorp       ASBI  IN       449   0.47   5.40     7.93     7.76    13.20     41.9   20.3   20.9  117.5  120.4   9.33  4.85
American Bancorp
  of New Jersey        ABNJ  NJ       517   0.44   3.47    25.10    25.10    10.82    153.3     NM   61.7  118.2  118.2  29.66  1.48
Anchor BanCorp
   Wisconsin           ABCW  WI     4,200   1.22  15.85     7.43     6.99    29.65    647.0   13.2   13.3  207.1  221.2  15.38  2.16
Astoria
  Financial Corp.      AF    NY    22,380   1.02  17.06     6.03     5.25    29.35  3,080.8   13.0   13.0  214.1  248.1  12.92  3.27
Atlantic Liberty
  Financial            ALFC  NY       177   0.28   1.77    16.05    16.05    23.18     39.9     NM   22.2  140.3  140.3  22.52  1.38
Banc Corp.             TBNC  AL     1,415  (0.41) (5.68)    7.42     6.63    11.45    231.0     NM  148.7  219.8  248.4  16.32  0.00
Bank Mutual Corp.      BKMU  WI     3,431   0.80   4.84    15.86    14.46    11.39    709.5   26.5   27.6  130.5  145.5  20.70  2.46
BankAtlantic
  Bancorp Inc.         BBX   FL     6,332   0.92  11.70     8.15     6.90    13.47    752.8   14.6   12.9  158.5  189.7  12.92  1.13
BankFinancial Corp     BFIN  IL     1,614   0.70   5.18    20.36    19.41    15.26    373.4   52.6   31.4  113.6  120.6  23.13  0.00
BankUnited
  Financial Corp.      BKUNA FL    11,259   0.29   5.75     4.64     4.40    26.66    954.3   31.0   32.9  157.6  166.7   7.21  0.08
Benjamin Franklin
  Bancorp Inc          BFBC  MA       867   0.06   0.49    12.47     8.47    13.80    117.2     NA     NA  102.5  157.7  12.77  0.87
Berkshire Hills
  Bancorp Inc.         BHLB  MA     2,036   0.47   4.19    12.09     7.56    33.24    285.3   30.2   19.0  115.4  193.9  13.95  1.68
BFC Financial Corp.    BFCF  FL     7,149   0.17   8.39     2.52     1.32     5.89    201.3   16.4     NA  122.3  258.0   2.83  0.00
Blue River
  Bancshares Inc.      BRBI  IN       221   0.74   9.60     7.90     6.43     6.64     23.3   14.8     NA  133.3  166.4  10.53  0.00
BofI Holding, Inc.     BOFI  CA       681   0.56   5.35    10.12    10.12     7.22     60.5   18.5   18.5   94.9   94.9   8.76  0.00
Broadway
  Financial Corp.      BYFC  CA       292   0.56  10.50     5.74     5.74    11.05     17.2   11.1   11.2  112.8  112.8   5.91  1.81
Brookline
  Bancorp Inc.         BRKL  MA     2,215   1.01   3.61    27.20    25.69    15.05    926.8   41.8   41.8  153.9  166.3  41.86  2.26
Carver Bancorp Inc.    CNY   NY       646   0.50   6.65     7.45     7.45    17.10     42.9   14.0   11.7   89.1   89.1   6.64  1.87
Central Bancorp Inc.   CEBK  MA       537   0.56   7.58     7.29     6.91    29.12     46.3   14.3   14.5  118.2  125.4   8.62  2.47
Central Federal Corp.  CFBK  OH       173  (2.02)(17.69)    9.29     9.29     7.75     35.2     NM     NM  108.1  108.1  10.05  4.65
CFS Bancorp Inc.       CITZ  IN     1,243   0.39   3.45    11.45    11.36    14.64    175.8   34.9   32.8  123.4  124.6  14.14  3.28
Citizens First
  Bancorp Inc.         CTZN  MI     1,654   0.59   5.44    10.19     9.48    29.41    247.8   25.8   27.7  147.0  159.3  14.98  1.22
Citizens South
  Banking Corp.        CSBC  NC       701   0.60   4.40    12.02       NA    12.11    100.4   26.9   25.9  119.2     NA  14.32  2.31
Coastal
  Financial Corp.      CFCP  SC     1,581   1.18  18.63     6.27     6.27    13.82    269.6   16.1   15.8  271.5  271.5  17.04  1.45
Commercial
  Capital Bancorp      CCBI  CA     5,464   1.42  11.09    12.78     5.84    14.50    852.6   11.2   11.8  117.3  277.0  14.99  2.07
Community
  Financial Corp.      CFFC  VA       418   1.05  12.98     8.22     8.22    21.85     46.1   11.3   11.6  134.1  134.1  11.01  2.20
Dime Community
  Bancshares           DCOM  NY     3,126   1.11  12.65     9.33     7.69    13.56    501.1   13.3   12.2  171.9  212.4  16.04  4.13
Downey
  Financial Corp.      DSL   CA    17,094   1.31  19.56     7.07     7.05    62.28  1,734.7    8.0    8.0  143.6  143.9  10.15  0.64
Elmira Savings Bank    ESBK  NY       333   0.86  12.37     6.84     6.74    25.85     31.1   11.3   13.4  136.6  138.8   9.34  3.09

                                     III-1
xxxx
                                                  Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================
ESB Financial Corp.    ESBF  PA     1,853   0.52   7.16     6.85     4.49    11.99    158.8   16.9   14.0  125.2  195.8   8.57  3.34
Federal Trust Corp.    FDT   FL       718   0.59   9.34     6.03     6.03    12.20    101.3   22.6   23.1  232.8  232.8  14.03  1.31
FFD Financial Corp.    FFDF  OH       158   0.89   7.55    11.37    11.37    21.51     25.7   19.6   23.6  143.1  143.1  16.26  2.23
Fidelity Bancorp Inc.  FSBI  PA       699   0.57   9.07     6.01     5.63    18.93     56.1   15.1   15.7  133.4  142.9   8.02  2.75
Fidelity
  Bankshares Inc.      FFFL  FL     4,082   0.85  11.87     6.97     6.50    32.30    811.2   25.2   25.2  284.8  307.3  19.87  0.99
First Bancorp of
  Indiana Inc.         FBEI  IN       286   0.59   5.60    10.20     9.59    22.47     35.0   21.2   29.0  120.3  128.7  12.26  2.67
First Bancshares Inc.  FBSI  MO       239  (0.20) (1.77)   11.15    11.01    17.20     26.7     NM     NM  100.2  101.6  11.17  0.93
First BancTrust Corp.  FBTC  IL       274   0.52   4.66     9.51       NA    12.48     29.6   24.0   25.6  113.5     NA  10.79  1.92
First Capital Inc.     FCAP  IN       438   0.86   8.91     9.57     8.35    19.49     50.5   13.7   13.7  120.3  139.8  11.52  3.49
First Community
  Bank Corp.           FCFL  FL       299   0.97  10.41     8.51     8.38    20.69     68.8   24.1   30.4  270.5  275.1  23.02  0.00
First Defiance
  Financial            FDEF  OH     1,460   0.88   8.26    10.34     7.86    25.80    182.8   15.4   13.7  121.1  163.7  12.51  3.72
First Fed Banc
  of the SW Inc        FFSW  NM       549   0.93   9.72     9.21     8.23    15.17     60.4   12.8   12.8  119.4  134.9  10.99  1.85
First Fed of N
  Michigan Bncp        FFNM  MI       283   0.16   1.43    12.94    11.55     9.69     30.2   69.2   29.7   82.4   93.8  10.66  2.06
First Federal
  Bancshares Inc.      FFBI  IL       335   0.38   5.35     6.58     6.14    18.01     22.4   17.8   21.0   94.3  101.5   6.20  2.67
First Federal
  Bancshares of AR     FFBH  AR       852   0.97  10.27     9.13     9.13    24.00    121.2   16.0   16.0  155.6  155.6  14.21  2.33
First Federal
  Bankshares Inc.      FFSX  IA       588   0.49   4.00    11.64     8.75    22.60     77.1   27.2   28.6  112.7  154.7  13.11  1.77
First Financial
  Holdings Inc.        FFCH  SC     2,566   1.05  15.48     6.66     5.82    31.06    373.8   14.7   15.0  218.6  252.4  14.55  3.09
First Franklin Corp.   FFHS  OH       297   0.45   5.08     8.28     8.28    16.00     26.5   21.9   34.3  107.8  107.8   8.93  2.25
First Keystone
  Financial            FKFS  PA       515   0.09   1.83     5.42     5.42    19.33     39.1     NM     NM  140.3  140.3   7.60  2.28
First Mutual
  Bancshares Inc.      FMSB  WA     1,086   0.99  16.56     5.53     5.53    25.34    134.2   13.6   13.6  223.7  223.7  12.36  1.58
First Niagara
  Finl Group           FNFG  NY     8,065   1.18   6.76    17.04     8.40    14.10  1,532.7   16.8   16.7  111.5  249.6  19.00  3.12
First Niles
  Financial Inc.       FNFI  OH        99   1.05   6.42    16.64    16.64    15.19     21.0   19.2   29.0  128.3  128.3  21.35  4.21
First PacTrust
  Bancorp Inc.         FPTB  CA       735   0.67   5.89    10.45    10.45    28.60    126.4   26.5   26.5  150.5  150.5  15.72  2.03
First Place
  Financial Corp.      FPFC  OH     2,627   0.99  10.46     9.34     6.90    23.24    350.8   13.8   14.0  143.1  198.7  13.36  2.41
FirstBank NW Corp.     FBNW  WA       825   0.96  10.51     9.37     7.23    18.25    108.0   13.9   13.9  142.0  188.5  13.31  2.19
FirstFed
  Financial Corp.      FED   CA    10,457   1.01  17.65     5.46     5.43    57.40    951.0   10.6   10.6  166.6  167.6   9.09  0.00
Flagstar
  Bancorp Inc.         FBC   MI    15,075   0.54  10.66     5.07     5.07    14.74    931.7   11.8   11.8  121.0  121.0   6.13  4.07
Flushing
  Financial Corp.      FFIC  NY     2,353   1.07  14.27     7.50     7.35    15.96    310.7   12.2   11.8  176.0  180.0  13.20  2.76
FMS Financial Corp.    FMCO  NJ     1,231   0.55   9.19     6.10     5.95    19.00    123.8   18.5   18.5  164.9  169.1  10.05  0.63
Franklin Bank Corp.    FBTX  TX     4,471   0.63   8.53     7.44       NA    17.29    404.2   15.3   15.7  121.4     NA   9.04  0.00

                                     III-2

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------

                                                  Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================
Golden West
  Financial            GDW   CA   124,615   1.27  18.72     6.96     6.96    70.05 21,578.3   14.7   14.8  248.9  248.9  17.32  0.46
Great Pee Dee
  Bancorp Inc.         PEDE  SC       216   0.65   4.84    12.21    11.90    15.50     27.9   21.0   20.9  106.1  109.3  12.95  4.13
Greater Atlantic
  Financial            GAFC  VA       337  (1.14)(24.40)    3.95     3.68     5.93     17.9     NM     NM  134.3  144.7   5.31  0.00
GS Financial Corp.     GSLA  LA       181   0.08   0.54    15.84    15.84    17.50     22.5     NM   22.5   78.3   78.3  12.40  2.29
Harbor Florida
  Bancshares Inc.      HARB  FL     3,053   1.61  15.27    10.82    10.70    36.76    884.2   18.2   18.2  267.2  270.4  28.90  2.99
Harleysville
  Savings Financial    HARL  PA       767   0.64  10.36     6.29     6.29    17.39     68.0   14.1   14.2  141.0  141.0   8.86  3.68
Harrington West
  Finl Grp Inc         HWFG  CA     1,140   0.75  14.61     5.23     4.67    15.75     84.8   10.6   10.9  142.4  160.4   7.44  3.17
HF Financial Corp.     HFFC  SD       934   0.49   8.10     5.89     5.39    18.76     67.1   15.5   33.0  122.0  134.0   7.18  2.40
Hingham Instit.
  for Savings          HIFS  MA       628   1.07  13.20     7.71     7.71    38.27     80.6   13.1   13.1  166.3  166.3  12.83  2.09
HMN Financial Inc.     HMNF  MN       991   1.12  12.42     9.15     8.78    32.71    144.7   11.8   11.7  158.9  166.2  14.54  2.93
Home City
  Financial Corp.      HCFC  OH       150   0.55   6.41     8.96     8.81    15.25     12.7   15.1   20.6   95.1   96.9   8.52  2.89
HopFed Bancorp Inc.    HFBC  KY       640   0.69   8.32     7.79     7.06    16.00     58.4   14.3   15.2  117.1  130.4   9.13  3.00
Hudson City
  Bancorp Inc.         HCBK  NJ    28,075   1.14   7.52    18.53    18.53    13.10  7,714.7   27.3   27.5  138.8  138.8  25.71  2.29
Independence
  Cmnty Bank Corp.     ICBC  NY    19,083   1.18   9.31    11.98     5.79    40.52  3,336.1   15.5   15.6  146.0  323.1  17.48  2.67
Independence
  Federal Svgs Bank    IFSB  DC       160   0.16   1.59    10.14    10.14    12.00     18.6     NM     NA  114.9  114.9  11.65  0.00
IndyMac Bancorp, Inc.  NDE   CA    21,452   1.41  22.00     7.11     6.76    38.28  2,468.7    8.4    8.4  161.2  170.2  11.47  4.60
Jefferson
  Bancshares Inc.      JFBI  TN       306   1.04   3.77    25.45    25.45    13.48     92.3   29.3   29.6  119.4  119.4  30.40  1.78
KNBT Bancorp Inc.      KNBT  PA     3,082   0.73   5.37    12.22     8.36    15.96    455.6   22.5   26.2  121.0  184.7  14.78  1.75
Laurel Capital
  Group Inc.           LARL  PA       310   0.66   7.41     9.02     8.08    20.75     41.3   20.2   20.2  148.0  167.0  13.35  3.86
Legacy Bancorp         LEGC  MA       778  (0.31) (2.90)   18.78    18.46    14.50    149.5     NA     NA  102.3  104.5  19.20  0.83
Lincoln Bancorp        LNCB  IN       844   0.14   1.18    11.83     8.90    17.70     95.3     NM   37.2   95.4  131.1  11.29  3.16
LSB Corp.              LSBX  MA       522   0.77   7.14    11.48    11.48    18.01     80.4   19.6   30.1  134.2  134.2  15.41  3.11
LSB Financial Corp.    LSBI  IN       373   0.89  10.21     8.81     8.81    28.98     44.9   13.7   13.7  135.9  135.9  11.97  2.35
MAF Bancorp Inc.       MAFB  IL    10,488   1.03  10.75     9.33     6.52    42.81  1,472.9   13.7   13.7  140.4  206.9  13.09  2.34
MASSBANK Corp.         MASB  MA       899   0.79   6.84    11.71    11.61    33.76    146.1   20.3   21.3  138.8  140.3  16.26  3.20
Matrix Bancorp Inc.    MTXC  CO     2,028   0.88  18.39     4.92     4.92    22.50    170.0    8.7     NA  149.3  149.3   7.35  0.00
Mayflower
  Co-operative Bank    MFLR  MA       239   0.68   8.73     7.83     7.81    13.00     26.9   16.9   15.5  143.8  144.3  11.27  3.08
Meta Financial
  Group Inc.           CASH  IA       755  (0.11) (1.94)    5.58     5.16    21.19     53.3     NM     NM  125.8  136.9   7.03  2.45
MFB Corp.              MFBC  IN       530   0.41   5.87     7.13     6.35    29.70     40.3   18.5   18.5  106.5  120.7   7.60  1.82
Monarch Community
  Bancorp Inc          MCBF  MI       277   0.52   3.60    14.64    11.12    12.60     34.1   22.1   22.6   84.1  115.4  12.32  1.90


                                     III-3

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------

                                                  Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================

MutualFirst
  Financial Inc.       MFSF  IN       972   0.73   7.37     9.14     7.81    20.70     94.2   14.3   14.3  106.1  125.9   9.70  2.71
NASB Financial Inc.    NASB  MO     1,553   1.61  16.69     9.63     9.45    35.45    298.4   12.5   12.5  199.5  203.6  19.22  2.54
NetBank Inc.           NTBK  GA     4,772      -  (0.04)    8.39     6.72     7.23    335.4     NM     NM   83.8  106.4   7.03  1.11
New England
  Bancshares           NEBS  CT       253   0.61   4.57    22.41    21.85    10.71     57.3   44.6     NA  101.0  104.3  22.64  1.12
New Hampshire
  Thrift Bncshrs       NHTB  NH       650   0.89  13.09     7.19     5.42    15.95     67.3   12.4   12.4  144.1  194.7  10.35  3.13
New York
  Community Bancorp    NYB   NY    26,284   1.17   9.15    12.65     5.19    16.90  4,559.2   15.2   14.4  136.0  359.6  17.20  5.92
NewAlliance
  Bancshares Inc.      NAL   CT     6,561   0.81   3.76    19.98    13.70    14.19  1,560.7   28.4   27.7  117.8  185.1  23.53  1.55
NewMil Bancorp Inc.    NMIL  CT       873   1.11  16.39     6.07     5.19    29.68    121.3   14.1   14.5  228.6  269.8  13.89  2.97
North Central
  Bancshares Inc.      FFFD  IA       485   1.05  11.58     9.13     8.19    38.50     58.1   12.0   11.1  131.1  147.7  11.96  3.43
OceanFirst
  Financial Corp.      OCFC  NJ     1,985   1.00  14.43     6.99     6.93    23.61    299.8   14.8   14.8  216.0  218.0  15.10  3.39
Pacific Premier
  Bancorp              PPBI  CA       703   1.18  15.17     7.20     7.20    12.09     75.6   11.2   12.0  149.4  149.4  10.75  0.00
Pamrapo
  Bancorp Inc.         PBCI  NJ       646   1.24  14.06     9.07     9.07    20.30    101.0   12.7   12.8  172.3  172.3  15.63  4.53
Park Bancorp Inc.      PFED  IL       240   0.50   4.20    12.73    12.73    34.53     38.7   31.4   34.0  120.8  120.8  15.38  2.09
Parkvale
  Financial Corp.      PVSA  PA     1,844   0.68  11.27     6.35     4.66    27.98    157.8   12.4   12.5  134.5  186.5   8.54  2.86
Partners Trust
  Financial            PRTR  NY     3,779   0.88   6.02    13.97     7.57    11.82    574.1   17.4   17.5  108.7  215.6  15.19  2.37
PennFed Financial
  Services Inc         PFSB  NJ     2,161   0.74  12.29     5.75     5.75    17.94    233.0   16.0   15.6  188.1  188.1  10.80  1.56
Peoples Bancorp        PFDC  IN       492   0.81   6.13    13.18    12.72    21.50     71.7   17.9   17.9  110.3  114.9  14.53  3.53
Peoples Community
  Bancorp Inc.         PCBI  OH     1,041   0.21   2.52     8.27     5.95    20.40     90.3   40.8   28.5  104.9  149.4   8.67  2.94
PFF Bancorp Inc.       PFB   CA     4,063   1.30  14.88     8.64     8.61    31.48    766.3   15.4   15.6  218.2  219.0  18.86  2.16
Pocahontas
  Bancorp Inc.         PFSL  AR       752   0.40   5.70     6.99     5.24    13.02     60.4   19.7   22.9  115.0  156.5   8.04  2.46
Provident
  Financial Holdings   PROV  CA     1,576   1.44  18.44     8.28     8.28    29.05    205.0    8.9   10.9  151.9  152.0  12.58  2.07
Provident
  Financial Services   PFS   NJ     6,052   0.94   5.32    17.78    11.42    18.38  1,262.0   20.9   21.0  117.2  196.7  20.85  1.96
Provident New York
  Bancorp              PBNY  NY     2,630   0.84   5.33    14.93     9.03    12.05    517.8   24.1   23.8  132.1  233.7  19.72  1.66
Pulaski
  Financial Corp.      PULB  MO       806   1.00  15.76     6.16     6.11    16.05    154.6   19.1   19.1  273.4  275.7  16.84  1.99
PVF Capital Corp.      PVFC  OH       877   0.64   7.95     7.72     7.72    10.10     77.9   15.3   15.3  115.2  115.2   8.89  2.93
Rainier Pacific
  Finl Group Inc       RPFG  WA       871   0.34   3.04     9.73     9.71    16.00    107.1   37.2   40.0  116.5  116.7  11.33  1.50
River Valley Bancorp   RIVR  IN       315   0.76  10.01     7.35     7.34    18.75     29.8   14.2   13.5  128.9  129.0   9.47  4.16
Riverview Bancorp Inc. RVSB  WA       739   1.32  10.59    12.30     8.98    27.25    158.4   17.0   17.6  174.1  247.7  21.42  2.50
Rome Bancorp Inc.      ROME  NY       309   1.13   4.29    30.27    30.27    11.75    113.7   32.6   32.3  121.6  121.6  36.81  2.55
Severn Bancorp Inc.    SVBI  MD       823   1.86  22.15     8.41     8.37    20.00    166.4   11.4   11.9  240.3  241.4  20.20  1.20


                                     III-4

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------

                                                  Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================

Sound Federal
  Bancorp Inc.         SFFS  NY     1,149   0.44   3.63    11.19    10.10    20.35    250.8   49.6   52.6  194.9  218.7  21.82  1.47
South Street
  Financial Corp.      SSFC  NC       236   0.70   6.09    10.81    10.81     9.45     28.4   17.8   17.8  111.0  111.0  12.00  4.23
SouthFirst
  Bancshares Inc.      SZB   AL       136  (0.05) (0.62)    7.49     7.12    11.70      8.3     NM   18.6   81.3   85.9   6.09  3.42
Sovereign
  Bancorp Inc.         SOV   PA    63,679   1.11  11.92     9.13     4.74    21.03  7,591.3   11.9   12.3  129.7  261.8  11.84  1.14
Synergy Finl
  Group Inc.           SYNF  NJ       974   0.49   4.46     9.78     9.70    13.50    154.5   33.8   33.6  163.6  165.1  16.00  1.48
Teche Holding
  Company              TSH   LA       683   0.79   8.83     9.02     8.49    40.00     90.6   17.2   18.1  147.6  157.7  13.31  2.70
TF Financial Corp.     THRD  PA       661   0.96  10.16     9.47     8.83    30.55     88.6   14.0   14.0  132.4  143.0  12.54  2.49
TierOne Corp.          TONE  NE     3,222   1.05  11.28     9.59     8.09    31.35    569.0   15.9   15.9  184.2  221.8  17.66  0.77
Timberland
  Bancorp Inc.         TSBK  WA       548   1.31   9.72    13.87    12.69    26.99    101.7   13.7   13.7  133.5  147.9  18.51  2.37
TrustCo Bank
  Corp NY              TRST  NY     2,913   2.07  26.07     7.85     7.83    12.13    907.0   15.6   16.7  396.7  397.6  31.14  5.28
Union Community
  Bancorp              UCBC  IN       260   0.11   0.86    12.72    11.83    26.75     51.9     NM   39.0  156.7  170.3  19.94  2.24
United Community
  Finl Corp.           UCFC  OH     2,529   0.96   8.89    10.47     9.19    11.94    370.9   14.9   15.1  140.1  162.0  14.67  3.02
Washington
  Federal Inc.         WFSL  WA     8,305   1.84  12.45    14.43    13.84    23.61  2,056.6   14.2   14.0  171.5  180.0  24.75  3.39
Washington
  Mutual Inc.          WM    WA   343,119   1.05  14.62     8.05     5.73    42.28 41,941.2   11.3   11.2  151.3  217.8  12.18  4.73
Washington
  Savings Bank FSB     WSB   MD       518   1.33  13.41    11.02    11.02     8.65     64.1   11.2   10.3  112.2  112.2  12.36  0.00
Wayne Savings
  Bancshares           WAYN  OH       398   0.03   0.27     8.93     8.42    15.25     50.9     NM   44.2  143.3  152.8  12.80  3.15
Willow Grove
  Bncp Inc.            WGBC  PA     1,578   0.65   5.57    12.75     6.47    16.90    251.0   25.6   19.0  124.1  262.0  15.82  2.84
WSFS Financial Corp.   WSFS  DE     2,847   1.06  14.99     6.39     6.34    61.53    405.9   15.6   15.5  223.0  224.9  14.26  0.46
WVS Financial Corp.    WVFC  PA       444   0.64   9.32     6.51     6.51    16.25     38.1   14.5   14.6  132.2  132.2   8.60  3.94

Average                 NA   NA     6,485   0.74   8.21    10.11     8.99       NA    919.7   19.1   21.0  145.7  169.8  14.10  2.27
Median                  NA   NA       848   0.77   8.29     9.13     7.86       NA    115.5   15.6   16.0  133.8  154.7  12.92  2.30


                                      III-5

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------

                                                   Exhibit III
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================

MHC Companies
-------------
Abington
  Community Bncp       ABBC  PA       844   0.79   5.27    13.89    13.89    13.32    211.4   32.5   32.3  180.3  180.3  25.04  1.50
Atlantic Coast
  Fed Corp             ACFC  GA       733   0.60   4.28    13.30    12.94    14.44    209.7   49.8   49.8  215.1  221.9  28.60  2.22
BCSB Bankcorp Inc.     BCSB  MD       813   0.05   0.93     5.01     4.71    13.39     79.2     NM     NM  194.4  207.6   9.74  3.73
Brooklyn Federal
  Bancorp              BFSB  NY       357   1.15   6.22    21.40    21.40    11.40    150.8     NA     NA  197.4  197.4  42.25  0.00
Capitol
  Federal Finl         CFFN  KS     8,319   0.71   6.95    10.36    10.36    32.00  2,376.4   39.0   39.0  269.6  269.6  27.94  6.25
Charter
  Financial Corp.      CHFN  GA     1,095   1.29   5.25    24.38    23.99    38.36    760.7   54.8   89.4  283.9  290.2  69.24  4.69
Cheviot Financial      CHEV  OH       292   0.76   2.78    25.64    25.64    11.61    115.2   52.8   52.8  153.9  153.9  39.47  2.41
Clifton Svngs
  Bncp Inc.            CSBK  NJ       837   0.51   2.14    23.75    23.75    10.30    313.4     NM   72.5  157.6  157.6  37.43  1.94
Colonial
  Bkshrs Inc.          COBK  NJ        NA     NA     NA       NA       NA    11.00     49.7     NA     NA  139.1  139.1  15.19  0.00
FedFirst
  Financial Corp.      FFCO  PA       282  (0.33) (2.84)   16.39    16.07     9.07     60.0     NA     NA  129.6  132.7  21.24  0.00
First Fed
  Finl Srvcs           FFFS  IL       139   1.44   5.37    26.79    26.79    16.50     64.7   31.7   31.7  173.1  173.1  46.37  2.67
Gouverneur Bancorp     GOV   NY       123   0.95   5.98    15.48    15.48    11.75     26.9   24.5   26.0  141.2  141.2  21.86  2.55
Greater Delaware
  Valley               ALLB  PA       383   0.26   2.90     9.13     9.13    25.00     86.0     NM   72.5  250.9  250.9  22.45  1.44
Greene County
  Bncp Inc.            GCBC  NY       295   0.86   7.78    11.34    11.34    15.00     62.0   24.6   24.6  183.4  183.4  20.80  3.07
Heritage
  Financial Group      HBOS  GA       364   0.83   5.18    18.96    18.96    11.30    127.0   36.5   36.4  184.1  184.1  34.92  1.77
Home Federal
  Bancorp              HOME  ID       696   1.04   6.76    14.83    14.83    12.83    194.4   27.3   28.9  188.4  188.4  27.93  1.71
Investors
  Bancorp Inc.         ISBC  NJ     5,126     NA     NA    17.31    17.31    12.90  1,500.0     NA     NA  169.0  169.0  29.26  0.00
Jacksonville
  Bancorp              JXSB  IL       254   0.33   4.05     7.87     6.80    13.25     26.1   32.3   32.8  130.5  152.9  10.28  2.26
Kearny
  Financial Corp       KRNY  NJ     2,063   0.82   3.59    24.55    21.37    13.44    975.2   58.4   83.4  192.6  230.6  47.28  1.49
Kentucky First
  Federal              KFFB  KY       264   0.75   3.16    24.78    20.14    11.25     96.9     NA     NA  149.0  194.7  36.93  3.56
K-Fed Bancorp          KFED  CA       748   0.75   5.40    12.36    11.84    12.20    175.3   33.0   33.0  189.8  199.4  23.46  2.30
Magyar Bancorp Inc.    MGYR  NJ        NA     NA     NA       NA       NA    10.75     63.7     NA     NA     NA     NA     NA  0.00
Naugatuck
  Valley Finl          NVSL  CT       355   0.62   3.66    14.34    14.29    10.57     80.4   40.7   40.9  157.7  158.4  22.62  1.89
Northwest
  Bancorp Inc.         NWSB  PA     6,477   0.89   9.95     9.04     6.71    23.00  1,157.2   20.5   20.6  197.6  273.1  17.87  2.78
Ocean Shore
  Holding Co.          OSHC  NJ       544   0.57   5.07    11.14    11.14    11.69    102.4   32.5   32.5  169.1  169.1  18.84  0.00
Oneida
  Financial Corp.      ONFC  NY       437   0.89   7.30    12.27     9.29    10.85     83.5   21.7   22.8  154.6  211.2  18.96  4.06
Pathfinder
  Bancorp Inc.         PBHC  NY       297   0.15   2.16     7.05     5.70    12.39     30.5   65.2   50.7  145.8  182.9  10.28  3.31
People's Bank          PBCT  CT    10,933   1.27  11.06    11.79    10.92    31.40  4,446.2   32.4   36.2  345.1  376.1  40.67  2.80
Prudential
  Bncp Inc. PA         PBIP  PA       447   0.86   4.78    20.48    20.48    13.40    167.5     NA     NA  182.9  182.9  37.44  1.19


                                     III-6

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------

                                                 [Exhibit III]
                                Financial and Market Data for All Public Thrifts

====================================================================================================================================
                                                            Total    Tang.  Closing    Total Price/ Price/ Price/ Price/ Price/
                                     Total    LTM    LTM  Equity/  Equity/    Price   Market    LTM   Core   Book  Tang. Total  Div.
                                    Assets    ROA    ROE   Assets   Assets   3/8/06    Value    EPS    EPS  Value  Book Assets Yield
        Company      Ticker  State ($Mil.)    (%)    (%)      (%)      (%)      ($)  ($Mil.)    (x)    (x)   (%)    (%)    (%)   (%)
====================================================================================================================================
PSB Holdings Inc.      PSBH  CT       402   0.66   4.33    13.08    11.23    10.74     74.5     NA     NA  141.6  168.6  18.53  2.23
Rockville
  Financial Inc.       RCKB  CT     1,010   0.31   2.87    14.89    14.80    14.02    272.5     NA     NA  181.2  182.5  26.98  0.00
SI Financial
  Group Inc.           SIFI  CT       692   0.52   4.19    11.57    11.54    10.95    137.6   39.1     NA  171.9  172.3  19.88  1.10
United
  Financial
  Bancorp              UBNK  MA       907   0.51   4.45    15.11    15.11    11.64    200.3     NA     NA  146.2  146.2  22.09  1.72
Wauwatosa
  Holdings Inc.        WAUW  WI     1,511   0.40   3.57    15.33    15.33    12.45    411.3     NA     NA  177.4  177.4  27.19  0.00
Westfield
  Financial Inc.       WFD   MA       805   0.77   5.27    14.39    14.39    24.52    239.2   38.3   38.4  198.2  198.2  28.52  2.45

Average                 NA   NA     1,480   0.69   4.68    15.39    14.78    15.11    432.2   37.5   43.1  183.6  194.6  27.87  1.97
Median                  NA   NA       692   0.75   4.62    14.39    14.39    12.45    137.6   33.0   36.3  178.9  182.9  26.01  1.94

Note:  Includes all public thrifts listed on NYSE, AMEX, and NASDAQ stock exchanges.

Source:  SNL Financial.

                                     III-7

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit IV-1
               Pro Forma Assumptions for Full Conversion Valuation


1. The total amount of the net offering proceeds was fully invested at the beginning of the applicable period. 1.0% of the shares offered will be contributed to a charitable foundation to be established by Roma Bank upon completion of the offering.

2. The net offering proceeds are invested to yield a return of 4.38%, which represented the yield on one-year U.S. Treasury securities at December 31, 2005. The effective income tax rate was assumed to be 35.0%, resulting in a net after-tax yield of 2.85%.

3. It is assumed that 8.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's employee stock ownership plan ("ESOP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual expense is estimated based on a ten-year loan period. No reinvestment is assumed on proceeds used to fund the ESOP.

4. It is assumed that 4.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's restricted stock plan ("RSP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP. The annual expense is estimated based on a five-year vesting period. No reinvestment is assumed on proceeds used to fund the RSP.

5. It is assumed that the stock option plan had been approved by stockholders of Roma Financial Corporation and that Roma Financial Corporation had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 10.0% of the of the shares offered for sale and shares held by the foundation. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period.

6.    Fixed offering expenses are estimated at $1,000,000.

7. Marketing fees for the stock offering are estimated at 1.25% of the amount of stock sold in the offering, excluding sales to directors, officers, employees, and stock-benefit plans.

8.    Cash totaling $200,000 will be contributed to the charitable foundation.

9. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the offering.

10. No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit IV-2

                         Pro Forma Stock Offering Range
                           Roma Financial Corporation
               Historical Financial Data as of December 31, 2005
                 (Dollars in Thousands, Except per Share Data)


                                                         Minimum         Midpoint          Maximum        Adj. Max.
========================================================================================================================
  Shares offered                                      19,125,000       22,500,000       25,875,000       29,756,250
  Shares issued to Foundation                            616,935          725,806          834,677          959,879
  Shares sold                                         18,508,065       21,774,194       25,040,323       28,796,371
  Offering price                                          $10.00           $10.00           $10.00           $10.00
------------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                        $185,081         $217,742         $250,403         $287,964
  Less:  estimated expenses                               (3,122)          (3,497)          (3,871)          (4,302)
                                                        ---------        --------         --------         --------
      Net offering proceeds                              181,958          214,245          246,532          283,662
  Less:  ESOP purchase                                   (15,300)         (18,000)         (20,700)         (23,805)
  Less:  RSP purchase                                     (7,650)          (9,000)         (10,350)         (11,903)
  Less:  Cash contribution to foundation                    (200)            (200)            (200)            (200)
                                                        ---------        --------         --------         --------
      Net investable proceeds                           $158,808         $187,045         $215,282         $247,754
------------------------------------------------------------------------------------------------------------------------
  Net Income: (LTM period)
       LTM ended 12/31/05                                 $7,535           $7,535           $7,535           $7,535
       Pro forma income on net proceeds                    4,526            5,331            6,136            7,061
       Pro forma ESOP adjustment                            (995)          (1,170)          (1,346)          (1,547)
       Pro forma RSP adjustment                             (995)          (1,170)          (1,346)          (1,547)
       Pro forma option adjustment                        (1,386)          (1,631)          (1,876)          (2,157)
                                                          ------           ------           ------           ------
           Pro forma net income                           $8,685           $8,895           $9,103           $9,345
                                                          ------           ------           ------           ------
           Pro forma earnings per share                    $0.49            $0.42            $0.38            $0.34
                                                                                                                    ----
--------------------------------------------------------------------------------------------------------------------
  Core Earnings: (LTM period)
       LTM ended 12/31/05                                 $7,526           $7,526           $7,526           $7,526
       Pro forma income on net proceeds                    4,526            5,331            6,136            7,061
       Pro forma ESOP adjustment                            (995)          (1,170)          (1,346)          (1,547)
       Pro forma RSP adjustment                             (995)          (1,170)          (1,346)          (1,547)
       Pro forma option adjustment                        (1,386)          (1,631)          (1,876)          (2,157)
                                                          ------           ------           ------           ------
           Pro forma core earnings                        $8,676           $8,886           $9,094           $9,336
                                                          ------           ------           ------           ------
           Pro forma core earnings per share               $0.49            $0.42            $0.38            $0.34
------------------------------------------------------------------------------------------------------------------------
 Total Equity                                           $138,658         $138,658         $138,658         $138,658
       Net offering proceeds                             181,958          214,245          246,532          283,662
       Add:   Foundation tax-benefit                       2,159            2,540            2,921            3,360
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Less:  ESOP purchase                              (15,300)         (18,000)         (20,700)         (23,805)
       Less:  RSP purchase                                (7,650)          (9,000)         (10,350)         (11,903)
                                                        --------         --------         --------         --------
           Pro forma total equity                       $299,625         $328,243         $356,861         $389,772
                                                        --------         --------         --------         --------
           Pro forma book value                           $15.67           $14.59           $13.79           $13.10
------------------------------------------------------------------------------------------------------------------------
 Tangible Equity                                        $138,086         $138,086         $138,086         $138,086
       Net offering proceeds                             181,958          214,245          246,532          283,662
       Add:   Foundation tax-benefit                       2,159            2,540            2,921            3,360
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Less:  ESOP purchase                              (15,300)         (18,000)         (20,700)         (23,805)
       Less:  RSP purchase                                (7,650)          (9,000)         (10,350)         (11,903)
                                                        --------         --------         --------         --------
           Pro forma tangible equity                    $299,053         $327,671         $356,289         $389,200
                                                        --------         --------         --------         --------
           Pro forma tangible book value                  $15.64           $14.56           $13.77           $13.08
------------------------------------------------------------------------------------------------------------------------
 Total Assets                                           $797,760         $797,760         $797,760         $797,760
       Net offering proceeds                             181,958          214,245          246,532          283,662
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Add:   Foundation tax-benefit                       2,159            2,540            2,921            3,360
       Less:  ESOP purchase                              (15,300)         (18,000)         (20,700)         (23,805)
       Less:  RSP purchase                                (7,650)          (9,000)         (10,350)         (11,903)
                                                        --------         --------       ----------       ----------
           Pro forma total assets                       $958,727         $987,345       $1,015,963       $1,048,874
------------------------------------------------------------------------------------------------------------------------

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit IV-3

                  Pro Forma Fully Converted Analysis at Maximum
                           Roma Financial Corporation
               Historical Financial Data as of December 31, 2005


===============================================================================================================================
  Valuation Parameters                             Symbol                                           Data
  --------------------                             ------                                           ----
  Net income -- LTM                                   Y                               $         7,527,000
  Core earnings -- LTM                                Y                                         7,527,000
  Net worth                                           B                                       138,851,000
  Tangible net worth                                  B                                       138,279,000
  Total assets                                        A                                       797,802,000
  Expenses in conversion                              X                                         4,713,675
  Other proceeds not reinvested                       O                                        25,771,500
  ESOP purchase                                       E                                        20,700,000
  ESOP expense (pre-tax)                              F                                         2,070,769
  RSP purchase                                        M                                         5,071,500
  RSP expense (pre-tax)                               N                                         1,013,846
  Stock option expense (pre-tax)                      Q                                         1,014,300
  Option expense tax-deductible                       D                                            30.00%
  Re-investment rate (after-tax)                      R                                             2.85%
  Tax rate                                            T                                            35.00%
  Shares for EPS                                      S                                            92.80%

  Pro Forma Valuation Ratios at Maximum Value
  Price / EPS -- LTM                                 P/E                                            21.74 x
  Price / Core EPS -- LTM                            P/E                                            21.74 x
  Price / Book Value                                 P/B                                           70.47%
  Price / Tangible Book                              P/TB                                          70.57%
  Price / Assets                                     P/A                                           25.22%

  Pro Forma Calculation at Maximum Value                                                                        Based on

             V    =         (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)-(Q-Q*D*T)))         =   $258,750,000        [LTM earnings]
                            ---------------------------------------------
                                          1 - (P/E / S) * R

             V    =              (P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))              =   $258,750,000        [Core earings]
                                 -----------------------------------
                                          1 - (P/E / S) * R

             V    =                     P/B * (B - X - E - M)                     =   $258,750,000        [Book value]
                                        ---------------------
                                               1 - P/B

             V    =                    P/TB * (B - X - E - M)                     =   $258,750,000        [Tangible book]
                                       ----------------------
                                              1 - P/TB

             V    =                     P/A * (B - X - E - M)                     =   $258,750,000        [Total assets]
                                        ---------------------
                                               1 - P/A

  Pro Forma Valuation Range
  Minimum =               $225,000,000       x     0.85    =     $191,250,000
  Midpoint  =             $225,000,000       x     1.00    =     $225,000,000
  Maximum =               $225,000,000       x     1.15    =     $258,750,000
  Adj. Max.               $258,750,000       x     1.15    =     $297,562,500

===============================================================================================================================

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit IV-4

                     Comparative Valuation Ratio Differtial
                       Pro Forma Fully Converted Valuation
                           Roma Financial Cororation
              Computed from Market Price Data as of March 8, 2006

===================================================================================================


                                                                          Comparative       All
            Valuation                                  Roma               Group           Public
               Ratio               Symbol           Financial            Average          Average

                                                                        ---------------------------
    Price / LTM EPS                   P/E                                   29.2             18.9
                                                                        ---------------------------
                                                    -----------
      Minimum                         (X)              20.4                -30.2%             8.0%
      Midpoint                                         23.8                -18.6%            26.0%
      Maximum                                          26.3                -10.0%            39.2%
      Adj. Maximum                                     29.4                  0.6%            55.6%
                                                    -----------

                                                                        ---------------------------
    Price / Core EPS                  P/E                                   31.1             20.7
                                                                        ---------------------------
                                                    -----------
      Minimum                         (X)              20.4                -34.4%            -1.4%
      Midpoint                                         23.8                -23.4%            15.0%
      Maximum                                          26.3                -15.4%            27.1%
      Adj. Maximum                                     29.4                 -5.4%            42.1%
                                                    -----------

                                                                        ---------------------------
     Price / Book Value               P/B                                   95.2             145.3
                                                                        ---------------------------
                                                    -----------
      Minimum                         (%)              63.8                -33.0%           -56.1%
      Midpoint                                         68.5                -28.0%           -52.8%
      Maximum                                          72.5                -23.8%           -50.1%
      Adj. Maximum                                     76.3                -19.8%           -47.5%
                                                    -----------

                                                                        ---------------------------
     Price / Tangible Book           P/TB                                   96.4             168.4
                                                                        ---------------------------
                                                    -----------
      Minimum                         (%)              63.9                -33.7%           -62.0%
      Midpoint                                         68.7                -28.8%           -59.2%
      Maximum                                          72.6                -24.7%           -56.9%
      Adj. Maximum                                     76.5                -20.7%           -54.6%
                                                    -----------

                                                                        ---------------------------
     Price / Total Assets             P/A                                   26.90            13.9
                                                                        ---------------------------
                                                    -----------
      Minimum                         (%)             19.95                -25.8%            43.4%
      Midpoint                                        22.79                -15.3%            63.8%
      Maximum                                         25.47                 -5.3%            83.1%
      Adj. Maximum                                    28.37                  5.5%           104.0%
                                                    -----------

===================================================================================================

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                   Exhibit V-1
                  Pro Forma Assumptions for MHC Stock Offering

1. The aggregate common stock sold in the stock offering will amount to 30% of total shares outstanding. In addition, Roma Financial Corporation intends to contribute to a charitable foundation to be established by Roma Bank 1% of its total common stock outstanding upon completion of the offering. Roma Financial Corporation, MHC, will own the remaining 69% of common stock.

2. The total amount of the net offering proceeds was fully invested at the beginning of the applicable period.

3. The net offering proceeds are invested to yield a return of 4.38%, which represented the yield on one-year U.S. Treasury securities at December 31, 2005. The effective income tax rate was assumed to be 35.0%, resulting in a net after-tax yield of 2.85%.

4. It is assumed that 8.0% of the shares offered for sale and shares held by the foundation at the initial offering price will be acquired by the Company's employee stock ownership plan ("ESOP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP. The annual expense is estimated based on a ten-year loan period. No reinvestment is assumed on proceeds used to fund the ESOP.

5. It is assumed that 1.96% of total shares outstanding (or 6.53% of the shares offered for sale) will be acquired by the Company's restricted stock plan ("RSP"). Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP. The annual expense is estimated based on a five-year vesting period. No reinvestment is assumed on proceeds used to fund the RSP.

6. It is assumed that an additional 4.90% of the total shares outstanding will be reserved for issuance by the Company's stock option plan. The pro forma net income has been adjusted to reflect the expense associated with the granting of options at an assumed options value of $4.05 per share. It is further assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period, 30% of the options granted were non-qualified options for income tax purposes, the options would vest at a rate of 20% per year, and compensation expense will be recognized on a straight-line basis over the five-year vesting period.

7.    Fixed offering expenses are estimated at $1,000,000.

8. Marketing fees for the stock offering are estimated at 1.25% of the amount of stock sold in the offering, excluding sales to directors, officers, employees, and stock-benefit plans.

9.    Cash totaling $200,000 will be contributed to the charitable foundation.

10. No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the offering.

11. No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

Feldman Financial Advisors, Inc.
--------------------------------------------------------------------------------


                                  Exhibit V-2

                       Pro Forma MHC Stock Offering Range
                           Roma Financial Corporation
               Historical Financial Data as of December 31, 2005
                 (Dollars in Thousands, Except Per Share Data)



                                                         Minimum         Midpoint          Maximum        Adj. Max.
========================================================================================================================
  Shares offered                                      19,125,000       22,500,000       25,875,000       29,756,250
  Shares issued to foundation               1%           191,250          225,000          258,750          297,563
  Shares sold         30%                              5,737,500        6,750,000        7,762,500        8,926,875
  Offering price                                          $10.00           $10.00           $10.00           $10.00
------------------------------------------------------------------------------------------------------------------------
  Gross proceeds                                         $57,375          $67,500          $77,625          $89,269
  Less:  estimated expenses                               (1,658)          (1,774)          (1,890)          (2,024)
                                                         -------          -------          -------          -------
      Net offering proceeds                               55,717           65,726           75,735           87,245
  Less:  ESOP purchase                                    (4,743)          (5,580)          (6,417)          (7,380)
  Less:  RSP purchase                                     (3,749)          (4,410)          (5,072)          (5,832)
  Less:  Cash contribution to foundation                    (200)            (200)            (200)            (200)
                                                         -------          -------          -------          -------
      Net investable proceeds                            $47,025          $55,536          $64,046          $73,833
====================================================================================================================
  Net Income: (LTM period)
       LTM ended 12/31/05                                 $7,535           $7,535           $7,535           $7,535
       Pro forma income on net proceeds                    1,340            1,583            1,825            2,104
       Pro forma ESOP adjustment                            (308)            (363)            (417)            (480)
       Pro forma RSP adjustment                             (487)            (573)            (659)            (758)
       Pro forma option adjustment                          (679)            (799)            (919)          (1,057)
                                                          ------           ------           ------           ------
           Pro forma net income                           $7,401           $7,383           $7,365           $7,344
                                                          ------           ------           ------           ------
           Pro forma earnings per share                    $0.40            $0.34            $0.29            $0.25
====================================================================================================================
  Core Earnings: (LTM period)
       LTM ended 12/31/05                                 $7,526           $7,526           $7,526           $7,526
       Pro forma income on net proceeds                    1,340            1,583            1,825            2,104
       Pro forma ESOP adjustment                            (308)            (363)            (417)            (480)
       Pro forma RSP adjustment                             (487)            (573)            (659)            (758)
       Pro forma option adjustment                          (679)            (799)            (919)          (1,057)
                                                          ------           ------           ------           ------
           Pro forma core earnings                        $7,392           $7,374           $7,356           $7,335
                                                         -------          -------          -------           ------
           Pro forma core earnings per share               $0.40            $0.33            $0.29            $0.25
------------------------------------------------------------------------------------------------------------------------
 Total Equity                                           $138,658         $138,658         $138,658         $138,658
       Net offering proceeds                              55,717           65,726           75,735           87,245
       Add:  Foundation tax-benefit                          669              788              906            1,041
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Less:  ESOP purchase                               (4,743)          (5,580)          (6,417)          (7,380)
       Less:  RSP purchase                                (3,749)          (4,410)          (5,072)          (5,832)
                                                        --------         --------         --------         --------
           Pro forma total equity                       $186,353         $194,982         $203,610         $213,533
                                                        --------         --------         --------         --------
           Pro forma book value                            $9.74            $8.67            $7.87            $7.18
------------------------------------------------------------------------------------------------------------------------
 Tangible Equity                                        $138,086         $138,086         $138,086         $138,086
       Net offering proceeds                              55,717           65,726           75,735           87,245
       Add:   Foundation tax-benefit                         669              788              906            1,041
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Less:  ESOP purchase                               (4,743)          (5,580)          (6,417)          (7,380)
       Less:  RSP purchase                                (3,749)          (4,410)          (5,072)          (5,832)
                                                        --------         --------         --------         --------
           Pro forma tangible equity                    $185,781         $194,410         $203,038         $212,961
                                                        --------         --------         --------         --------
           Pro forma tangible book value                   $9.71            $8.64            $7.85            $7.16
====================================================================================================================
 Total Assets                                           $797,760         $797,760         $797,760         $797,760
       Net offering proceeds                              55,717           65,726           75,735           87,245
       Add:   Foundation tax-benefit                         669              788              906            1,041
       Less:  Contribution to foundation                    (200)            (200)            (200)            (200)
       Less:  ESOP purchase                               (4,743)          (5,580)          (6,417)          (7,380)
       Less:  RSP purchase                                (3,749)          (4,410)          (5,072)          (5,832)
                                                        --------         --------         --------         --------
           Pro forma total assets                       $845,455         $854,084         $862,712         $872,635
====================================================================================================================

                                      V-2